Filed pursuant to Rule 433
                                                     Registration No.:333-138183

             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2007-HE1
                             FREE WRITING PROSPECTUS
             -------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1260840/000091412106003401/
se5955075-s3a1.txt

           IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                   DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED JANUARY 16, 2007

PROSPECTUS SUPPLEMENT DATED JANUARY  , 2007
                                         (To Prospectus dated December 11, 2006)

                                  $632,071,000
                                  (Approximate)

             Securitized Asset Backed Receivables LLC Trust 2007-HE1
                                 Issuing Entity

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                               Sutton Funding LLC
                                     Sponsor

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2007-HE1

o Securitized Asset Backed Receivables LLC Trust 2007-HE1 is issuing certificates in 17 or more classes, but is offering only 13 classes through this prospectus supplement.


                                                                          Average Life to
        Expected Principal    Expected Ratings                            Call(3)/Maturity    Principal Payment Window to
Class       Amount(1)        (S&P/Moody's/Fitch)   Pass-Through Rate(2)      (years)(4)           Call(3)/Maturity(4)
-----   ------------------   -------------------   --------------------   ----------------   -----------------------------
A-2A      $ 246,146,000          AAA/Aaa/AAA       1 mo. LIBOR + [___]%     1.00 / 1.00      02/07 - 11/08 / 02/07 - 11/08
A-2B      $  70,056,000          AAA/Aaa/AAA       1 mo. LIBOR + [___]%     2.00 / 2.00      11/08 - 05/09 / 11/08 - 05/09
A-2C      $  81,759,000          AAA/Aaa/AAA       1 mo. LIBOR + [___]%     3.00 / 3.00      05/09 - 12/11 / 05/09 - 12/11
A-2D      $  57,353,000          AAA/Aaa/AAA       1 mo. LIBOR + [___]%     6.03 / 7.80      12/11 - 05/13 / 12/11 - 03/22
M-1       $  56,473,000          AA+/Aa1/AA+       1 mo. LIBOR + [___]%     3.79 / 3.79      06/10 - 04/11 / 06/10 - 04/11
M-2       $  28,462,000           AA/Aa2/AA        1 mo. LIBOR + [___]%     5.23 / 5.26      04/11 - 05/13 / 04/11 - 11/13
M-3       $  17,446,000          AA-/Aa3/AA-       1 mo. LIBOR + [___]%     6.32 / 9.15      05/13 - 05/13 / 11/13 - 10/19
M-4       $  15,151,000           A+/A1/A+         1 mo. LIBOR + [___]%     4.45 / 4.88      05/10 - 05/13 / 05/10 - 09/17
M-5       $  14,232,000            A/A2/A          1 mo. LIBOR + [___]%     4.42 / 4.83      04/10 - 05/13 / 04/10 - 03/17
M-6       $  12,855,000           A-/A3/A-         1 mo. LIBOR + [___]%     4.40 / 4.77      04/10 - 05/13 / 04/10 - 09/16
B-1       $  12,855,000        BBB+/Baa1/BBB+      1 mo. LIBOR + [___]%     4.38 / 4.71      03/10 - 05/13 / 03/10 - 02/16
B-2       $  10,560,000         BBB/Baa2/BBB       1 mo. LIBOR + [___]%     4.37 / 4.63      03/10 - 05/13 / 03/10 - 06/15
B-3       $   8,723,000        BBB-/Baa3/BBB-      1 mo. LIBOR + [___]%     4.36 / 4.54      02/10 - 05/13 / 02/10 - 10/14


------------------------

(1)   Subject to a variance of plus or minus 5%.

(2) The pass-through rate for each class of certificates will be equal to the sum of one month LIBOR plus a fixed margin, subject to a cap on those pass-through rates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal".

(3)   Pricing assumes 10% optional clean-up call is exercised.

(4)   Based on 100% of the applicable prepayment assumption.

Each class of certificates will receive monthly distributions of interest, principal or both, beginning on February 26, 2007.

Assets of the Issuing Entity--

o Closed end, adjustable- and fixed-rate subprime loans secured by first- or second-lien mortgages or deeds of trust on residential real properties.

Credit Enhancement--

o Subordination of the subordinated certificates to the senior certificates as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal"; and

o Excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions".

Interest Rate Support--

o An interest rate swap agreement with Barclays Bank PLC, as swap provider, for the benefit of the LIBOR certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement".

o A basis risk cap agreement with Barclays Bank PLC, as cap provider, for the benefit of the Class M and Class B certificates as described in this prospectus supplement under "Description of the Certificates--Basis Risk Cap Agreement".

--------------------------------------------------------------------------------
      You should consider carefully the risk factors beginning on page S-25 of this prospectus supplement and page 16 in the prospectus.

      The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor, the sponsor, nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

      You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      We will not list the offered certificates on any national securities exchange or on any automated quotation system.

                                Barclays Capital

                                Table of Contents

Prospectus Supplement                                                       Page
---------------------                                                       ----

Important Notice About Information Presented in this
   Prospectus Supplement and the Accompanying Prospectus.....................S-4
European Economic Area.......................................................S-5
United Kingdom...............................................................S-5
Notice To United Kingdom Investors...........................................S-6
Summary......................................................................S-7
Risk Factors................................................................S-22
The Mortgage Loan Pool......................................................S-37
   General..................................................................S-37
   Prepayment Premiums......................................................S-38
   Adjustable-Rate Mortgage Loans...........................................S-38
   The Indices..............................................................S-40
   Junior Liens.............................................................S-40
   The Aggregate Mortgage Loans.............................................S-40
   The Group I Mortgage Loans...............................................S-41
   The Group II Mortgage Loans..............................................S-42
   Credit Scores............................................................S-43
The Sponsor.................................................................S-43
Static Pool Information.....................................................S-44
The Depositor...............................................................S-45
The Issuing Entity..........................................................S-45
WMC Mortgage Corp...........................................................S-46
   General..................................................................S-46
   Underwriting Guidelines..................................................S-46
The Servicer................................................................S-59
   General..................................................................S-59
   HomEq Servicing..........................................................S-59
   HomEq's Delinquency and Foreclosure Experience...........................S-60
   HomEq's Policies and Procedures..........................................S-62
   Prior Securitizations....................................................S-63
The Custodian...............................................................S-63
The Trustee.................................................................S-64
The Swap Provider and the Basis Risk Cap Provider...........................S-64
Description of the Certificates.............................................S-65
   General..................................................................S-65
   Book Entry Registration..................................................S-66
   Definitive Certificates..................................................S-70
   Assignment of the Mortgage Loans.........................................S-70
   Delivery of Mortgage Loan Documents......................................S-71
   Representations and Warranties Relating to the Mortgage Loans............S-72
   Payments on the Mortgage Loans...........................................S-76
   Distributions............................................................S-78
   Administration Fees......................................................S-78
   Priority of Distributions Among Certificates.............................S-79
   Distributions of Interest and Principal..................................S-80
   Allocation of Principal Payments to Class A Certificates.................S-86
   Supplemental Interest Account............................................S-87
   Calculation of One-Month LIBOR...........................................S-88
   Excess Reserve Fund Account..............................................S-88
   Basis Risk Cap Agreement.................................................S-89
   Interest Rate Swap Agreement.............................................S-90
   Overcollateralization Provisions.........................................S-92
   Reports to Certificateholders............................................S-93
The Pooling and Servicing Agreement.........................................S-95
   Subservicers.............................................................S-95
   Servicing, Trustee and Custodian Fees and Other Compensation
      and Payment of Expenses...............................................S-96
   P&I Advances and Servicing Advances......................................S-96
   Prepayment Interest Shortfalls...........................................S-97
   Servicer Reports.........................................................S-98
   Collection and Other Servicing Procedures................................S-99
   Hazard Insurance.........................................................S-99
   Realization Upon Defaulted Mortgage Loans...............................S-100
   Removal and Resignation of the Servicer.................................S-100
   Eligibility Requirements for Trustee; Resignation and
      Removal of Trustee...................................................S-102
   Termination; Optional Clean-up Call.....................................S-103
   Certain Matters Regarding the Depositor, the Servicer,
      the Trustee and the Custodian........................................S-104
   Amendment...............................................................S-105
Prepayment and Yield Considerations........................................S-106
   Structuring Assumptions.................................................S-106
   Interest Accrual Period.................................................S-113
   Defaults................................................................S-113
   Prepayment Considerations and Risks.....................................S-113
   Overcollateralization Provisions........................................S-115
   Subordinated Certificates...............................................S-116
   Effect on Yields Due to Rapid Prepayments...............................S-116
   Weighted Average Lives of the LIBOR Certificates........................S-117
   Decrement Tables........................................................S-117

   Hypothetical Available Funds and Supplemental Basis
      Risk Cap Table.......................................................S-125
   Final Scheduled Distribution Date.......................................S-129
Federal Income Tax Considerations..........................................S-129
   General.................................................................S-129
   Taxation of Regular Interests...........................................S-130
   Status of the LIBOR Certificates........................................S-130
   The Basis Risk Contract Component.......................................S-131
   Backup Withholding and Withholding......................................S-132
State and Local Taxes......................................................S-132
ERISA Considerations.......................................................S-133
Legal Investment...........................................................S-135
Legal Matters..............................................................S-135
Reports to Certificateholders..............................................S-136
Ratings....................................................................S-136
Glossary of Terms..........................................................S-137
ANNEX I--CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..........I-1
ANNEX II--INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE..........II-1
ANNEX III-- BASIS RISK CAP SCHEDULE........................................III-1
SCHEDULE A--COLLATERAL TERM SHEET............................................A-1

              Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      We provide information about the offered certificates for the series 2007-HE1 in two separate documents that progressively include more detail:

      o the accompanying prospectus dated December 11, 2006, which provides general information, some of which may not apply to the series 2007-HE1 certificates.

      o this prospectus supplement, which describes the specific terms of the series 2007-HE1 certificates.

      Sales of the offered certificates may not be completed unless you have been given the opportunity to receive both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

      Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

      In this prospectus supplement, the terms "depositor", "we", "us" and "our" refer to Securitized Asset Backed Receivables LLC.

      All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

      The underwriter has represented and agreed that:

            (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the certificates other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the certificates would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 ("FSMA");

            (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

            (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

      This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Sponsor..............................   Sutton Funding LLC, a Delaware limited
                                        liability company. The principal office
                                        of the sponsor is located at c/o Global
                                        Securitization Services, LLC, 445 Broad
                                        Hollow Road, Suite 239, Melville, New
                                        York 11747, and its telephone number is
                                        (631) 587-4700. Barclays Bank PLC is the administrator of the sponsor. For further information regarding the sponsor, see "The Sponsor" in this prospectus supplement.

Depositor............................   Securitized Asset Backed Receivables
                                        LLC, the depositor, is a limited
                                        liability company organized under the
                                        laws of Delaware. The principal
                                        executive office of the depositor is
                                        located at 200 Park Avenue, New York,
                                        New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly-owned subsidiary of
                                        Barclays Bank PLC. For further
                                        information regarding the depositor, see
                                        "The Depositor" in this prospectus
                                        supplement.

Issuing Entity.......................   Securitized Asset Backed Receivables LLC
                                        Trust 2007-HE1, a trust that will be
                                        formed pursuant to a pooling and
                                        servicing agreement, dated as of January
                                        1, 2007, by and among the depositor, the responsible parties, the servicer, the trustee and the custodian.

Responsible Parties..................   WMC Mortgage Corp., a California
                                        corporation. The principal executive
                                        office of WMC Mortgage Corp. is located
                                        at 3100 Thornton Avenue, Burbank,
                                        California 91504, and its telephone
                                        number is (800) 736-5000. For further
                                        information regarding WMC Mortgage
                                        Corp., see "WMC Mortgage Corp." in this
                                        prospectus supplement.

                                        NC Capital Corporation, a California
                                        corporation. The principal executive
                                        office of NC Capital Corporation is
                                        located at 18400 Von Karman, Suite 1000,
                                        Irvine, California 92612, and its
                                        telephone number is (949) 440-7030.

Servicer.............................   Barclays Capital Real Estate Inc. d/b/a
                                        HomEq Servicing, a Delaware corporation.
                                        The principal executive office of HomEq
                                        Servicing is located at 1620 East
                                        Roseville Parkway, Suite 210, Second
                                        Floor, Roseville, California 95661, and
                                        its telephone number is (916) 339-6267.
                                        For further information regarding the
                                        servicer, see "The Servicer" in this
                                        prospectus supplement.

                                        HomEq Servicing will act as servicer of
                                        the mortgage loans and, in that
                                        capacity, will:

                                        (1)   provide customary servicing
                                              functions with respect to the
                                              mortgage loans pursuant to a
                                              pooling and servicing agreement
                                              among the depositor, the servicer,
                                              the responsible parties and the
                                              trustee;

                                        (2)   provide certain reports to the
                                              trustee; and

                                        (3)   make certain advances.

Custodian............................   Wells Fargo Bank, National Association,
                                        a national banking association. The
                                        office of the custodian is located at 24
                                        Executive Park, Suite 100, Irvine,
                                        California 92694, Attention: Document
                                        Custody, and its telephone number is
                                        (949) 757-5100. For further information
                                        regarding the custodian, see "The
                                        Custodian" in this prospectus
                                        supplement.

Trustee..............................   Deutsche Bank National Trust Company, a
                                        national banking association. The
                                        corporate trust office of the trustee is located at 1761 East St. Andrew Place,
                                        Santa Ana, California 92705, and its
                                        telephone number is (714) 247-6000. See
                                        "The Trustee" in this prospectus
                                        supplement.

Swap and Cap Provider................   Barclays Bank PLC, a public limited
                                        company registered in England and Wales
                                        under number 1026167. The registered
                                        head office of Barclays Bank PLC is
                                        located at 1 Churchill Place, London,
                                        E14 5HP. Barclays Bank PLC maintains a
                                        branch office at 200 Park Avenue, New
                                        York, New York 10166. The telephone
                                        number of the New York branch is (212)
                                        412-4000. See "The Swap Provider and the
                                        Basis Risk Cap Provider" in this
                                        prospectus supplement.

Rating Agencies......................   Fitch, Inc., Moody's Investors Service,
                                        Inc. and Standard & Poor's Rating
                                        Services, a division of The McGraw-Hill
                                        Companies, Inc., will issue ratings with respect to the certificates.

                                        The following diagram illustrates the
                                        various parties involved in the
                                        transaction and their functions.

                      ------------------------------
                            WMC Mortgage Corp.
                          NC Capital Corporation
                               (Originators)
                      ------------------------------
                                     |
                                     |
                                     | Loans
                                     |
                                     v
                      ------------------------------
                            Sutton Funding LLC
                                 (Sponsor)
                      ------------------------------
                                     |
                                     |
                                     | Loans
                                     |
                                     v                   ----------------------
                      ------------------------------     Deutsche Bank National
                             Securitized Asset        |-      Trust Company
                          Backed Receivables LLC      |         (Trustee)
                                (Depositor)           |  ----------------------
                      ------------------------------  |
                                     |                |  ----------------------
                                     |                |-     HomEq Servicing
                                     | Loans          |        (Servicer)
                                     |                |  ----------------------
                                     v                |
                      ------------------------------  |  ----------------------
                         Securitized Asset Backed     |     Barclays Bank PLC
                      Receivables LLC Trust 2007-HE1-----  (Basis Risk Cap and
                             (Issuing Entity)         |      Swap Provider)
                      ------------------------------  |  ----------------------
                                                      |
                                                      |  ----------------------
                                                      |- Wells Fargo Bank, N.A.
                                                               (Custodian)
                                                         ----------------------

Relevant Dates

Cut-off Date.........................   January 1, 2007.

Closing Date.........................   On or about January 30, 2007.

Final Scheduled Distribution Date....   The distribution date occurring in
                                        December 2036.

Distribution Date....................   Distributions on the certificates will
                                        be made on the 25th day of each month,
                                        or, if the 25th day is not a business
                                        day, on the next business day, beginning in February 2007, to the holders of record on the preceding record date.

                                        The record date for the certificates
                                        will be the business day preceding the
                                        related distribution date, unless the
                                        certificates are issued in definitive
                                        form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

Assets of the Pool

The Mortgage Loans...................   The mortgage loans to be included in the
                                        trust will be adjustable- and fixed-rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from WMC
                                        Mortgage Corp. and NC Capital
                                        Corporation (which in turn acquired them from New Century Mortgage Corporation).
                                        WMC Mortgage Corp. and NC Capital
                                        Corporation will each make certain
                                        representations and warranties relating
                                        to the mortgage loans.

                                        On the closing date, the sponsor will
                                        sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the trust. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date was approximately $918,218,267, of which approximately 80.28% of the mortgage loans are adjustable-rate mortgage loans and approximately 19.72% are fixed-rate mortgage loans. Approximately 11.82% of the mortgage loans are interest-only.

                                        Approximately 89.88% of the mortgage
                                        loans are first-lien mortgage loans, and approximately 10.12% of the mortgage loans are second-lien mortgage loans.

                                        The information regarding the mortgage
                                        loans set forth in this prospectus
                                        supplement that is based on the
                                        principal balance of the mortgage loans
                                        as of the cut-off date assumes the
                                        timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately 0.42% of the mortgage loans.

                                        The mortgage loans have original terms
                                        to maturity of not greater than 360
                                        months, have a weighted average
                                        remaining term to scheduled maturity of
                                        355 months as of the cut-off date and
                                        have the following approximate
                                        characteristics as of the cut-off date:

                                        Range of mortgage rates:                  5.375%     to         13.250%
                                        Weighted average
                                        mortgage rate:                            8.280%
                                        Range of gross margins of
                                        adjustable-rate
                                        mortgage loans:                           2.750%     to          8.000%
                                        Weighted average gross margin of
                                        adjustable-rate mortgage loans:           6.390%
                                        Range of minimum mortgage rates of
                                        adjustable-rate mortgage loans:           2.750%     to         12.125%
                                        Weighted average minimum mortgage
                                        rate of adjustable-rate
                                        mortgage loans:                           7.961%
                                        Range of maximum mortgage rates of
                                        adjustable-rate mortgage loans:          11.625%     to         19.125%
                                        Weighted average maximum mortgage
                                        rate of adjustable-rate
                                        mortgage loans:                          14.522%
                                        Range of principal balances:            $14,812      to     $1,159,645
                                        Average principal balance:             $191,216


                                        Range of combined original
                                        loan-to-value ratios:                     12.36%     to         100.00%
                                        Weighted average combined original
                                        loan-to-value ratio:                      82.44%
                                        Weighted average next rate
                                        adjustment date of adjustable-rate
                                        mortgage loans:                        May 2009
                                        Geographic concentration in excess
                                        of 5%:                                 California:               38.25%
                                                                               Florida:                  10.24%
                                                                               New York:                  8.06%
                                                                               Illinois:                  5.25%

                                        For purposes of calculating principal
                                        distributions on the Class A
                                        certificates and for purposes of
                                        calculating the allocation of certain
                                        interest shortfalls to the LIBOR
                                        certificates, in each case as described
                                        in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates represent interests in all the mortgage loans.

                                        For substantially all of the mortgage
                                        loans, the interest rate on each
                                        six-month LIBOR indexed mortgage loan
                                        will adjust semi-annually on each
                                        adjustment date to equal the sum of
                                        six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

                                        For the adjustable-rate mortgage loans,
                                        the first adjustment date generally will occur only after initial periods of approximately six months, two years, three years, five years, seven years or ten years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Description of the Certificates

Offered Certificates.................   The Securitized Asset Backed Receivables
                                        LLC Trust 2007-HE1 will issue the
                                        Mortgage Pass-Through Certificates,

                                        Series 2007-HE1. Thirteen classes of the certificates--the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates--are being offered to you by this prospectus supplement. The offered certificates, together with the Class A-1 certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class M-1, Class M-2 and Class M-3 certificates are referred to as the "sequential Class M certificates" in this prospectus supplement.

                                        The certificates will represent
                                        beneficial ownership interests in the
                                        assets of the trust, which consist
                                        primarily of the mortgage loans.

Other Certificates...................   The trust will also issue four or more
                                        other classes of certificates--the Class
                                        A-1, Class X and Class P certificates
                                        and one or more classes of Class R
                                        certificates which will not be offered
                                        by this prospectus supplement.

                                        The Class A-1 certificates will have an
                                        initial aggregate principal balance of
                                        approximately $257,682,000. The Class
                                        A-1 certificates initially evidence an
                                        interest of approximately 28.06% of the
                                        aggregate scheduled principal balance of the mortgage loans in the trust.

                                        The Class X certificates will have an
                                        initial aggregate principal balance of
                                        approximately $28,465,267 which is
                                        approximately equal to the initial
                                        overcollateralization required by the
                                        pooling and servicing agreement. The
                                        Class X certificates initially evidence
                                        an interest of approximately 3.10% of
                                        the aggregate scheduled principal
                                        balance of the mortgage loans in the
                                        trust.

                                        The Class P certificates will not have
                                        an aggregate principal balance and will
                                        not be entitled to distributions in
                                        respect of principal or interest. The
                                        Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

                                        The certificates will represent
                                        fractional undivided interests in the
                                        assets of the trust, which consist
                                        primarily of the mortgage loans.

Structure............................   The following chart illustrates the
                                        distribution priorities and the
                                        subordination features applicable to the
                                        LIBOR and Class X certificates.

                                             | ------------------------ ^
                                             |              Class A-2A* |
                                             | Class A-1*   Class A-2B* |
                                             |              Class A-2C* |
                                             |              Class A-2D* |
                                             | ------------------------ |
                                             |        Class M-1         |
                                             | ------------------------ |
                                             |        Class M-2         |
                                             | ------------------------ |
                                             |        Class M-3         |
                                 Accrued     | ------------------------ |
                                 certificate |        Class M-4         |
                                 interest,   | ------------------------ | Losses
                                 then        |        Class M-5         |
                                 principal   | ------------------------ |
                                             |        Class M-6         |
                                             | ------------------------ |
                                             |        Class B-1         |
                                             | ------------------------ |
                                             |        Class B-2         |
                                             | ------------------------ |
                                             |        Class B-3         |
                                             | ------------------------ |
                                             |         Class X          |
                                             V ------------------------ |

                                        --------------
                                        *     Interest and principal
                                              distributions will be allocated
                                              among the Class A certificates as
                                              further described in this
                                              prospectus supplement. Losses will
                                              not be allocated to the Class A
                                              certificates until the final
                                              distribution date.

Pass-Through Rates...................   The pass-through rates for each class of
                                        LIBOR certificates will be equal to the
                                        sum of one-month LIBOR plus a fixed
                                        margin, subject to a cap on those
                                        pass-through rates as described under
                                        "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement.

Interest Accrual Period..............   Interest will accrue on the LIBOR
                                        certificates on the basis of a 360-day
                                        year and the actual number of days
                                        elapsed in the applicable interest
                                        accrual period, which, for any
                                        distribution date, will be the period
                                        from and including the preceding
                                        distribution date (or, in the case of
                                        the first distribution date, the closing
                                        date) through the day before the current distribution date.

Distribution Priorities..............   Distributions are required to be made to
                                        certificateholders on a monthly basis on each distribution date. The available funds for any distribution date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the mortgage loans that are available for distributions of interest on and principal of the certificates, net of any fees and expenses of the servicer and the custodian.

                                        On each distribution date, the trustee
                                        will be required to apply the available
                                        funds for that date for the following
                                        purposes and in the following order of
                                        priority:

                                        (i) certain payments owed to the swap
                                        provider, to the supplemental interest
                                        account;

                                        (ii) from the portion of the available
                                        funds allocable to interest payments on
                                        the mortgage loans, (a) first,
                                        concurrently as further described in
                                        this prospectus supplement, to the Class
                                        A-1 certificates, the Class A-2A
                                        certificates, the Class A-2B
                                        certificates, the Class A-2C
                                        certificates and Class A-2D
                                        certificates, their accrued certificate
                                        interest for the related interest
                                        accrual period and any unpaid interest
                                        amounts from prior distribution dates,
                                        and (b) second, to the Class M-1, Class
                                        M-2, Class M-3, Class M-4, Class M-5,
                                        Class M-6, Class B-1, Class B-2 and
                                        Class B-3 certificates, in that order,
                                        their accrued certificate interest;

                                        (iii) (A) on each distribution date
                                        prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement) (a) first, to the Class A
                                        certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (b) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

                                        (B) on each distribution date on and
                                        after the Stepdown Date and on which a
                                        Trigger Event is not in effect, (a)
                                        first, to the Class A certificates,
                                        pursuant to the allocation described
                                        below, the lesser of the principal
                                        distribution amount and an amount equal
                                        to the principal distribution
                                        entitlement for the Class A certificates
                                        (each as further described in
                                        "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement), until their respective
                                        class certificate balances have been
                                        reduced to zero, (b) second, to the
                                        Class M-1, Class M-2 and Class M-3
                                        certificates, in that order, the lesser
                                        of the remaining portion of the
                                        principal distribution amount and an
                                        amount equal to the aggregate principal
                                        distribution entitlement for the
                                        sequential Class M certificates (each as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero, and (c) to the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement), until their respective
                                        class certificate balances have been
                                        reduced to zero; and

                                        (iv) any amount remaining after the
                                        distributions in clauses (i), (ii) and
                                        (iii) above, (a) first, to the Class
                                        M-1, Class M-2, Class M-3, Class M-4,
                                        Class M-5, Class M-6, Class B-1,

                                        Class B-2 and Class B-3 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (b) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary of Terms" in this prospectus supplement) for that distribution date, (c) third, from any payments from the basis risk cap agreement for the Class M and Class B certificates, an amount equal to any unpaid basis risk carry forward amount with respect to the Class M and Class B certificates for that distribution date, allocated first, among the Class M and Class B certificates, pro rata, based upon their respective class certificate balances only with respect to those Class M and Class B certificates with an outstanding basis risk carry forward amount, and next, any remaining amounts to the Class M and Class B certificates, pro rata, based on any basis risk carry forward amounts remaining unpaid, (d) fourth, from funds on deposit in the excess reserve fund account (not including any payments from the basis risk cap agreement), an amount equal to any unpaid basis risk carry forward amounts with respect to the LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata first, based on their respective class certificate balances only with respect to the Class A certificates with an outstanding basis risk carry forward amount and then based on their respective basis risk carry forward amounts, and (e) fifth, to the swap provider or the Class X or Class R certificates, any remaining amounts.

                                        Principal payments on the Class A-1
                                        certificates will generally be made from principal payments on the group I mortgage loans. Principal payments on the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates will generally be made from the group II mortgage loans. However, on and after the distribution date on which the aggregate class certificates balances of the Class A certificates in either Class A certificate group are reduced to zero, the remaining amount of principal distributions distributable to the Class A certificates on that distribution date will be distributed to the holders of the Class A certificates in the other Class A certificate group remaining outstanding.

                                        Any principal distributions allocated to the Class A-2 certificates are required to be distributed first to the Class A-2A certificates, until their class certificate balance has been reduced to zero, then to the Class A-2B certificates, until their class certificate balance has been reduced to zero, then to the Class A-2C certificates, until their class certificate balance has been reduced to zero and then to the Class A-2D certificates, until their class certificate balance has been reduced to zero. However, on and after the distribution date on which the aggregate class certificate balances of the Class M and Class B certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2 certificates are required to be allocated pro rata among the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, based on their respective class certificate balances.

                                        "Stepdown Date" is defined in the
                                        "Glossary of Terms" included in this
                                        prospectus supplement and generally
                                        means the later to occur of (i) the
                                        earlier to occur of (a) the distribution date in February 2010 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to approximately 44.70% of the aggregate stated principal balance of the mortgage loans for that distribution date.

                                        "Trigger Event" is defined in the
                                        "Glossary of Terms" included in this
                                        prospectus supplement and generally
                                        means either a "cumulative loss trigger
                                        event" or a "delinquency trigger event."
                                        A "cumulative loss trigger event" with
                                        respect to any distribution date means
                                        the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related due period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary of Terms" included in this prospectus supplement. A "delinquency trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Trigger Event" included in the "Glossary of Terms."

                                        In addition to the distributions set
                                        forth above, distributions will be
                                        required to be made to
                                        certificateholders from any payments
                                        received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates--Supplemental Interest
                                        Account" in this prospectus supplement.

Registration and Denominations
   of the Certificates...............   The LIBOR certificates initially will be
                                        issued in book-entry form, in minimum
                                        denominations of $25,000 and integral
                                        multiples of $1 in excess of that
                                        amount. However, one certificate of each class may be issued in a greater or lesser amount. The LIBOR certificates are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or
                                        Euroclear Bank, as operator of the
                                        Euroclear System, in Europe. Transfers
                                        within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See
                                        "Description of the
                                        Certificates--Book-Entry Registration"
                                        in this prospectus supplement.

Credit Enhancement...................   The credit enhancement provided for the
                                        benefit of the holders of the
                                        certificates consists solely of:

                                              o     overcollateralization in the
                                                    initial amount of
                                                    approximately 3.10% of the
                                                    aggregate scheduled
                                                    principal balance of the
                                                    mortgage loans as of the
                                                    cut-off date (subject to
                                                    reduction in certain
                                                    circumstances);

                                              o     the use of excess interest,
                                                    after taking into account
                                                    certain payments received or
                                                    paid by the trust pursuant
                                                    to the interest rate swap
                                                    agreement described below,
                                                    to cover losses on the
                                                    mortgage loans and as a
                                                    distribution of principal to
                                                    maintain, or, in the case of
                                                    net swap receipts, restore
                                                    the required level of
                                                    overcollateralization; and

                                              o     the subordination of
                                                    distributions on the more
                                                    subordinate classes of
                                                    certificates to the required
                                                    distributions on the more
                                                    senior classes of
                                                    certificates, and the
                                                    allocation of losses on the
                                                    mortgage loans to the most
                                                    subordinate classes of
                                                    certificates.

Interest Rate Swap Agreement.........   On the closing date, the trust will
                                        enter into an interest rate swap
                                        agreement with Barclays Bank PLC, the
                                        swap provider. Barclays Bank PLC is
                                        rated "Aa1" by Moody's Investors
                                        Service, Inc., is rated "AA" by Standard
                                        & Poor's Ratings Services, a division of
                                        The McGraw-Hill Companies, Inc., and is
                                        rated "AA+" by Fitch, Inc. Under the
                                        interest rate swap agreement, with
                                        respect to the first 57 distribution
                                        dates the trust will pay to the swap
                                        provider a fixed payment at a rate
                                        ranging from [4.7659]% to [5.3200]% per
                                        annum and the swap provider will pay to
                                        the trust a floating payment at a rate
                                        of one-month LIBOR (as determined
                                        pursuant to the interest rate swap
                                        agreement), in each case calculated on
                                        the applicable notional amount set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 57 distribution dates, amounts otherwise available for payments on the certificates will be applied on the business day preceding such distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 57 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding that distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under
                                        "Description of the
                                        Certificates--Supplemental Interest
                                        Account" in this prospectus supplement.
                                        The interest rate swap agreement is
                                        scheduled to terminate following the
                                        distribution date in October 2011.

                                        For further information regarding the
                                        interest rate swap agreement, see
                                        "Description of the
                                        Certificates--Interest Rate Swap
                                        Agreement" in this prospectus
                                        supplement.

Basis Risk Cap Agreement.............   The Class M certificates and the Class B
                                        certificates will have the benefit of a
                                        basis risk cap agreement provided by
                                        Barclays Bank PLC, as cap provider. All
                                        obligations of the trust under the basis risk cap agreement will be paid on or prior to the closing date.

                                        The basis risk cap agreement will have
                                        an initial notional amount of
                                        approximately $0. Beginning on the 12th
                                        distribution date, the cap provider will be obligated under this basis risk cap agreement to pay to the trustee an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one-month LIBOR rate as of that distribution date and (ii) a specified cap ceiling rate over a specified cap strike rate and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date and (y) the excess, if any, of (A) the aggregate class certificate balance of the LIBOR certificates over (B) the applicable swap notional amount set forth on the schedule attached as Annex II to this prospectus supplement, determined on an "actual/360" basis. The cap provider's obligations under this basis risk cap agreement will terminate following the distribution date in October 2009.

                                        The specified cap ceiling rate, cap
                                        strike rate and notional amount for the
                                        basis risk cap agreement are set forth
                                        on Annex III to this prospectus
                                        supplement.

                                        Amounts, if any, payable under the basis risk cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the Class M and Class B certificates, if the pass-through rates on those certificates are limited for any of the 12th through 33rd distribution dates due to the caps on their pass-through rates described in this prospectus supplement.

Servicing Standard; Advances.........   HomEq Servicing will act as servicer and
                                        will be obligated to service and
                                        administer the mortgage loans on behalf
                                        of the trust. The servicer has agreed to service the loans on a
                                        "scheduled/scheduled" basis. This means
                                        the servicer is responsible for
                                        advancing scheduled payments of
                                        principal and interest in accordance
                                        with the pooling and servicing
                                        agreement. The servicer has also agreed
                                        to cause the loans to be serviced

                                              o     with the same care as it
                                                    customarily employs in
                                                    servicing and administering
                                                    similar loans for its own
                                                    account,

                                              o     in accordance with accepted
                                                    mortgage servicing practices
                                                    of prudent lending
                                                    institutions and mortgage
                                                    servicers that service
                                                    similar mortgage loans and

                                              o     giving due consideration to
                                                    the interests of holders of
                                                    all classes of certificates.

                                        The servicer will be required to advance delinquent payments of principal and interest on the loans and advance any property protection expenses relating to the loans. The trustee solely in its capacity as successor servicer (and any other successor servicer) will advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

                                        See "The Servicer" in this prospectus
                                        supplement.

Servicer, Trustee and
    Custodian Fees...................   The servicer is entitled, with respect
                                        to each mortgage loan, to a monthly
                                        servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. For each distribution date and each mortgage loan, the servicing fee will be an amount equal to one-twelfth of a rate equal to 0.50% per annum multiplied by the stated principal balance of that mortgage loan.

                                        The trustee is entitled to retain any
                                        net interest or other income earned on
                                        deposits in the distribution account.

                                        The custodian is entitled, with respect
                                        to each mortgage loan, to a monthly
                                        custodian fee, which will be remitted to the custodian monthly by the trustee from amounts on deposit in the distribution account. For each distribution date and each mortgage loan, the custodian fee will be an amount equal to one twelfth of a rate not greater than 0.002% per annum multiplied by the stated principal balance of that mortgage loan.

Optional Termination
   of the Trust......................   Subject to the satisfaction of the
                                        conditions described under "The Pooling
                                        and Servicing Agreement--Termination;
                                        Optional Clean-up Call" in this
                                        prospectus supplement, the servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

Required Repurchase or
   Substitution of Mortgage Loans....   Each responsible party has made or will
                                        make certain representations regarding
                                        the mortgage loans. If with respect to
                                        any mortgage loan any of the
                                        representations and warranties made by a responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, that responsible party will be obligated to repurchase, or substitute for, the mortgage loan as further described under "Description of the Certificates--Representations and
                                        Warranties Relating to the Mortgage
                                        Loans" and "--Delivery of Mortgage Loan
                                        Documents" in this prospectus
                                        supplement.

Federal Tax Aspects..................   Cadwalader, Wickersham & Taft LLP is
                                        acting as tax counsel to the depositor
                                        and is of the opinion that:

                                              o     portions of the trust will
                                                    be treated as multiple real
                                                    estate mortgage investment
                                                    conduits, or REMICs, for
                                                    federal income tax purposes
                                                    and

                                              o     the LIBOR certificates will
                                                    represent regular interests
                                                    in a REMIC, which will be
                                                    treated as debt instruments
                                                    of a REMIC, and will
                                                    represent interests in
                                                    certain basis risk carry
                                                    forward payments, pursuant
                                                    to the payment priorities in
                                                    the transaction. Basis risk
                                                    carry forward payments will
                                                    be treated as payments
                                                    pursuant to a notional
                                                    principal contract for
                                                    federal income tax purposes.

ERISA Considerations.................   Subject to the conditions described
                                        under "ERISA Considerations" in this
                                        prospectus supplement, the offered
                                        certificates may be purchased by an
                                        employee benefit plan or other
                                        retirement arrangement subject to Title
                                        I of ERISA or Section 4975 of the
                                        Internal Revenue Code.

                                        In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Legal Investment.....................   The offered certificates will not
                                        constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended. If your investment activities
                                        are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your
                                        Investment May Not Be Liquid" in this
                                        prospectus supplement and "Legal
                                        Investment" in this prospectus
                                        supplement and in the prospectus.

Ratings..............................   In order to be issued, the offered
                                        certificates must be assigned ratings
                                        not lower than the following by Fitch,
                                        Inc., Moody's Investors Service, Inc.
                                        and Standard & Poor's Ratings Services,
                                        a division of The McGraw-Hill Companies,
                                        Inc.:

                                        Class   S&P    Moody's   Fitch
                                        -----   ---    -------   -----
                                         A-2A   AAA      Aaa      AAA
                                         A-2B   AAA      Aaa      AAA
                                         A-2C   AAA      Aaa      AAA
                                         A-2D   AAA      Aaa      AAA
                                         M-1    AA+      Aa1      AA+
                                         M-2     AA      Aa2      AA
                                         M-3    AA-      Aa3      AA-
                                         M-4     A+       A1      A+
                                         M-5     A        A2       A
                                         M-6     A-       A3      A-
                                         B-1    BBB+     Baa1    BBB+
                                         B-2    BBB      Baa2     BBB
                                         B-3    BBB-     Baa3    BBB-

                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the basis risk cap agreement.

                                  RISK FACTORS

      In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is January 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of mortgage loans that are 30 to 59 days delinquent (as defined in this prospectus supplement) comprising approximately 0.42% of the mortgage loans.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

      The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust will likely experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products including interest-only loans and negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may perform worse than you anticipate.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

      Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

      In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

      Aggregate Mortgage Loans

         California      Florida        New York       Illinois
         ----------     ----------     ----------     ----------
           38.25%         10.24%          8.06%          5.25%

      Group I Mortgage Loans

         California      Florida        Illinois       New York
         ----------     ----------     ----------     ----------
           24.65%         11.05%          9.79%          5.09%

      Group II Mortgage Loans

         California      Florida        New York
         ----------     ----------     ----------
           45.94%         9.79%           9.74%

      Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

      o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

      o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

      o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

      o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      o Approximately 61.84% of the group I mortgage loans and approximately 69.32% of the group II mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

      o WMC Mortgage Corp. and NC Capital Corporation, the responsible parties, may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

      o The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

      o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

      o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

      o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in February 2010. On and after such date, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

      o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

      o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the mortgage loans were originated less than 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

      o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, the servicer will not advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

      o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

      The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. After taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses payable by the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

      o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

      o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

      o All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 0.03% of the adjustable-rate mortgage loans will not occur until six months after the date of origination, the first adjustment of the interest rates for approximately 82.77% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 3.12% of the adjustable-rate mortgage loans will not occur until three years after the date of origination, the first adjustment of the interest rates for approximately 9.97% of the adjustable-rate mortgage loans will not occur until five years after the date of origination, the first adjustment of the interest rates for approximately 0.04% of the adjustable-rate mortgage loans will not occur until seven years after the date of origination and the first adjustment of the interest rates for approximately 4.07% of the adjustable-rate mortgage loans will not occur until ten years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans reduced for net payments to the swap provider in the applicable loan group less certain fees payable by the trust, in the case of the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, or the weighted average interest rate reduced for net payments to the swap provider of the subordinate portions of the mortgage loans in both mortgage loan groups less certain fees payable by the trust, in the case of the Class M and Class B certificates.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

      o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the LIBOR certificates.

      The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses payable by the trust.

      A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

      o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index or a one-year LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until six months, two years, three years, five years, seven years or ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

      o Six-month LIBOR or one-year LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

      o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and are also subject to maximum interest rate caps and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

      o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

      o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, in the case of the Class M and Class B certificates, the weighted average net interest rates of the group II mortgage loans, in the case of the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, and the weighted average net interest rates of the group I mortgage loans, in the case of the Class A-1 certificates (in each case, reduced for net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. In addition, these shortfalls may be recovered from net payments from the swap provider, and in the case of shortfalls suffered by the Class M and Class B certificates, from amounts payable under the basis risk cap agreement. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

      Approximately 7.75% of the mortgage loans have an initial interest-only period of five years and approximately 4.07% of the mortgage loans have initial interest-only period of ten years. During the interest-only period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

      Mortgage loans with an initial interest-only period are relatively new in the subprime mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

      Approximately 55.22% and 59.11% of the group I mortgage loans and the group II mortgage loans, respectively, will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o the level of available interest rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition of the mortgagor;

      o     tax laws;

      o     prevailing general economic conditions; and

      o the availability of credit for single family real properties generally.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

      Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the LIBOR certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the LIBOR certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay certain interest shortfalls, restore the required level of overcollateralization as a result of losses, and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds [4.7659]% to [5.3200]% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization.

      See "Description of the Certificates--Distributions of Interest and Principal," "--Supplemental Interest Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

      When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a voluntary principal prepayment in full and thirty days' interest on the amount of the prepayment, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date.

      If the servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

The weighted average lives and the yields to maturity on the Class M and Class B Certificates are sensitive to mortgagor defaults and losses on the mortgage loans.

      The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, the Class B-2, the Class B-1, the Class M-6, the Class M-5, the Class M-4, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least February 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

      In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

      Approximately 10.12% of the mortgage loans as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage loan may not foreclose on the mortgaged property securing such mortgage loan unless it either pays the entire amount of the senior mortgage loan to the senior mortgage lender at or prior to the foreclosure sale or undertakes the obligation to make payments on the senior mortgage loan in the event of a default under the senior mortgage loan. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans

      Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Bankruptcy of borrowers may adversely affect distributions on certificates.

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of other parties may adversely affect distributions on certificates.

      The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

      If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer.

      In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

High loan-to-value ratios increase risk of loss.

      Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 38.13% and 24.37% of the group I mortgage loans and the group II mortgage loans, respectively, had loan-to-value ratios at origination or, with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100%.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

      There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

      Each responsible party will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, each responsible party will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

The responsible parties may not be able to repurchase defective mortgage loans.

      Each responsible party will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      If a responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then that responsible party would be required to repurchase or substitute for the defective mortgage loan. It is possible that the responsible parties may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of a responsible party to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Failure of servicer to perform may adversely affect distributions on certificates.

      The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

The interest rate swap agreement and the basis risk cap agreement are subject to counterparty risk.

      The assets of the trust will include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the LIBOR certificates and a basis risk cap agreement that will require the cap provider to make certain payments for the benefit of the holders of the Class M and Class B certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under these agreements, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the swap provider and the cap provider.

The credit rating of the swap provider could affect the rating of the LIBOR certificates

      Barclays Bank PLC, the swap provider under the interest rate swap agreement, is rated "AA+" by Fitch, Inc., "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa1" by Moody's Investors Service, Inc. The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the swap provider. If a credit rating of the swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See "The Swap Provider and the Basis Risk Cap Provider" in this prospectus supplement.

External events may increase the risk of loss on the mortgage loans.

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. The servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the depositor, the underwriter, the trustee, the servicer, the responsible parties or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the trust only.

      The certificates will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, the servicer, the responsible parties, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the servicer, the responsible parties, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the basis risk cap agreement for the benefit of the Class M and Class B certificates and the interest rate swap agreement) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicer, the responsible parties, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

Your investment may not be liquid.

      The underwriter intends to make a secondary market in the LIBOR certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

      You should consult your own financial, tax, accounting and legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

      Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

LIBOR certificates may not be suitable investments.

      The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax, accounting and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

      The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is January 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of the delinquencies referred to under "--General" below. It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 5% from the cut-off pool of mortgage loans described in this prospectus supplement.

General

      The trust will primarily consist of approximately 4,802 conventional, subprime, adjustable- and fixed-rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $918,218,267 as of the cut-off date. All the mortgage loans in the trust were acquired by the sponsor from WMC Mortgage Corp. (approximately 90.37%) and NC Capital Corporation (approximately 9.63%).

      The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines of the responsible parties. See "WMC Mortgage Corp.--Underwriting Guidelines." in this prospectus supplement for a summary of the underwriting guidelines for WMC Mortgage Corp. whose mortgage loans represent 20% or more of the mortgage loan pool as the cut-off date. Because, in general, the underwriting guidelines of the responsible parties do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

      Approximately 19.72% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 80.28% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

      All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units or individual units in planned unit developments.

      Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

      Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      Approximately 29.34% of the mortgage loans have original loan-to-value ratios at origination, or with respect to second- lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. The "loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

      The "combined loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

      As of the cut-off date, approximately 0.42% of the mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments. "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

      Approximately 42.30% of the mortgage loans are fully amortizing, and approximately 57.70% of the mortgage loans are balloon mortgage loans.

Prepayment Premiums

      Approximately 66.62% of the mortgage loans provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

      The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law.

Adjustable-Rate Mortgage Loans

      Substantially all of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

      The first adjustment of the interest rates for approximately 0.03% of the adjustable-rate mortgage loans will occur after an initial period of approximately six months following origination (the "6-Month Adjustable Rate Mortgage Loans") or in the case of approximately 82.77% of the adjustable-rate mortgage loans, approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans") or in the case of approximately 3.12% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans") or in the case of approximately 9.97% of the adjustable-rate mortgage loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans") or in the case of approximately 0.04% of the adjustable-rate mortgage loans, approximately seven years following origination (the "7/23 Adjustable Rate Mortgage Loans") or in the case of approximately 4.07% of the adjustable-rate mortgage loans, approximately ten years following origination (the "10/20 Adjustable Rate Mortgage Loans"). In addition, approximately 6.12% of the adjustable-rate mortgage loans are interest-only loans for the first five years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 5-Year Interest-Only Loans"), approximately 0.17% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 5-Year Interest-Only Loans"), approximately 3.22% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 5-Year Interest-Only Loans"), approximately 0.15% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first five years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 5-Year Interest-Only Loans"), approximately 0.69% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately two years (the "2/28 10-Year Interest-Only Loans"), approximately 0.01% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately three years (the "3/27 10-Year Interest-Only Loans"), approximately 0.60% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately five years (the "5/25 10-Year Interest-Only Loans") and approximately 2.56% of the adjustable-rate mortgage loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately ten years (the "10/20 10-Year Interest-Only Loans"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the "Gross Margin"). However, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the "Periodic Cap"). On any related Adjustment Date, the Periodic Cap ranges from 1.000% to 2.000% for all adjustable rate mortgage loans except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"). The Initial Caps range from 1.000% to 5.000% for all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Indices

      With respect to approximately 99.87% of the adjustable-rate mortgage loans, the Loan Index used in determining the related interest rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index"), and with respect to the remaining 0.13% of the adjustable-rate mortgage loans, the Loan Index used in determining the related interest rates is the average of the interbank offered rates for one-year United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "One-Year LIBOR Loan Index") as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Junior Liens

      Approximately 10.12% of the mortgage loans are secured by second liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination of these second-lien mortgage loans is approximately 86.80% to 100.00%, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately 99.61%. The range of credit scores at origination of these second-lien mortgage loans is 571 to 811 and the weighted average credit score at origination of these second-lien mortgage loans is approximately 652.

The Aggregate Mortgage Loans

      The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of mortgage loans...........................      $918,218,267
Principal balance of fixed-rate mortgage loans................      $181,077,823
Principal balance of adjustable-rate mortgage loans...........      $737,140,444
      Mortgage Rates:
        Weighted average......................................            8.280%
        Range................................................. 5.375% to 13.250%
      Margin:
        Weighted average of the adjustable-rate
          mortgage loans......................................            6.390%
        Range.................................................  2.750% to 8.000%
Weighted average months to roll of adjustable-rate
  mortgage loans (in months)..................................                29
Weighted average remaining term to maturity (in months).......               355
Weighted average remaining interest-only term of interest-only
  loans (in months)...........................................                77
Silent Seconds(1).............................................            13.29%

---------------------
(1) Represents percentage of mortgage loans in the mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the mortgage loan pool and the second-lien mortgage loan is not included in the mortgage loan pool.

      The scheduled principal balances of the mortgage loans range from approximately $14,812 to approximately $1,159,645. The mortgage loans had an average scheduled principal balance of approximately $191,216.

      The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the mortgage loans is approximately 82.44% and approximately 29.34% of the mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

      Approximately 89.88% of the mortgage loans are secured by first liens. Approximately 10.12% of the mortgage loans are secured by second liens.

      As of the cut-off date, approximately 0.42% of the mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

      No more than approximately 0.45% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

      The responsible parties will each represent that

      o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law;

      o none of the mortgage loans had a prepayment penalty period at origination in excess of three years;

      o none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 is governed by the Georgia Fair Lending Act; and

      o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to purchase a single-premium credit life insurance policy.

      See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

      The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group I mortgage loans...................      $331,850,812
Principal balance of group I fixed-rate mortgage loans........       $52,659,182
Principal balance of group I adjustable-rate mortgage loans...      $279,191,631
      Mortgage Rates:
        Weighted average......................................            8.346%
        Range................................................. 5.375% to 13.250%
      Margin:
        Weighted average of the adjustable-rate
          mortgage loans......................................            6.336%
        Range.................................................  3.327% to 8.000%
Weighted average months to roll of adjustable-rate
  mortgage loans (in months)..................................                27
Weighted average remaining term to maturity (in months).......               355
Weighted average remaining interest-only term of
  interest-only loans (in months).............................                74
Silent Seconds(1).............................................            11.47%

---------------------
(1) Represents percentage of mortgage loans in the group I mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the group I mortgage loan pool and the second-lien mortgage loan is not included in the group I mortgage loan pool.

      The scheduled principal balances of the group I mortgage loans range from approximately $14,853 to approximately $635,787. The group I mortgage loans had an average scheduled principal balance of approximately $164,690.

      The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 81.66% and approximately 38.13% of the group I mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

      Approximately 94.96% of the group I mortgage loans are secured by first liens. Approximately 5.04% of the group I mortgage loans are secured by second liens.

      As of the cut-off date, approximately 0.30% of the group I mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

      No more than approximately 0.56% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

      The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

The Group II Mortgage Loans

      The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of group II mortgage loans..................      $586,367,454
Principal balance of group II fixed-rate mortgage loans.......      $128,418,641
Principal balance of group II adjustable-rate mortgage loans..      $457,948,813
      Mortgage Rates:
        Weighted average......................................            8.244%
        Range................................................. 5.525% to 12.950%
      Margin:
        Weighted average of the adjustable-rate
          mortgage loans......................................            6.422%
        Range.................................................  2.750% to 8.000%
Weighted average months to roll of adjustable-rate
  mortgage loans (in months)..................................                30
Weighted average remaining term to maturity (in months).......               355
Weighted average remaining interest-only term of
  interest-only loans (in months).............................                80
Silent Seconds(1).............................................            14.32%

---------------------
(1) Represents percentage of mortgage loans in the group II mortgage loan pool as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the group II mortgage loan pool and the second-lien mortgage loan is not included in the group II mortgage loan pool.

      The scheduled principal balances of the group II mortgage loans range from approximately $14,812 to approximately $1,159,645. The group II mortgage loans had an average scheduled principal balance of approximately $210,394.

      The weighted average loan-to-value ratio (or with respect to second-lien mortgage loans, the combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 82.88% and approximately 24.37% of the group II mortgage loans have loan-to-value ratios (or with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

      Approximately 87.01% of the group II mortgage loans are secured by first liens. Approximately 12.99% of the group II mortgage loans are secured by second liens.

      As of the cut-off date, approximately 0.48% of the group II mortgage loans were 30 to 59 days Delinquent with respect to their scheduled monthly payments.

      No more than approximately 0.71% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

      The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100%.

Credit Scores

      Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

      The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan.

                                   THE SPONSOR

      The sponsor is Sutton Funding LLC, a Delaware limited liability company ("Sutton"). Sutton, a special purpose entity, was formed in December 2005 for the purpose of acquiring, holding, disposing of and making loans secured by mortgage loans and related assets. Sutton's sole equity member is GSS Holdings (Sutton), Inc., a Delaware corporation ("GSS Sutton"). An affiliate of GSS Sutton, Global Securitization Services, LLC, a Delaware limited liability company, provides limited liability company management services to Sutton pursuant to a management agreement with Sutton. Pursuant to an administration agreement between Sutton and Barclays Bank PLC ("Barclays"), Sutton engages Barclays, as administrator, to manage Sutton's mortgage loan acquisition business as further described below. The registered head office of Sutton is located at 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. Barclays, in its role as administrator for Sutton, maintains a branch office at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000.

      As a result of Barclays' administration of Sutton, Sutton may be deemed to be an affiliate of Barclays, the counterparty under the interest rate swap agreement and the basis risk cap agreement, and of the depositor and Barclays Capital Inc., the underwriter.

      Sutton purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale. Sutton does not currently service mortgage loans. Instead, Sutton contracts with other entities to service the mortgage loans on its behalf.

      Sutton acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Sutton arranges financing to fund its acquisition of mortgage loan pools on a pool by pool basis. Barclays, as administrator, manages Sutton's operations in connection with the purchase and disposition of mortgage loan assets and arranges financing from lenders to fund Sutton's acquisition of mortgage loan assets. Barclays does not provide financing to Sutton to fund Sutton's acquisition of mortgage loan assets.

      Prior to acquiring any residential mortgage loans, Barclays, as administrator for Sutton, conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclays' review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      As a sponsor, Sutton acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. Barclays, who acts as Sutton's administrator, was the sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, from 2004 through May 2006. Sutton has been the sponsor of several securitizations of subprime mortgage loans in 2006. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by Barclays and Sutton since 2004.

       Approximate Principal   Approximate Principal
       Amount of Securities    Amount of Securities
Year   Sponsored by Barclays   Sponsored by Sutton
----   ---------------------   --------------------
2004     $   8.19 billion          $ 0
2005     $  10.07 billion          $ 0
2006     $   2.97 billion          $ 9.32 billion

                             STATIC POOL INFORMATION

      Barclays, who acts as Sutton's administrator, was the sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, from 2004 through May 2006. Sutton has been the sponsor of several securitizations of subprime mortgage loans in 2006. The following information describes the mortgage loans previously acquired by Barclays for the period prior to May 2006, and by Sutton for the period thereafter.

      Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by Barclays or Sutton and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at Barclays' website, http://www.sabrllc.com/report.jsp?dealName=SABR2007-HE1. On this website, you can view summary information regarding all of the mortgage loans purchased by Barclays or Sutton, for each month in each prior year in which Barclays or Sutton acquired mortgage loans of the type described above, and delinquency, cumulative loss, and prepayment information with respect to those mortgage loans on a monthly basis. These mortgage loans were acquired by Barclays or Sutton from different mortgage loan sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of the mortgage loans acquired by Barclays or Sutton in a given period vary from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the mortgage loans previously purchased by Barclays or Sutton described above may have been influenced by factors beyond Barclays' or Sutton's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by Barclays or Sutton is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      Information concerning certain of WMC Mortgage Corp.'s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties sold into a securitization sponsored by an affiliate of WMC Mortgage Corp. is also available on the internet at http://www.sabrllc.com/originator?WMC.

      In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166, Attention: Ray Vohra, telephone number (212) 412-4000.

      The information available on the website relating to any mortgage loan purchased by Barclays prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

      The depositor is Securitized Asset Backed Receivables LLC, a Delaware limited liability company. The depositor is an indirect, wholly-owned subsidiary, and thus an affiliate, of Barclays and is an affiliate, through common parent ownership, of Barclays Capital Inc. The depositor will not have any business operations other than securitizing mortgage assets and related activities. After the issuance of the certificates, the depositor will have certain limited obligations with respect to the trust, which include, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing or, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended. As a result of Barclays' administration of Sutton, the depositor may be deemed to be an affiliate of the sponsor.

                               THE ISSUING ENTITY

      Securitized Asset Backed Receivables LLC Trust 2007-HE1, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement may be amended in certain circumstances. See "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                               WMC MORTGAGE CORP.

General

      The information set forth under the heading "--Underwriting Guidelines" below has been provided by WMC Mortgage Corp. ("WMCMC"), and none of the depositor, the underwriters, the servicer, the trustee, or any other person has participated in the preparation of such information.

Underwriting Guidelines

      WMCMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMCMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMCMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMCMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMCMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company ("GE") acquired WMC Finance Co.

      Until March 2000, WMCMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMCMC changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMCMC's headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMCMC also has eight (8) regional offices in Addison, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMCMC's originations come primarily through its broker relationships. As of December 15, 2006, WMCMC had approximately 2344 employees, including approximately 745 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2004, 2005 and 2006, WMCMC originated $19,127,701,750, $31,794,995,806 and
$33,169,005,879 of non-prime mortgage loans, respectively, including loans acquired by WMCMC from correspondent lenders.

      As of January 1, 2007, WMCMC assigned substantially all of its mortgage origination operations, including its broker relationships to GE Money Bank and transferred all of its employees to WMC-GEMB Mortgage Corp., a wholly owned operating subsidiary of GE Money Bank. GE Money Bank is an FDIC-insured federal savings bank that is regulated, supervised and examined by the Office of Thrift Supervision. The predecessor to GE Money Bank, GE Capital Consumer Card Co., was established in 1988 as a limited purpose credit card bank and converted to a federal savings bank in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia was merged with and into GE Capital Consumer Card Co., and the surviving entity changed its name to GE Money Bank. On February 5, 2006, all of the common stock of GE Money Bank was contributed by General Electric Capital Corporation to GE Consumer Finance, Inc., a newly created holding company. In addition to its mortgage activities, GE Money Bank is engaged in various other consumer lending activities including retail sales financing programs, private label credit cards, bank cards, consumer installment loans, and home improvement loans. In addition, GE Money Bank provides small business lines of credit to several of its retail clients. GE Money Bank is a wholly owned subsidiary of GE Consumer Finance, Inc., which is in turn a wholly owned subsidiary of General Electric Capital Corporation, which is in turn a wholly owned subsidiary of GE.

      On January 2, 2007, GE Money Bank commenced doing business as "WMC Mortgage" and began originating and acquiring mortgage loans. Such mortgage loans will be sold by GE Money Bank to WMCMC from time to time, but no less than once per month. WMCMC will sell or securitize such mortgage loans. WMCMC continues to originate or acquire a small amount of mortgage loans through its broker network. GE Money Bank and WMCMC originate or acquire mortgage loans based on the same underwriting guidelines.

      As used in the description of the Underwriting Standards below, "WMC" shall refer collectively to GE Money Bank and WMCMC.

      Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the "Underwriting Guidelines") or (ii) purchased by GE Money Bank after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

      On July 15, 2005, WMCMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him. WMC Select is offered by GE Money Bank.

      The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

      Under the Underwriting Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

      The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

      All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

      The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

      The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

      The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

      WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

      Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50% and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

      Risk Category "AA".

      Maximum loan amount:

      o $650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

      o $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

      o $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: No delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Maximum LTV:

      o 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

      o 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

      o 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

      o 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

      o 95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

      o 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o 85% for Limited Documentation (non-owner-occupied mortgaged property); and

      o 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

      o Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "A".

      Maximum loan amount:

      o $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

      o $300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

      Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

      Maximum LTV:

      o 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

      o 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

      o     85% for Lite Documentation (non-owner-occupied mortgaged property);
            and

      o     75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "A-".

      Maximum loan amount:

      o $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

      o $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o $400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

      o $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

      Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

      NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

      Maximum LTV:

      o 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o 95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

      o     80% (80% for WMC Select also) for Lite Documentation
            (non-owner-occupied mortgaged property); and

      o     75% for Stated Income Documentation (Self-Employed)
            (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "B+".

      Maximum loan amount:

      o $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

      o $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o $300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

      o $225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

      Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

      Maximum LTV:

      o 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

      o 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o 75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

      o     75% (75% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

      o 70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

      o 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

      o WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "B".

      Maximum loan amount:

      o $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

      o $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

      o $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

      o $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

      Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

      Maximum LTV:

      o     80% (80% for WMC Select also) for Full Documentation,
            Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

      o 75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

      o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

      o     65% for Lite Documentation (non-owner-occupied mortgaged property).

      o Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      Risk Category "C".

      Maximum Loan Amount:

      o $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

      o $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

      o $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

      o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

      Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

      Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

      Liens/charge-offs:__If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

      Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

      NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

      Maximum LTV:

      o 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

      o 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

      o 75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

      o 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

      o     60% for Lite Documentation (non-owner-occupied mortgaged property).

      o No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

      o WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

      Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

      The Underwriting Guidelines described above are a general summary of WMC's underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC.

                                  THE SERVICER

General

      Effective as of November 1, 2006, Barclays Bank PLC ("Barclays") acquired substantially all of the assets relating to the U.S. subprime residential mortgage servicing business of HomEq Servicing Corporation ("Old HomEq"). As a result of the acquisition (the "Transaction"), Barclays Capital Real Estate Inc. d/b/a HomEq Servicing ("HomEq") replaced Old HomEq. There have been no material changes to the management or servicing platforms of HomEq in relation to Old HomEq and accordingly the information provided below regarding HomEq reflects the cumulative experience of Old HomEq and its predecessors. References below to HomEq's servicing experience and servicing portfolio will reflect the experience and portfolio acquired by HomEq as a result of the Transaction with Old HomEq.

HomEq Servicing

      HomEq is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California, Raleigh, North Carolina and Boone, North Carolina. HomEq is an indirect, wholly-owned subsidiary of Barclays, a public limited company registered in England and Wales under number 1026167. Barclays and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. Based on the Group's unaudited financial information for the period ending June 30, 2006, the Group had total assets of approximately (pound)986,375 million (2005: (pound)850,388 million). Barclays, the swap provider and cap provider, is an affiliate of the depositor and Barclays Capital Inc., the underwriter, and may be deemed to be an affiliate of Sutton, the sponsor. See "The Sponsor" and "The Depositor" in this prospectus supplement.

      HomEq's residential subprime and alternative servicing operations are currently rated as "Strong" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Fitch, Inc. has rated HomEq "RPS1" as a primary servicer of residential Alt-A and subprime products, and "RSS1" as a special servicer. Moody's Investors Service currently rates HomEq "SQ1-" as a primary servicer of residential subprime mortgage loans. HomEq is an approved Freddie Mac and Fannie Mae servicer.

      Although HomEq did not have any significant residential mortgage loan servicing experience prior to the Transaction, Old HomEq and its predecessors have been servicing residential mortgage loans since 1967. At the end of 2002, HomEq began acquiring servicing from third parties, and currently a substantial majority of the loans in HomEq's servicing portfolio are serviced for third parties, including loans in over 100 residential mortgage-backed securities transactions. HomEq has serviced prime, and non-prime mortgage loans and has experience acting as a special servicer performing collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

      Currently, substantially all of HomEq's servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of HomEq's servicing portfolio as of the end of each indicated period. Totals in the table that follows may not sum due to rounding.

                     HomEq Mortgage Loan Servicing Portfolio
                              Composition and Size


                                           Aggregate Principal   Aggregate Principal    Aggregate Principal    Aggregate Principal
                                              Balance as of         Balance as of          Balance as of          Balance as of
                                           September 30, 2006     December 31, 2005      December 31, 2004      December 31, 2003
                                           -------------------    ------------------     ------------------     ------------------
Product Type
   Fixed Rate 1st Lien.................       $10,696,812,049       $11,234,562,133        $15,826,596,449        $13,548,719,060
   Fixed Rate 2nd Lien.................         2,259,033,736         1,916,187,771          2,448,415,562          2,294,855,204
   ARM 1st Lien........................        29,809,969,976        31,639,566,303         24,343,482,623          8,109,636,856
   Real Estate Owned (REO).............           863,858,314           434,583,520            190,081,298            160,333,648
                                           ------------------     -----------------      -----------------      -----------------
      Total............................       $43,629,674,074       $45,224,899,727        $42,808,575,933        $24,113,544,768
                                           ==================     =================      =================      =================


HomEq's Delinquency and Foreclosure Experience

      The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered Delinquent for these purposes until it has not been paid by the next scheduled due date. See the definition of "Delinquent" in the "Glossary of Terms" in this prospectus supplement. HomEq's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for HomEq's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. Totals in the tables that follow may not sum due to rounding.

                     HomEq Mortgage Loan Servicing Portfolio
                         Delinquencies and Foreclosures
                          (Dollar Amounts in Thousands)

                                 As of September 30, 2006
                         ----------------------------------------
                                                     Percent by
                          Number of     Principal     Principal
                            Loans        Balance       Balance
                         -----------   -----------   -----------
Current Loans                242,946   $34,286,095         78.58%
                         -----------   -----------   -----------
Period of Delinquency
    30 to 59 days             26,802     3,722,171          8.53%
    60 to 89 days              9,344     1,404,515          3.22%
    90 days or more            7,563       959,120          2.20%
Total Delinquencies           43,709     6,085,806         13.95%
Foreclosures                  10,622     1,567,433          3.59%
Bankruptcies                   9,660       826,481          1.89%
Total Foreclosures and
Bankruptcies                  20,282     2,393,915          5.49%
Real Estate Owned              7,214       863,858          1.98%
                         ===========   ===========   ===========
Total Portfolio              314,151   $43,629,674        100.00%
                         ===========   ===========   ===========


                                 As of December 31, 2005
                         ----------------------------------------
                                                     Percent by
                          Number of     Principal     Principal
                            Loans        Balance       Balance
                         -----------   -----------   -----------
Current Loans                265,153   $37,124,345         82.09%
                         -----------   -----------   -----------
Period of Delinquency
    30 to 59 days             26,380     3,446,717          7.62%
    60 to 89 days              8,885     1,204,065          2.66%
    90 days or more            6,101       688,152          1.52%
                         -----------   -----------   -----------
Total Delinquencies           41,366     5,338,935         11.81%
                         -----------   -----------   -----------
Foreclosures                   9,674     1,255,477          2.78%
Bankruptcies                  13,092     1,071,560          2.37%
                         -----------   -----------   -----------
Total Foreclosures and
Bankruptcies                  22,766     2,327,037          5.15%
                         -----------   -----------   -----------
Real Estate Owned              4,395       434,584          0.96%
                         ===========   ===========   ===========
Total Portfolio              333,680   $45,224,900        100.00%
                         ===========   ===========   ===========

                                 As of December 31, 2004
                         ----------------------------------------
                                                     Percent by
                          Number of     Principal     Principal
                            Loans        Balance       Balance
                         -----------   -----------   -----------
Current Loans                301,208   $37,671,124         88.00%
                         -----------   -----------   -----------
Period of Delinquency
    30 to 59 days             20,831     2,378,568          5.56%
    60 to 89 days              6,575       761,639          1.78%
    90 days or more            3,285       324,419          0.76%
                         -----------   -----------   -----------
Total Delinquencies           30,691     3,464,625          8.09%
                         -----------   -----------   -----------
Foreclosures                   7,006       703,929          1.64%
Bankruptcies                  12,181       778,816          1.82%
                         -----------   -----------   -----------
Total Foreclosures and
Bankruptcies                  19,187     1,482,745          3.46%
                         -----------   -----------   -----------
Real Estate Owned              2,528       190,081          0.44%
                         ===========   ===========   ===========
Total Portfolio              353,614   $42,808,576        100.00%
                         ===========   ===========   ===========


                                 As of December 31, 2003
                         ----------------------------------------
                                                     Percent by
                          Number of     Principal     Principal
                            Loans        Balance       Balance
                         -----------   -----------   -----------
Current Loans                234,635   $21,488,618         89.11%
                         -----------   -----------   -----------
Period of Delinquency
    30 to 59 days             13,709     1,029,985          4.27%
    60 to 89 days              3,838       276,720          1.15%
    90 days or more            2,775       185,249          0.77%
                         -----------   -----------   -----------
Total Delinquencies           20,322     1,491,954          6.19%
                         -----------   -----------   -----------
Foreclosures                   5,101       363,205          1.51%
Bankruptcies                  11,322       609,434          2.53%
                         -----------   -----------   -----------
Total Foreclosures and
Bankruptcies                  16,423       972,639          4.03%
                         -----------   -----------   -----------
Real Estate Owned              2,597       160,334          0.66%
                         ===========   ===========   ===========
Total Portfolio              273,977   $24,113,545        100.00%
                         ===========   ===========   ===========

HomEq's Policies and Procedures

      Upon the acquisition of servicing rights, HomEq coordinates with the prior servicer of the mortgage loans to achieve a transfer of servicing activities with minimal impact to mortgagors. The transfer and boarding process involves notifying the mortgagors of the servicing transfer, transferring electronic files containing loan set up information and a payment history, if applicable. In addition, loan documents are stored either in hard copy or electronically imaged form for future review and reference. All boarding activities are regularly reviewed to assure best practices are employed throughout the boarding process.

      Once a mortgage loan has been boarded, HomEq begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. HomEq's collections strategy is based on a predictive behavioral scoring system that enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The predictive behavioral scoring system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of HomEq as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate customer service or collections representative.

      In the event collection efforts are not successful, HomEq determines whether foreclosure proceedings are appropriate. HomEq considers a number of factors, including the related mortgagor's payment history, such mortgagor's ability and willingness to pay, the condition and occupancy of the related property, the lien position of the mortgage loan and the amount of equity in the property. HomEq also considers the costs associated with taking possession, interest and expense carry, repairs and marketing. Unless impractical, HomEq seeks to reduce the cycle time and loss severity of foreclosure actions in a manner that meets or exceeds published Fannie Mae timelines.

      If a borrower goes into bankruptcy, HomEq will pursue appropriate steps to process the case quickly in an effort to increase monthly cash flows and reduce loss severity, duration and servicing costs. HomEq maintains internal controls to monitor the status of all bankruptcies, whether handled internally or through a multi-state network of attorneys specializing in bankruptcy proceedings in the state of the mortgaged property. HomEq utilizes electronic notifications and case management tools in connection with its bankruptcy account management.

      When HomEq acquires title to a mortgaged property through foreclosure proceedings, it ascertains property occupancy, obtains appraisals and broker price opinions, determines property condition and whether the costs necessary to preserve or enhance property marketability are justified, lists the property for sale and oversees the final disposition of the property.

      HomEq provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. HomEq conducts the initial and annual escrow analysis functions internally. HomEq monitors escrow activities on an ongoing basis.

      There have been no material changes in HomEq's servicing policies and procedures during the past three years.

Prior Securitizations

      During the three years preceding the date of this prospectus supplement, HomEq has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, HomEq also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

                                  THE CUSTODIAN

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as custodian under the pooling and servicing agreement. Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

      Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by WMC Mortgage Corp. and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent and paying agent in numerous mortgage-backed transactions since 1991. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the certificateholders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

      DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. For information, with respect to the trustee's liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the trust, see "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian" in this prospectus supplement.

                THE SWAP PROVIDER AND THE BASIS RISK CAP PROVIDER

      The interest rate swap agreement and the basis risk cap agreement will be provided by Barclays. See "Description of the Certificates--Interest Rate Swap Agreement" and "--Basis Risk Cap Agreement" in this prospectus supplement. Barclays is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

      Barclays and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The short term unsecured obligations of Barclays are rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch and the long-term obligations of Barclays are rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch.

      Based on the Group's unaudited financial information for the period ended June 30, 2006, the Group had total assets of (pound)986,375 million (2005:
(pound)850,388 million), total net loans and advances (including balances relating to both bank and customer accounts) of (pound)317,427 million (2005:
(pound)272,348 million), total deposits (including deposits from bank and customer accounts) of (pound)339,421 million (2005: (pound)302,253 million), and total shareholders' equity of (pound)25,790 million (2005: (pound)22,050 million) (including minority interests of (pound)1,608 million (2005: (pound)200 million). The profit before tax of the Group for the period ended June 30, 2006 was (pound)3,700 million (2005: (pound)2,690 million) after impairment charges on loans and advances and other credit provisions of (pound)1,057 million (2005:
(pound)706 million). The financial information in this paragraph is extracted from the unaudited consolidated accounts of the Group for the half-year ended June 30, 2006.

      Barclays is the parent of the depositor and is an affiliate of Barclays Capital Inc., the underwriter, through common parent ownership. Barclays may be deemed to be an affiliate of the sponsor. See "The Sponsor" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

      On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen or more classes--the Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class P and Class X certificates and one or more classes of Class R certificates. Only the Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1 certificates, will be referred to as the "LIBOR Certificates" in this prospectus supplement. The Class M-1, Class M-2 and Class M-3 certificates will be referred to as the "Sequential Class M Certificates." The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

      The trust fund will consist of:

      o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

      o such assets as from time to time are identified as REO property and related collections and proceeds;

      o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

      o a basis risk cap agreement for the benefit of the Class M and Class B Certificates; and

      o     an interest rate swap agreement.

      The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount greater or less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

      Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will initially be held by the depositor for transfer to a trust or other entity that will issue, in a private placement, securities backed by the Class X and Class P certificates.

      The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates generally represent interest in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

      The following chart illustrates generally the distribution priorities and subordination features applicable to the LIBOR Certificates and the Class X certificates.

                        | ------------------------ ^
                        |              Class A-2A* |
                        | Class A-1*   Class A-2B* |
                        |              Class A-2C* |
                        |              Class A-2D* |
                        | ------------------------ |
                        |        Class M-1         |
                        | ------------------------ |
                        |        Class M-2         |
                        | ------------------------ |
                        |        Class M-3         |
            Accrued     | ------------------------ |
            certificate |        Class M-4         |
            interest,   | ------------------------ | Losses
            then        |        Class M-5         |
            principal   | ------------------------ |
                        |        Class M-6         |
                        | ------------------------ |
                        |        Class B-1         |
                        | ------------------------ |
                        |        Class B-2         |
                        | ------------------------ |
                        |        Class B-3         |
                        | ------------------------ |
                        |         Class X          |
                        V ------------------------ |

---------------------
* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

Book Entry Registration

      The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the

LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

      The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

      Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the trust provided or made available over its website by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

      None of the trust, the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

      See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

      The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

      Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

      Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

      Pursuant to mortgage loan purchase and warranties agreements, WMC Mortgage Corp. and NC Capital Corporation sold the mortgage loans, without recourse, to Sutton, and Sutton will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, Sutton will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

      In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the custodian, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original of any guaranty executed in connection with the mortgage note (if provided);

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

            (d) originals of all assumption, modification, consolidation and extension agreements, with evidence of recording on them, if provided;

            (e) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee--which assignment may, at the originator's option, be combined with the assignment referred to in clause
      (f) below;

            (f) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

            (g) an original mortgagee title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

      Pursuant to the pooling and servicing agreement, the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the custodian, with any exceptions noted. The custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the custodian, within 30 days after the receipt of the mortgage file by the custodian--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

      o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

      o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

      o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

      o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

      If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the review criteria set forth in the pooling and servicing agreement, the custodian is required to promptly so notify the responsible parties, the servicer, the trustee and the depositor in writing. The applicable responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within thirty days after the depositor's notice of the defect, the applicable responsible party has not caused the defect to be remedied, that responsible party will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the responsible parties to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the pooling and servicing agreement, each of the responsible parties will make representations and warranties with respect to each mortgage loan it sold to the sponsor, as of the closing date, the applicable servicing transfer date (November 30, 2006 with respect to the mortgage loans originated or acquired by WMC Mortgage Corp. and December 30, 2006 with respect to the mortgage loans originated by NC Capital Corporation) or another date as specified below, including, but not limited to:

      (1) As of the servicing transfer date, except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is 30 days or more Delinquent nor has any payment under the mortgage loan been 30 days or more Delinquent at any time since the origination of the mortgage loan;

      (2) As of the servicing transfer date, except as described in clause (1) above with respect to certain Delinquent mortgage loans, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

      (3) As of the servicing transfer date, (i) the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser and (ii) no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required, and which assumption agreement is part of the mortgage loan file;

      (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and law affecting creditor rights generally), in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage note or the mortgage;

      (5) As of the servicing transfer date, pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured against loss by fire and hazards of extended coverage;

      (6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory, abusive and fair lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment charges have been complied with;

      (7) As of the servicing transfer date, the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

      (8) As of the servicing transfer date, (i) each mortgage is a valid, subsisting and enforceable first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and (ii) the lien of the mortgage is subject only to:

            (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

            (ii) the lien of current real property taxes and assessments not yet due and payable;

            (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

      (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, or to the responsible party's knowledge, the mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

      (10) As of the servicing transfer date, the mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses
(i), (ii) and (iii) of representation 8 above;

      (11) The mortgage loan was originated (i) by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority, or
(ii) by a correspondent mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related mortgaged property is located, as indicated on the mortgage loan schedule, in which case the mortgage loan was re-underwritten by the responsible party prior to purchasing the mortgage loan in accordance with its underwriting guidelines in effect on the date that mortgage loan was originated;

      (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (13) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (14) As of the servicing transfer date, the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

      (15) As of the servicing transfer date, (i) there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property,
(ii) the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and (iii) there have not been any condemnation proceedings with respect to the mortgaged property;

      (16) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

      (17) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

      (18) None of the mortgage loans has a prepayment penalty period at origination in excess of three years;

      (19) Each responsible party has, prior to the servicing transfer date, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

      (20) Each mortgage loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

      (21) No mortgagor was encouraged or required to select a mortgage loan product offered by the responsible party which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the mortgage loan's origination, such mortgagor did not qualify taking into account such facts as, without limitation, the mortgage loan's requirements and the mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the responsible party, or an affiliate of the responsible party;

      (22) The methodology used in underwriting the extension of credit for each mortgage loan does not rely on the extent of the related mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the mortgagor's income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the mortgage loan's originator made a reasonable determination that at the time of origination the mortgagor had the ability to make timely payments on the mortgage loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the related mortgagor had a reasonable ability to make timely payments on the mortgage loan;

      (23) No mortgagor was required to purchase any single premium credit insurance policy (e.g., life, mortgage, property, disability, accident, unemployment or health insurance product) as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single-premium credit life, property, disability, accident, unemployment or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such mortgage loan;

      (24) No mortgagor was charged points and fees (whether or not financed) in excess of the requirements of the state in which the mortgaged property is located;

      (25) All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation; and

      (26) No mortgage loan originated on or after August 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

      Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible parties, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that the value of, or the interests of the trust or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the applicable responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, that responsible party will be required to:

      o     promptly cure such breach in all material respects,

      o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the applicable responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

      o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or the trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or (ii) of a breach of the representations and warranties listed as number (6), (17), (18), (19), (20), (21), (22), (23), (24),
(25) or (26) in the second preceding paragraph, the applicable responsible party will be required to repurchase the related mortgage loan at the purchase price within 60 days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

      In addition, each responsible party is obligated to indemnify the depositor and any of its affiliates, the servicer and the trustee for any third-party claims arising out of a breach by that responsible party of representations or warranties regarding the mortgage loans. The obligations of each responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

      The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

      The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

      o all payments on account of principal, including prepayments of principal on the mortgage loans;

      o all payments on account of interest, net of the servicing fee, on the mortgage loans;

      o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with the servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

      o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

      o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement.

      The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

      The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

      The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

      o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

      o all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by the servicer during the related Prepayment Period;

      o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

      o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

      but excluding the following:

            (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

            (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

            (c) for such Servicer Remittance Date, the aggregate servicing fee;

            (d) Prepayment Interest Excesses;

            (e) all amounts recovered by the servicer in respect of late fees, assumption fees and similar fees;

            (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

            (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

            (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

      The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

      Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in February 2007, to the persons in whose names the certificates are registered on the related Record Date.

      Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit.

Administration Fees

      As described under the definition of "Available Funds" included in the "Glossary of Terms" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and the custodian fee payable on each mortgage loan. On each distribution date, the servicer and the custodian will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and the custodian fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate or custodian fee rate, as applicable, on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). The following table identifies the per annum fee rate applicable in calculating the servicing fee and the custodian fee.

     Fee                   Per Annum Fee Rate
-------------   --------------------------------------
Servicing Fee   0.50% per annum
Custodian Fee   less than or equal to 0.002% per annum

      The trustee will be entitled to retain any net interest or other income earned on deposits in the distribution account.

      In addition to these fees, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, servicer, trustee or custodian, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian" in this prospectus supplement and "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, servicer, trustee or custodian, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates and to the Supplemental Interest Account and the Excess Reserve Fund Account generally in the following order of priority:

                  (i) to make certain payments to the Supplemental Interest
            Account for the benefit of the swap provider, as further described below under "--Distributions of Interest and Principal";

                  (ii) from the interest portion of Available Funds, to interest on each class of LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                  (iii) from the principal portion of Available Funds plus any remaining interest portion of Available Funds, to principal on the classes of LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

                  (iv) from remaining Available Funds, to unpaid interest and
            Unpaid Realized Loss Amounts on the other classes of certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

                  (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of certificates, and, after making certain termination payments, if any, to the Supplemental Interest Account for the benefit of the swap provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal".

Distributions of Interest and Principal

      For any distribution date, the "Pass-Through Rate" for each class of LIBOR Certificates will be as set forth below:

            (a) for the Class A-1 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Group I Loan Cap (as defined below);

            (b) for the Class A-2 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Group II Loan Cap (as defined below); and

            (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Pool Cap (as defined below).

      The fixed margin for each class of LIBOR Certificates is as follows: Class A-1, [___]%; Class A-2A, [___]%; Class A-2B, [___]%; Class A-2C, [___]%; Class
A-2D; [___]%; Class M-1, [___]%; Class M-2, [___]%; Class M-3, [___]%; Class
M-4, [___]%; Class M-5, [___]%; Class M-6, [___]%; Class B-1, [___]%; Class B-2,
[___]%; and Class B-3, [___]%. On the distribution date immediately following the distribution date on which the majority holders in the aggregate of the Class X certificates have the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, [___]%; Class A-2A, [___]%; Class A-2B, [___]%; Class A-2C; [___]%; Class A-2D; [___]%; Class M-1, [___]%; Class M-2, [___]%;
Class M-3, [___]%; Class M-4, [___]%; Class M-5, [___]%; Class M-6, [___]%;
Class B-1, [___]%; Class B-2, [___]%; and Class B-3, [___]%.

      The "Group I Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the swap provider from Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

      The "Group II Loan Cap" is the product of (i) the weighted average of the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the swap provider from Available Funds, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the swap provider from Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the mortgage loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

      The "Pool Cap" is the weighted average of (x) the Group I Loan Cap and (y) the Group II Loan Cap, in each case weighted on the basis of the related Group Subordinated Amount.

      The "Group Subordinated Amount" for any distribution date (i) for the group I mortgage loans, will be equal to the excess of the aggregate Stated Principal Balance of the group I mortgage loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such distribution date and (ii) for the group II mortgage loans, will be equal to the excess of the aggregate Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates immediately prior to such distribution date.

      On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

      Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments, Net Swap Receipts or Swap Termination Payments will be allocated between loan groups based on the respective aggregate Stated Principal Balance of the mortgage loans in each loan group, unless otherwise described in this prospectus supplement.

      On each distribution date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

            (i) to the holders of each class of LIBOR Certificates and to the Supplemental Interest Account in the following order of priority:

                  (a) to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the swap provider (to the extent not previously received by the swap provider from a replacement swap provider) other than a Defaulted Swap Termination Payment owed to the swap provider, if any;

                  (b) concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for that class of certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates, pro rata (based on the amounts distributable under this clause (i)(b)(2)), the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates; provided, that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (1) or
                        (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest;

                  (c) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (d) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (e) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (f) from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (g) from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (h) from any remaining Interest Remittance Amounts, to the Class M-6 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (i) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                  (j) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date; and

                  (k) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

            (ii) (A) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

                  (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

             (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                  (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

                  (b) to the Sequential Class M Certificates, allocated sequentially, first to the Class M-1 certificates, then to the Class M-2 certificates and then to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
                        (ii)(B)(a) above and (y) the Sequential Class M Principal Distribution Amount, in each case until their respective Class Certificate Balances have been reduced to zero;

                  (c) to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (d) to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above and to the Class M-4 certificateholders in clause (ii)(B)(c) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (e) to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above, to the Class M-4 certificateholders in clause (ii)(B)(c) above and to the Class M-5 certificateholders in clause (ii)(B)(d) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (f) to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above, to the Class M-4 certificateholders in clause (ii)(B)(c) above, to the Class M-5 certificateholders in clause (ii)(B)(d) above and to the Class M-6 certificateholders in clause (ii)(B)(e) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                  (g) to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above, to the Class M-4 certificateholders in clause (ii)(B)(c) above, to the Class M-5 certificateholders in clause (ii)(B)(d) above, to the Class M-6 certificateholders in clause (ii)(B)(e) above and to the Class B-1 certificateholders in clause
                        (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                  (h) to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                        (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Sequential Class M certificateholders in clause
                        (ii)(B)(b) above, to the Class M-4 certificateholders in clause (ii)(B)(c) above, to the Class M-5 certificateholders in clause (ii)(B)(d) above, to the Class M-6 certificateholders in clause (ii)(B)(e) above, to the Class B-1 certificateholders in clause (ii)(B)(f) above and to the Class B-2 certificateholders in clause
                        (ii)(B)(g) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero.

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

                  (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

                  (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

                  (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

                  (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

                  (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

                  (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

                  (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

                  (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;

                  (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

                  (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;

                  (k) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

                  (l) to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount for that class;

                  (m) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

                  (n) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

                  (o) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

                  (p) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

                  (q) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

                  (r) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

                  (s) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

                  (t) from any Basis Risk Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk Carry Forward Amount with respect to the Class M and Class B certificates for that distribution date, allocated (a) first, among the Class M and Class B certificates, pro rata, based upon their respective Class Certificate Balances only with respect to those Class M and Class B certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, any remaining amounts to the Class M and Class B certificates, pro rata, based on any Basis Risk Carry Forward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

                  (u) from funds on deposit in the Excess Reserve Fund Account (not including any Basis Risk Cap Payment included in that account) with respect to that distribution date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates except that the Class A certificates will be paid (a) first, pro rata, based on their respective Class Certificate Balances but only with respect to those Class A certificates with an outstanding Basis Risk Carry Forward Amount and (b) second, pro rata, based on any remaining unpaid Basis Risk Carry Forward Amounts;

                  (v) to the Supplemental Interest Account, the amount of any Defaulted Swap Termination Payment owed to the swap provider;

                  (w) to the holders of the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

                  (x) to the holders of the Class R certificates, any remaining amount.

      In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Class Certificate Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Unpaid Interest Amounts, unpaid remaining Basis Risk Carry Forward Amounts or Unpaid Realized Loss Amounts.

      On each distribution date, prior to any distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

      If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Account to pay principal as described under "--Supplemental Interest Account" below, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 or Class M-1 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable Class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be included as part of the Principal Remittance Amount for the related distribution date.

      On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Prepayment Interest Excesses or Compensating Interest payments from the servicer (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amounts of interest otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

      All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates (the "Group I Class A Certificates"), on the one hand, and the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates (collectively, the "Group II Class A Certificates"), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a "Class A Certificate Group." However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this section, until their Class Certificate Balance has been reduced to zero. Any distributions of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any distributions of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

      Any principal distributions allocated to the Group II Class A Certificates are required to be distributed first to the Class A-2A certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2C certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2D certificates, until their Class Certificate Balance has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

Supplemental Interest Account

      On any distribution date, Swap Termination Payments, Net Swap Payments owed to the swap provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Supplemental Interest Account") established by the trustee as part of the trust fund. Funds in the Supplemental Interest Account will be distributed in the following order of priority:

                  (A) to the swap provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, to the swap provider, if any, owed for that distribution date;

                  (B) to the Class A certificates, to pay Accrued Certificate
            Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                  (C) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses
            (i) and (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                  (D) to the LIBOR certificates, to pay any Basis Risk Carry
            Forward Amounts as described, and in the same manner and priority as set forth, in clause (iii)(u) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

                  (E) sequentially, to the Class A, Class M-1, Class M-2, Class
            M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay principal as described, and in the same manner and order of priority as set forth, in clause
            (ii)(A) or clause (ii)(B), as applicable, in the ninth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

                  (F) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay any Unpaid

            Realized Loss Amounts as described, and in the same manner and priority as set forth, in clause (iii) in the ninth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

                  (G) to the swap provider, any Defaulted Swap Termination
            Payment owed to the swap provider for that distribution date; and

                  (H) to the holders of the Class X certificates, any remaining amounts.

      Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment (as defined below), and a successor Swap Provider cannot be obtained, then the trustee will be required to deposit the Swap Termination Payment into the reserve account that is a part of the Supplemental Interest Account. On each subsequent distribution date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Account until the final distribution date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the trustee to pay each Net Swap Receipt that would have otherwise been payable by the Swap Provider on each subsequent distribution date.

      The Supplemental Interest Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

      On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

Excess Reserve Fund Account

      The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates or amounts payable from the Supplemental Interest Account.

      The "Basis Risk Carry Forward Amount" on any distribution date and for any class of LIBOR Certificates is the sum of, if applicable, (x) the excess of (i) the amount of Accrued Certificate Interest that would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, over (ii) the amount of Accrued Certificate Interest distributable on such class of certificates on that distribution date based on the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, and (y) the unpaid portion of any such excess described in clause
(x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable). Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Basis Risk Cap Payments (for the benefit of the Class M and Class B Certificates) and in the Supplemental Interest Account with respect to such distribution date for payment of Basis Risk Carry Forward Amounts. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

      Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement. Holders of the Class M certificates and the Class B certificates will also be entitled to receive Basis Risk Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk Carry Forward Amount on those classes of certificates for the 12th through 33rd distribution dates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates from remaining Available Funds, and from Basis Risk Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Account in the priority specified in "--Supplemental Interest Account" above.

Basis Risk Cap Agreement

      The Class M and Class B certificates will have the benefit of a basis risk cap agreement provided by Barclays, as cap provider. All obligations of the trust under the basis risk cap agreement will be paid on or prior to the closing date.

      The Class M and Class B certificates will have the benefit of a basis risk cap agreement with an initial notional amount of approximately $0 provided by the cap provider. In connection with the 12th through 33rd distribution dates, the cap provider will be obligated under this basis risk cap agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the one month LIBOR rate (as determined pursuant to the basis risk cap agreement) as of that distribution date and (ii) a cap ceiling rate of [10.000]% per annum over a specified cap strike rate (ranging from [7.080]% to [9.900]% per annum) and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date and (y) the excess, if any, of (A) the aggregate class certificate balance of the LIBOR certificates over (B) the applicable swap notional amount set forth on the schedule attached as Annex II to this prospectus supplement, determined on an "actual/360" basis. The cap provider's obligations under this basis risk cap agreement will terminate following the distribution date in October 2009.

      The specified cap ceiling rate, cap strike rate and notional amounts for the basis risk cap agreement are set forth on Annex III to this prospectus supplement.

      Amounts, if any, payable under the basis risk cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the basis risk cap agreement relates, if the pass-through rates on those certificates are limited for any of the 12th through 33rd distribution dates, due to the caps on their pass-through rates described in this prospectus supplement.

      The basis risk cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the basis risk cap agreement.

      We believe that the maximum probable exposure under the basis risk cap agreement to be less than 10% (the significance percentage) of the aggregate initial Class Certificate Balance of the Class M and Class B Certificates.

Interest Rate Swap Agreement

      On the closing date, the trust will enter into an interest rate swap agreement with Barclays as swap provider. Under the interest rate swap agreement, with respect to the first 57 distribution dates, the trust will pay to the swap provider fixed payments at a rate ranging from [4.7659]% to [5.3200]% per annum, and the swap provider will pay to the trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on the applicable notional amount set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 57 distribution dates, amounts otherwise available to certificateholders will be applied on the business day preceding such distribution date to make a net payment to the swap provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 57 distribution dates, the swap provider will owe a net payment to the trust on the business day preceding such distribution date (each, a "Net Swap Receipt").

      All payments due to the swap provider under the interest rate swap agreement shall be payable from funds on deposit in the Supplemental Interest Account on each applicable distribution date in accordance with the priority of payments described under "--Supplemental Interest Account" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the swap provider will be payable on a senior basis on each applicable distribution date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the trust to the swap provider will be payable by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s), the swap provider that is being replaced shall have first priority to those payments over certificateholders, the servicer, the trustee and the custodian, and the trust shall pay to the swap provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the swap provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. However, to the extent such payment received by the swap provider is less than the Swap Termination Payment owed to the swap provider, any remaining amounts will be paid to the swap provider on the subsequent distribution date in accordance with the priority of payments described under "--Supplemental Interest Account" above.

      A "Swap Termination Payment" is a termination payment required to be made by either the trust or the swap provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

      The interest rate swap agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

      o     failure to pay,

      o     bankruptcy and insolvency events, and

      o a merger by the swap provider without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

      o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

      o a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

      o a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

      o the pooling and servicing agreement is amended without the consent of the swap provider and the amendment materially and adversely affects the rights or interests of the swap provider,

      o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

      o     upon the exercise of the optional clean-up call.

      "Defaulted Swap Termination Payment" means any termination payment required to be made by the trust to the swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the swap provider) with respect to which the swap provider is the sole affected party.

      In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement, (such event, a "First Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the First Trigger Ratings Threshold or Fitch withdraws its ratings of the swap provider and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

            (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement;

            (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) collateralizes its exposure to the trust pursuant to the ISDA Credit Support Annex entered into on the closing date by the swap provider and the trust (the "ISDA Credit Support Annex"); or

            (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

      It will also be an additional termination event under the interest rate swap agreement (such event a "Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the Second Trigger Ratings Threshold or the swap provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement. Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the swap provider (or its guarantor) will be required to collateralize its exposure to the trust pursuant to the ISDA Credit Support Annex.

      The swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

      If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

      On or after the closing date, and so long as the Rating Agency Condition has been satisfied with respect to S&P and Fitch and reasonable notice has been given to Moody's and the status of the related portion of the trust as a grantor trust is not adversely affected, (i) the trust may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign or transfer all or a portion of the interest rate swap agreement to any institution provided that certain conditions set forth in the interest rate swap agreement are met, and (iii) the interest rate swap agreement may be amended or terminated.

      The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in October 2011 and upon termination of the interest rate swap agreement no further amounts will be paid to the swap provider by the trust and no further amounts will be paid to the trust by the swap provider.

      We believe that the maximum probable exposure under the interest rate swap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

      The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

      The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds and Basis Risk Cap Payments not required to be distributed to holders of the LIBOR Certificates or paid to the Supplemental Interest Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts.

      With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary of Terms" in this prospectus supplement. On or after the Stepdown Date, the Specified Subordinated Amount may decrease, subject to a floor and certain triggers. If a Trigger Event (as defined in the "Glossary of Terms" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Subordinated Amount at the Specified Subordinated Amount.

      In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or a Defaulted Swap Termination Payment owed to the Swap Provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates or a Defaulted Swap Termination Payment to the Swap Provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after taking into account the amount necessary to make all payments of interest and principal to the LIBOR Certificates and all amounts required to be paid to the swap provider from Available Funds on that distribution date (other than Defaulted Swap Termination Payments).

Reports to Certificateholders

      On each distribution date the trustee will make available via its internet website to each holder of a LIBOR Certificate, based on information provided to the trustee by the servicer, a statement containing the following:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

      o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such distribution date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account or the Supplemental Interest Account on such distribution date;

      o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or Supplemental Interest Account;

      o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

      o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

      o the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the custodian with respect to such distribution date, in each case, identifying the general purpose of such fees;

      o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

      o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

      o the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

      o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date of the REO properties;

      o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

      o whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

      o the amount on deposit in each of the Excess Reserve Fund Account and the Supplemental Interest Account (after giving effect to distributions on such distribution date);

      o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

      o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

      o     the Subordinated Amount and Specified Subordinated Amount;

      o     Prepayment Premiums collected by the servicer;

      o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

      o     the amount distributed on the Class X certificates;

      o     the amount of any Subsequent Recoveries for such distribution date;

      o     the Record Date for such distribution date; and

      o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

      The trustee will make available the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system will not be made available on the website of any party to this transaction. However, the trustee will provide electronic copies of those filings free of charge upon request.

                       THE POOLING AND SERVICING AGREEMENT

      The pooling and servicing agreement will be entered into among the depositor, the servicer, the trustee, the custodian and the responsible parties. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

      HomEq Servicing will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the pooling and servicing agreement.

Subservicers

      The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

      The servicer will remain obligated and primarily liable to the trust and the trustee on behalf of the certificateholders for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer's compensation is sufficient to pay the subservicer fees.

Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate on the Stated Principal Balance of each mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. The servicer will also be entitled to withdraw from any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts. In addition, the servicer will be entitled to retain any net Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received during the related Prepayment Period. See "--Prepayment Interest Shortfalls" below. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

      As compensation for its activities under the pooling and servicing agreement, the custodian will be entitled, with respect to each mortgage loan, to a custodian fee. The fees to the custodian will be required to be remitted monthly by the trustee to the custodian from amounts on deposit in the distribution account. The custodian fee for each distribution date will be an amount equal to one-twelfth of the custodian fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period (or as of the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement.

      As compensation for its activities under the pooling and servicing agreement, the trustee will be entitled to retain any net interest or other income earned on deposits in the distribution account.

P&I Advances and Servicing Advances

      P&I Advances. The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination in its good faith business judgment that such advance would be recoverable. The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act. With respect to any balloon payment on a balloon mortgage loan, the servicer will only be obligated to advance the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such balloon mortgage loan with interest at the mortgage rate net of the servicing fee rate. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. The trustee, acting solely as successor servicer, will advance its own funds to make P&I Advances if the servicer fails to do so, subject to its own recoverability determination and as required under the pooling and servicing agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

      Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration, inspection and protection of the mortgaged property,

      o enforcement or judicial proceedings, including foreclosures and litigation, and

      o certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

      Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

      The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

Prepayment Interest Shortfalls

      In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those voluntary principal prepayments in full. The amount of those shortfalls--equal to the difference between the interest paid by the applicable mortgagors for the month in which the prepayments occur (for those mortgage loans that prepay from the 16th day of the month preceding the month in which the applicable distribution date occurs through the end of that preceding month) on the amount of the principal prepayment and thirty days' interest on that amount--will be first netted against the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses"). If there still remains a net shortfall, then the servicer will be obligated to pay by no later than the Servicer Remittance Date preceding the applicable distribution date, without any right of reimbursement, compensating interest in an amount equal to the lesser of that net shortfall and the servicing fee payable for that distribution date ("Compensating Interest").

Servicer Reports

      As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the servicer is required to deliver to the depositor and the trustee a servicer remittance report setting forth certain information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing certain information to be included in the distribution report for that distribution date delivered by the trustee.

      The servicer is required to deliver to the depositor, the trustee and the rating agencies, in March of each year, starting in 2007, an officer's certificate stating that,

      o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

      In addition, in March of each year, commencing in March 2007, the servicer, the trustee and the custodian will be required to deliver to the depositor and the trustee an assessment of compliance with servicing criteria that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

      The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may
(i) waive any late payment charge or, if applicable, any penalty interest, or
(ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the pooling and servicing agreement.

      The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

      The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

      The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such mortgaged property. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

      The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that in the case of any mortgaged property damaged from an uninsured cause, the servicer will not be required to expend its own funds toward the restoration of that property unless the servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Removal and Resignation of the Servicer

   The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

            (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 45 days (except that such number of days will be 10 in the case of a failure to observe or perform the obligation to deliver the officer's certificate or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

            (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

            (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

            (f) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the servicer by the trustee or by the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

            (g) Fitch reduces its servicer rating of HomEq to "RPS2-" or lower, Moody's reduces its servicer rating of HomEq to "SQ3" or lower, or S&P reduces its servicer rating of HomEq to "Average" or lower.

      Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

      Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor servicer or will appoint a successor servicer. The trustee, as successor servicer (and any other successor servicer), will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      Any successor to the servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

      The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

      The trustee (if the successor servicer) and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses" above.

      Notwithstanding any termination of the activities of the servicer under the pooling and servicing agreement, the servicer will be entitled to receive from the trust fund, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

      The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

      The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicer may remove the trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

      The servicer may, at its option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer, (iv) any unreimbursed indemnification payments payable to the trustee or the custodian under the pooling and servicing agreement, and (v) any Swap Termination Payment owed to the swap provider or the custodian (to the extent not received by the swap provider as a replacement swap provider payment). That purchase of the mortgage loans and REO properties would result in the final distribution on the LIBOR Certificates on that distribution date.

      Notwithstanding the foregoing, if any rating agency has rated a class of debt securities ("Net Interest Margin Securities") then outstanding that is backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the servicer will be permitted to exercise its option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to that purchase, the servicer remits to the trustee an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, and
(B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

      The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed within the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

      In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account not permitted to be withdrawn or retained to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the trustee and the custodian of a request for release of the mortgage loan files, the custodian will be required to promptly release to the servicer or its designee the mortgage loan files.

      Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicer, the Trustee and the Custodian

      The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee, the custodian or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicer, the trustee or the custodian will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's, the trustee's or the custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

      The depositor, the servicer, the trustee, the custodian and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

      None of the depositor, the servicer, the trustee or the custodian is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the trustee and the custodian, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the trustee or the custodian undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer, the trustee and the custodian will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer, the trustee and the custodian by written agreement, without notice to, or consent of, the holders of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible parties, the servicer, the trustee and the custodian and with the consent of the holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

      In addition, any amendment to the pooling and servicing agreement will require the prior written consent of the swap provider if the amendment would materially and adversely affect the rights or interests of the swap provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans, the prepayment assumption assumes a constant prepayment rate of 4.6% per annum in the first month of the life of the related mortgage loans and an additional approximately 1.6727% per annum (precisely 18.4%/11) in each month until the twelfth month. Beginning in the twelfth month and in each month thereafter, the prepayment assumption assumes a constant prepayment rate of 23% per annum. The prepayment assumption with respect to the adjustable-rate mortgage loans (other than the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans) assumes a constant prepayment rate of 2% per annum in the first month of the life of the related mortgage loans building linearly to a constant prepayment rate of 30% per annum (rounded to the nearest hundredth of a percent) in the twelfth month, and remaining at 30% per annum until the twenty-second month. Beginning in the twenty-third month, the prepayment assumption assumes a constant prepayment rate of 50% per annum, and remaining 50% per annum until the twenty-seventh month. Beginning in the twenty-eighth month and each month thereafter, the prepayment assumption assumes a constant prepayment rate of 35% per annum each month.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

      o     the closing date for the certificates occurs on January 30, 2007;

      o distributions on the certificates are made on the 25th day of each month, commencing in February 2007, in accordance with the priorities described in this prospectus supplement;

      o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

      o     prepayments include 30 days' interest on the related mortgage loan;

      o the optional clean-up call is not exercised (except with respect to the weighted average life to call);

      o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

      o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 5.372% and the One-Year LIBOR Loan Index remains constant at 5.324%, and
            (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except with respect to mortgage loans that are interest-only for a period of time);

      o     One-Month LIBOR remains constant at 5.320%;

      o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

      o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in February 2007 and are computed prior to giving effect to prepayments received on the last day of the prior month;

      o The mortgage loans prepay for each type of mortgage loan, as indicated in the prepayment curves as described above (with no substitutions of mortgage loans) with a maximum of 90% constant prepayment rate;

      o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in January 2007;

      o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

      o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

      o the servicing fee rate with respect to each mortgage loan is 0.50% per annum;

      o     the custodian fee rate is a rate of 0.01% per annum or less;

      o     no Swap Termination Payments are paid or received by the trust; and

      o the assumed mortgage loans have the approximate initial characteristics described below:


                                              Cut-off                                       Initial     Remaining
                                                Date     Remaining   Remaining  Original    Interest-   Interest-
                               Cut-off Date    Gross    Amortization  Term to    Term to      Only        Only
                     Index      Principal     Interest      Term      Maturity  Maturity     Period      Period     Gross
Group     Type       Name      Balance ($)    Rate (%)    (Months)    (Months)  (Months)    (Months)    (Months)   Margin (%)
-----------------------------------------------------------------------------------------------------------------------------
  1        ARM     LIBOR_6MO     721,119.59     6.384       357         357        360        N/A          N/A        5.929
  1        ARM     LIBOR_6MO      70,380.52     8.990       271         271        274        N/A          N/A        7.250
  1        ARM     LIBOR_6MO     450,524.12     7.412       357         357        360        N/A          N/A        6.526
  1        ARM     LIBOR_6MO     443,437.65     8.054       477         357        360        N/A          N/A        6.326
  1        ARM     LIBOR_6MO     743,888.00     6.980       472         356        360        N/A          N/A        6.163
  1        ARM     LIBOR_6MO     159,880.35     6.175       597         357        360        N/A          N/A        5.250
  1        ARM     LIBOR_6MO     950,294.39     6.570       597         357        360        N/A          N/A        5.994
  1        ARM     LIBOR_6MO     506,000.00     6.832       240         357        360        120          117        5.495
  1        ARM     LIBOR_6MO     353,000.00     7.088       240         356        360        120          116        6.375
  1        ARM     LIBOR_6MO     246,050.00     6.550       240         356        360        120          116        6.250
  1        ARM     LIBOR_6MO   4,288,350.00     6.588       240         357        360        120          117        5.768
  1        ARM     LIBOR_6MO     414,080.77     5.675       300         357        360         60          57         5.000
  1        ARM     LIBOR_6MO  33,241,056.08     8.711       356         356        359        N/A          N/A        6.140
  1        ARM     LIBOR_6MO     374,441.04    10.200       355         355        360        N/A          N/A        6.050
  1        ARM     LIBOR_6MO   1,972,170.65     9.100       356         356        360        N/A          N/A        7.070
  1        ARM     LIBOR_6MO   1,976,716.03     9.313       356         356        360        N/A          N/A        6.478
  1        ARM     LIBOR_6MO     140,531.35     6.975       356         356        360        N/A          N/A        6.050
  1        ARM     LIBOR_6MO   1,164,891.25     9.263       356         356        359        N/A          N/A        6.517
  1        ARM     LIBOR_6MO     207,634.63     8.700       357         357        360        N/A          N/A        6.250
  1        ARM     LIBOR_6MO   2,422,736.07     8.498       356         356        359        N/A          N/A        6.378
  1        ARM     LIBOR_6MO  20,545,705.31     8.623       357         357        360        N/A          N/A        6.581
  1        ARM     LIBOR_6MO     444,351.93     9.999       357         357        360        N/A          N/A        6.575
  1        ARM     LIBOR_6MO     190,979.95     8.513       356         356        360        N/A          N/A        5.462
  1        ARM     LIBOR_6MO  39,246,068.78     8.646       475         357        360        N/A          N/A        6.193
  1        ARM     LIBOR_6MO     939,189.51     7.691       475         357        360        N/A          N/A        6.114
  1        ARM     LIBOR_6MO     218,385.20    10.650       476         356        360        N/A          N/A        6.050
  1        ARM     LIBOR_6MO   1,578,189.72     9.345       477         357        360        N/A          N/A        7.186
  1        ARM     LIBOR_6MO   2,563,329.40     9.306       476         357        360        N/A          N/A        6.341
  1        ARM     LIBOR_6MO     540,029.81     8.293       477         357        360        N/A          N/A        5.863
  1        ARM     LIBOR_6MO   5,475,726.54     8.688       476         357        360        N/A          N/A        6.504
  1        ARM     LIBOR_6MO     416,505.68     7.350       477         357        360        N/A          N/A        5.900
  1        ARM     LIBOR_6MO     518,380.77     7.191       477         357        360        N/A          N/A        6.494
  1        ARM     LIBOR_6MO     108,870.60     6.400       477         358        360        N/A          N/A        6.150
  1        ARM     LIBOR_6MO   1,053,991.82     8.277       477         357        360        N/A          N/A        6.565
  1        ARM     LIBOR_6MO  53,486,606.96     8.297       476         357        360        N/A          N/A        6.464
  1        ARM     LIBOR_6MO   1,275,778.63     8.747       476         356        360        N/A          N/A        6.359
  1        ARM     LIBOR_6MO  12,388,043.06     8.277       595         357        360        N/A          N/A        6.253
  1        ARM     LIBOR_6MO   1,476,334.04     8.262       596         356        360        N/A          N/A        7.361
  1        ARM     LIBOR_6MO     187,282.93     8.586       597         357        360        N/A          N/A        6.574
  1        ARM     LIBOR_6MO     640,768.92     8.195       597         357        360        N/A          N/A        7.282
  1        ARM     LIBOR_6MO     841,412.22     7.879       596         357        360        N/A          N/A        6.414
  1        ARM     LIBOR_6MO     118,719.13     8.990       597         357        360        N/A          N/A        8.000
  1        ARM     LIBOR_6MO  28,228,483.94     8.039       597         357        360        N/A          N/A        6.607
  1        ARM     LIBOR_6MO     251,900.34     7.900       597         357        360        N/A          N/A        6.500
  1        ARM     LIBOR_6MO     345,861.58     7.870       597         357        360        N/A          N/A        6.250
  1        ARM     LIBOR_6MO     342,820.00     8.433       240         356        360        120          116        6.156
  1        ARM     LIBOR_6MO     690,500.00     7.905       240         356        360        120          116        6.406
  1        ARM     LIBOR_6MO   4,441,575.57     7.829       300         357        360         60          57         5.948
  1        ARM     LIBOR_6MO     208,000.00     8.695       300         356        360         60          56         5.500
  1        ARM     LIBOR_6MO     231,999.97     8.068       300         357        360         60          57         6.128
  1        ARM     LIBOR_6MO     662,175.00     7.535       300         357        360         60          57         6.516
  1        ARM     LIBOR_6MO      87,119.57     7.150       300         357        360         60          57         6.500
  1        ARM     LIBOR_6MO     472,200.00     6.516       300         356        360         60          56         6.097
  1        ARM     LIBOR_6MO  15,444,791.57     7.670       300         357        360         60          57         6.190
  1        ARM     LIBOR_6MO     198,949.99     6.350       300         357        360         60          57         5.800
  1        ARM     LIBOR_6MO     687,993.35     8.586       357         357        360        N/A          N/A        5.762
  1        ARM     LIBOR_6MO     211,501.66     8.700       356         356        360        N/A          N/A        6.125
  1        ARM     LIBOR_6MO     140,510.33     7.925       357         357        360        N/A          N/A        6.375
  1        ARM     LIBOR_6MO     143,759.78     8.950       357         357        360        N/A          N/A        7.000
  1        ARM     LIBOR_6MO   1,372,378.92     8.029       357         357        360        N/A          N/A        7.114
  1        ARM     LIBOR_6MO   3,251,113.65     8.683       476         356        360        N/A          N/A        6.368
  1        ARM     LIBOR_6MO     237,355.48     9.200       477         357        360        N/A          N/A        6.300



                        Rate
          Next Rate     Reset
            Reset     Frequency   Minimum    Maximum    Initial    Periodic
Group      (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)    Cap (%)
---------------------------------------------------------------------------
  1          117          6         6.384     12.884     5.000      1.000
  1          117          6         8.990     15.490     5.000      1.000
  1          117          6         7.412     13.912     5.000      1.000
  1          117          6         8.054     14.554     5.000      1.000
  1          116          6         6.980     13.480     5.000      1.000
  1          117          6         6.175     12.675     5.000      1.000
  1          117          6         6.570     13.070     5.000      1.000
  1          117          6         6.832     13.332     5.000      1.000
  1          116          6         7.088     13.588     5.000      1.000
  1          116          6         6.550     13.050     5.000      1.000
  1          117          6         6.588     13.088     5.000      1.000
  1          117          6         5.675     12.175     5.000      1.000
  1           21          6         8.711     15.341     2.673      1.154
  1           19          6        10.200     17.200     2.000      1.500
  1           20          6         9.100     15.812     2.576      1.212
  1           20          6         9.313     16.088     2.343      1.328
  1           20          6         6.975     13.975     2.000      1.500
  1           21          6         9.263     16.105     2.316      1.342
  1           21          6         8.700     15.200     3.000      1.000
  1           21          6         8.498     15.296     2.404      1.298
  1           21          6         8.617     15.289     2.644      1.174
  1           21          6         9.999     16.999     2.000      1.500
  1           20          6         8.513     14.513     3.000      1.000
  1           21          6         8.646     15.320     2.630      1.177
  1           21          6         7.691     14.404     2.574      1.213
  1           20          6        10.650     17.650     2.000      1.500
  1           21          6         9.345     15.902     2.887      1.057
  1           21          6         9.306     16.196     2.156      1.391
  1           21          6         8.293     14.973     2.638      1.181
  1           21          6         8.664     15.372     2.632      1.184
  1           21          6         7.350     14.350     2.000      1.500
  1           21          6         7.191     13.691     3.000      1.000
  1           22          6         6.400     13.400     2.000      1.500
  1           21          6         8.277     15.211     2.132      1.434
  1           21          6         8.297     15.033     2.516      1.240
  1           20          6         8.747     15.747     1.904      1.500
  1           21          6         8.277     14.777     2.969      1.000
  1           20          6         8.262     14.762     3.000      1.000
  1           21          6         8.586     15.086     3.000      1.000
  1           21          6         8.195     14.695     3.000      1.000
  1           21          6         7.879     14.379     3.000      1.000
  1           21          6         8.990     15.490     3.000      1.000
  1           21          6         8.039     14.542     2.988      1.000
  1           21          6         7.900     14.400     3.000      1.000
  1           21          6         7.870     14.370     3.000      1.000
  1           20          6         8.433     14.933     3.000      1.000
  1           20          6         7.905     14.405     3.000      1.000
  1           21          6         7.829     14.596     2.466      1.267
  1           20          6         8.695     15.195     3.000      1.000
  1           21          6         8.068     15.068     2.000      1.500
  1           21          6         7.535     14.381     2.308      1.346
  1           21          6         7.150     13.650     3.000      1.000
  1           20          6         6.516     13.516     2.000      1.500
  1           21          6         7.670     14.488     2.324      1.324
  1           21          6         6.350     12.850     3.000      1.000
  1           33          6         8.586     15.086     3.000      1.000
  1           32          6         8.700     15.200     3.000      1.000
  1           33          6         7.925     14.425     3.000      1.000
  1           33          6         8.950     15.450     3.000      1.000
  1           33          6         8.029     14.459     3.000      1.000
  1           32          6         8.683     15.498     2.370      1.303
  1           33          6         9.200     16.200     2.000      1.500



                                              Cut-off                                       Initial     Remaining
                                                Date     Remaining   Remaining  Original    Interest-   Interest-
                               Cut-off Date    Gross    Amortization  Term to    Term to      Only        Only
                     Index      Principal     Interest      Term      Maturity  Maturity     Period      Period     Gross
Group     Type       Name      Balance ($)    Rate (%)    (Months)    (Months)  (Months)    (Months)    (Months)   Margin (%)
-----------------------------------------------------------------------------------------------------------------------------
  1        ARM     LIBOR_6MO     265,192.73     8.000       476         356        360        N/A          N/A        5.950
  1        ARM     LIBOR_6MO   1,249,546.79     7.487       477         357        360        N/A          N/A        6.147
  1        ARM     LIBOR_6MO     252,184.76     9.937       476         356        360        N/A          N/A        6.050
  1        ARM     LIBOR_6MO     305,390.03     9.792       476         356        360        N/A          N/A        6.487
  1        ARM     LIBOR_6MO      78,739.00     9.370       476         356        360        N/A          N/A        7.475
  1        ARM     LIBOR_6MO     182,218.01     8.888       475         357        360        N/A          N/A        7.350
  1        ARM     LIBOR_6MO   1,499,194.18     7.997       477         357        360        N/A          N/A        6.802
  1        ARM     LIBOR_6MO     984,518.80     7.435       597         357        360        N/A          N/A        6.641
  1        ARM     LIBOR_6MO     571,988.23     7.163       597         357        360        N/A          N/A        5.600
  1        ARM     LIBOR_6MO     273,917.73     8.620       597         357        360        N/A          N/A        6.200
  1        ARM     LIBOR_6MO   1,148,936.32     8.092       596         356        360        N/A          N/A        6.967
  1        ARM     LIBOR_6MO     356,000.00     6.600       300         357        360         60          57         6.500
  1        ARM     LIBOR_6MO   3,350,059.08     6.916       357         357        360        N/A          N/A        5.760
  1        ARM     LIBOR_6MO   1,481,889.10     6.701       356         356        359        N/A          N/A        5.889
  1        ARM     LIBOR_6MO   1,504,929.24     7.935       477         357        360        N/A          N/A        6.376
  1        ARM     LIBOR_6MO     267,746.20     6.225       478         358        360        N/A          N/A        5.350
  1        ARM     LIBOR_6MO   1,845,096.73     6.870       477         357        360        N/A          N/A        6.033
  1        ARM     LIBOR_6MO     922,690.83     7.046       597         357        360        N/A          N/A        5.838
  1        ARM     LIBOR_6MO     343,839.77     7.466       597         357        360        N/A          N/A        6.485
  1        ARM     LIBOR_6MO     203,871.52     6.650       597         357        360        N/A          N/A        6.350
  1        ARM     LIBOR_6MO   1,244,088.63     7.106       597         357        360        N/A          N/A        6.564
  1        ARM     LIBOR_6MO     405,000.00     6.535       240         357        360        120          117        5.904
  1        ARM     LIBOR_6MO     535,347.81     6.257       240         357        360        120          117        6.283
  1        ARM     LIBOR_6MO   1,117,499.99     6.827       240         357        360        120          117        6.552
  1        ARM     LIBOR_6MO   1,001,419.99     6.016       300         357        360         60          57         5.621
  1        ARM     LIBOR_6MO     247,999.92     7.525       300         357        360         60          57         6.125
  1        ARM     LIBOR_6MO     382,500.00     6.200       300         356        360         60          56         5.850
  1        ARM     LIBOR_6MO   4,225,224.95     6.684       300         357        360         60          57         5.909
  1        ARM     LIBOR_6MO     191,776.17    10.645       357         357        360        N/A          N/A        7.210
  2        ARM     LIBOR_1YR     973,599.99     6.991       240         357        360        120          117        2.750
  2        ARM     LIBOR_6MO   1,138,490.25     7.237       357         357        360        N/A          N/A        6.551
  2        ARM     LIBOR_6MO     516,372.02     6.625       357         357        360        N/A          N/A        5.600
  2        ARM     LIBOR_6MO   1,808,821.19     6.892       357         357        360        N/A          N/A        6.389
  2        ARM     LIBOR_6MO   1,009,415.55     6.723       477         357        360        N/A          N/A        6.441
  2        ARM     LIBOR_6MO     229,226.62     8.350       597         357        360        N/A          N/A        7.350
  2        ARM     LIBOR_6MO     635,546.03     7.100       596         356        360        N/A          N/A        6.225
  2        ARM     LIBOR_6MO   1,118,754.92     6.540       597         357        360        N/A          N/A        5.630
  2        ARM     LIBOR_6MO   1,509,600.00     7.229       240         357        360        120          117        6.051
  2        ARM     LIBOR_6MO     504,000.00     6.750       240         357        360        120          117        6.000
  2        ARM     LIBOR_6MO     894,400.00     7.206       240         356        360        120          116        5.967
  2        ARM     LIBOR_6MO   9,611,212.95     6.449       240         357        360        120          117        5.646
  2        ARM     LIBOR_6MO     708,000.00     7.497       300         357        360         60          57         6.493
  2        ARM     LIBOR_6MO  27,218,815.03     8.486       357         357        360        N/A          N/A        6.525
  2        ARM     LIBOR_6MO     229,588.72     9.945       357         357        360        N/A          N/A        7.725
  2        ARM     LIBOR_6MO   1,467,595.82     8.841       357         357        360        N/A          N/A        6.902
  2        ARM     LIBOR_6MO     580,416.85     9.147       356         356        360        N/A          N/A        6.595
  2        ARM     LIBOR_6MO   1,161,114.11     7.587       357         357        360        N/A          N/A        6.797
  2        ARM     LIBOR_6MO     387,681.92     8.297       357         357        360        N/A          N/A        6.646
  2        ARM     LIBOR_6MO   1,546,766.69     9.162       357         357        360        N/A          N/A        6.766
  2        ARM     LIBOR_6MO  29,018,422.91     8.078       356         356        359        N/A          N/A        6.506
  2        ARM     LIBOR_6MO     145,582.75     8.970       357         357        360        N/A          N/A        7.850
  2        ARM     LIBOR_6MO      78,795.14     8.220       356         356        360        N/A          N/A        6.500
  2        ARM     LIBOR_6MO  42,796,747.01     8.245       476         357        360        N/A          N/A        6.390
  2        ARM     LIBOR_6MO   1,089,004.58     8.630       477         357        360        N/A          N/A        6.696
  2        ARM     LIBOR_6MO   2,656,625.21     8.824       477         357        360        N/A          N/A        6.610
  2        ARM     LIBOR_6MO      89,028.30     9.240       476         356        360        N/A          N/A        5.850
  2        ARM     LIBOR_6MO     295,243.79     8.125       471         351        360        N/A          N/A        6.306
  2        ARM     LIBOR_6MO   6,201,101.28     8.288       476         357        360        N/A          N/A        6.501
  2        ARM     LIBOR_6MO     913,887.52     8.170       477         357        360        N/A          N/A        7.248
  2        ARM     LIBOR_6MO     588,192.34     9.722       477         357        360        N/A          N/A        7.577
  2        ARM     LIBOR_6MO  82,216,861.55     7.866       477         357        360        N/A          N/A        6.482
  2        ARM     LIBOR_6MO     464,582.38     7.870       477         357        360        N/A          N/A        5.800
  2        ARM     LIBOR_6MO   1,281,147.58     7.022       477         357        360        N/A          N/A        6.024
  2        ARM     LIBOR_6MO  29,216,273.39     8.200       597         357        360        N/A          N/A        6.467



                        Rate
          Next Rate     Reset
            Reset     Frequency   Minimum    Maximum    Initial    Periodic
Group      (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)    Cap (%)
---------------------------------------------------------------------------
  1           32          6         8.000     15.000     2.000      1.500
  1           33          6         7.487     14.487     2.000      1.500
  1           32          6         9.937     16.937     2.000      1.500
  1           32          6         9.792     16.792     2.000      1.500
  1           32          6         9.370     15.870     3.000      1.000
  1           33          6         8.888     15.888     2.000      1.500
  1           33          6         7.997     14.580     2.834      1.083
  1           33          6         7.435     13.935     3.000      1.000
  1           33          6         7.163     13.663     3.000      1.000
  1           33          6         8.620     15.120     3.000      1.000
  1           32          6         8.092     14.592     3.006      1.000
  1           33          6         6.600     13.100     3.000      1.000
  1           57          6         6.916     13.416     3.000      1.000
  1           57          6         6.701     13.201     3.000      1.000
  1           57          6         7.935     14.435     3.000      1.000
  1           58          6         6.225     12.725     3.000      1.000
  1           57          6         6.870     13.370     3.000      1.000
  1           57          6         7.046     13.546     3.000      1.000
  1           57          6         7.466     13.966     3.000      1.000
  1           57          6         6.650     13.150     3.000      1.000
  1           57          6         7.106     13.606     3.000      1.000
  1           57          6         6.535     13.035     5.000      1.000
  1           57          6         6.257     12.757     5.000      1.000
  1           57          6         6.827     13.327     5.000      1.000
  1           57          6         6.016     12.516     5.000      1.000
  1           57          6         7.525     14.025     5.000      1.000
  1           56          6         6.200     12.700     5.000      1.000
  1           57          6         6.684     13.184     5.000      1.000
  1           3           6        10.645     17.145     1.000      1.000
  2          117         12         2.750     11.991     5.000      2.000
  2          117          6         7.237     13.737     5.000      1.000
  2          117          6         6.625     13.125     5.000      1.000
  2          117          6         6.892     13.392     5.000      1.000
  2          117          6         6.723     13.223     4.761      1.000
  2          117          6         8.350     14.850     5.000      1.000
  2          116          6         7.100     13.600     5.000      1.000
  2          117          6         6.540     13.040     5.000      1.000
  2          117          6         7.229     13.729     5.000      1.000
  2          117          6         6.750     13.250     5.000      1.000
  2          116          6         7.206     13.706     5.000      1.000
  2          117          6         6.449     12.949     4.923      1.000
  2          117          6         7.497     13.997     5.000      1.000
  2           21          6         8.482     14.969     3.000      1.000
  2           21          6         9.945     16.445     3.000      1.000
  2           21          6         8.841     15.341     3.000      1.000
  2           20          6         9.147     15.512     3.000      1.000
  2           21          6         7.587     14.087     3.000      1.000
  2           21          6         8.297     14.797     3.000      1.000
  2           21          6         9.162     15.662     3.000      1.000
  2           21          6         8.076     14.577     3.000      1.000
  2           21          6         8.970     15.470     3.000      1.000
  2           20          6         8.220     14.720     3.000      1.000
  2           21          6         8.245     14.736     2.994      1.000
  2           21          6         8.630     15.130     3.000      1.000
  2           21          6         8.824     15.324     3.000      1.000
  2           20          6         9.240     15.740     3.000      1.000
  2           15          6         8.125     14.625     3.000      1.000
  2           21          6         8.288     14.788     3.000      1.000
  2           21          6         8.170     14.670     3.000      1.000
  2           21          6         9.722     16.222     3.000      1.000
  2           21          6         7.866     14.360     3.000      1.000
  2           21          6         7.870     14.370     3.000      1.000
  2           21          6         7.022     13.522     3.000      1.000
  2           21          6         8.200     14.700     3.000      1.000



                                              Cut-off                                       Initial     Remaining
                                                Date     Remaining   Remaining  Original    Interest-   Interest-
                               Cut-off Date    Gross    Amortization  Term to    Term to      Only        Only
                     Index      Principal     Interest      Term      Maturity  Maturity     Period      Period     Gross
Group     Type       Name      Balance ($)    Rate (%)    (Months)    (Months)  (Months)    (Months)    (Months)   Margin (%)
-----------------------------------------------------------------------------------------------------------------------------
  2        ARM     LIBOR_6MO     778,080.01     8.405       596         356        360        N/A          N/A        7.656
  2        ARM     LIBOR_6MO   6,411,639.87     8.309       596         357        360        N/A          N/A        6.876
  2        ARM     LIBOR_6MO     556,564.45     8.088       597         357        360        N/A          N/A        6.226
  2        ARM     LIBOR_6MO     699,066.14     7.500       595         357        360        N/A          N/A        5.975
  2        ARM     LIBOR_6MO   4,581,494.31     8.242       597         357        360        N/A          N/A        6.956
  2        ARM     LIBOR_6MO   2,166,433.92     8.273       597         357        360        N/A          N/A        7.383
  2        ARM     LIBOR_6MO      85,963.94     7.745       597         357        360        N/A          N/A        7.000
  2        ARM     LIBOR_6MO  98,053,302.52     7.720       597         357        360        N/A          N/A        6.485
  2        ARM     LIBOR_6MO     740,475.15     9.028       597         357        360        N/A          N/A        7.054
  2        ARM     LIBOR_6MO   1,638,333.35     7.640       597         357        360        N/A          N/A        6.882
  2        ARM     LIBOR_6MO   1,999,596.77     7.826       240         356        360        120          116        6.621
  2        ARM     LIBOR_6MO   1,697,194.99     6.947       240         357        360        120          117        5.873
  2        ARM     LIBOR_6MO     376,000.00     5.925       240         357        360        120          117        5.375
  2        ARM     LIBOR_6MO   3,065,703.14     7.616       300         357        360         60          57         6.116
  2        ARM     LIBOR_6MO   2,424,399.99     7.648       300         357        360         60          57         6.272
  2        ARM     LIBOR_6MO     128,000.00     7.920       300         356        360         60          56         5.600
  2        ARM     LIBOR_6MO  17,501,952.32     7.226       300         357        360         60          57         6.152
  2        ARM     LIBOR_6MO     215,920.00     8.375       300         357        360         60          57         7.500
  2        ARM     LIBOR_6MO   1,192,058.78     8.118       357         357        360        N/A          N/A        6.040
  2        ARM     LIBOR_6MO     405,536.24     8.498       356         356        360        N/A          N/A        6.039
  2        ARM     LIBOR_6MO     297,202.59     8.672       353         353        360        N/A          N/A        5.983
  2        ARM     LIBOR_6MO      76,356.86     9.795       356         356        360        N/A          N/A        6.380
  2        ARM     LIBOR_6MO   4,305,978.29     7.952       476         357        360        N/A          N/A        6.747
  2        ARM     LIBOR_6MO   1,467,758.24     8.002       477         357        360        N/A          N/A        6.805
  2        ARM     LIBOR_6MO     526,829.65     7.330       587         357        360        N/A          N/A        5.850
  2        ARM     LIBOR_6MO     594,141.44     7.952       597         357        360        N/A          N/A        6.795
  2        ARM     LIBOR_6MO      46,875.00     8.700       240         357        360        120          117        6.350
  2        ARM     LIBOR_6MO     166,250.00     8.995       300         357        360         60          57         8.000
  2        ARM     LIBOR_6MO     136,000.00     8.250       300         356        360         60          56         5.750
  2        ARM     LIBOR_6MO     595,000.00     6.803       300         357        360         60          57         6.217
  2        ARM     LIBOR_6MO   5,032,398.23     7.712       357         357        360        N/A          N/A        6.273
  2        ARM     LIBOR_6MO     996,712.93     7.807       357         357        360        N/A          N/A        6.387
  2        ARM     LIBOR_6MO     132,406.31     6.065       357         357        360        N/A          N/A        5.500
  2        ARM     LIBOR_6MO   2,270,895.30     7.119       357         357        360        N/A          N/A        6.355
  2        ARM     LIBOR_6MO   6,782,455.33     7.528       477         357        360        N/A          N/A        6.280
  2        ARM     LIBOR_6MO     247,693.60     6.750       477         357        360        N/A          N/A        5.600
  2        ARM     LIBOR_6MO   2,482,181.14     6.977       477         357        360        N/A          N/A        6.046
  2        ARM     LIBOR_6MO   5,053,366.88     7.454       597         357        360        N/A          N/A        6.575
  2        ARM     LIBOR_6MO     183,839.15     7.620       597         357        360        N/A          N/A        5.375
  2        ARM     LIBOR_6MO   1,089,384.19     7.220       597         357        360        N/A          N/A        6.060
  2        ARM     LIBOR_6MO     313,863.26     7.645       597         357        360        N/A          N/A        6.250
  2        ARM     LIBOR_6MO   9,583,576.56     6.987       597         357        360        N/A          N/A        6.427
  2        ARM     LIBOR_6MO     985,439.99     7.352       240         357        360        120          117        6.164
  2        ARM     LIBOR_6MO     296,000.00     7.550       240         357        360        120          117        6.375
  2        ARM     LIBOR_6MO   1,090,400.00     6.785       240         357        360        120          117        6.747
  2        ARM     LIBOR_6MO   2,427,682.27     6.368       300         357        360         60          57         5.486
  2        ARM     LIBOR_6MO     256,000.00     8.370       300         356        360         60          56         6.350
  2        ARM     LIBOR_6MO     369,500.00     5.650       300         357        360         60          57         6.750
  2        ARM     LIBOR_6MO     100,000.00     7.650       300         357        360         60          57         6.125
  2        ARM     LIBOR_6MO  14,696,397.21     6.760       300         357        360         60          57         6.048
  2        ARM     LIBOR_6MO     327,598.51     6.775       477         357        360        N/A          N/A        6.000
  1        FRM        N/A      2,686,267.20     7.662       476         356        360        N/A          N/A         N/A
  1        FRM        N/A        175,914.52     9.950       477         357        360        N/A          N/A         N/A
  1        FRM        N/A        116,898.49     7.990       477         357        360        N/A          N/A         N/A
  1        FRM        N/A      2,668,254.00     8.067       475         357        360        N/A          N/A         N/A
  1        FRM        N/A      1,282,644.23     8.038       597         357        360        N/A          N/A         N/A
  1        FRM        N/A        127,961.59     8.620       597         357        360        N/A          N/A         N/A
  1        FRM        N/A        251,847.65     8.145       595         355        360        N/A          N/A         N/A
  1        FRM        N/A      4,118,131.48     7.370       596         357        360        N/A          N/A         N/A
  1        FRM        N/A        727,944.13     8.566       177         177        180        N/A          N/A         N/A
  1        FRM        N/A        413,162.10     7.782       176         176        180        N/A          N/A         N/A
  1        FRM        N/A        245,342.15     7.540       176         176        179        N/A          N/A         N/A
  1        FRM        N/A      7,266,615.84     7.936       352         352        355        N/A          N/A         N/A
  1        FRM        N/A      2,109,445.81     7.796       356         356        360        N/A          N/A         N/A



                        Rate
          Next Rate     Reset
            Reset     Frequency   Minimum    Maximum    Initial    Periodic
Group      (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)    Cap (%)
---------------------------------------------------------------------------
  2           20          6         8.405     14.905     3.000      1.000
  2           21          6         8.309     14.809     3.000      1.000
  2           21          6         8.088     14.588     3.000      1.000
  2           21          6         7.500     14.000     3.000      1.000
  2           21          6         8.242     14.742     3.000      1.000
  2           21          6         8.273     14.773     3.000      1.000
  2           21          6         7.745     14.245     3.000      1.000
  2           21          6         7.720     14.220     2.997      1.000
  2           21          6         9.028     15.528     3.000      1.000
  2           21          6         7.640     14.140     3.000      1.000
  2           20          6         7.826     14.326     3.000      1.000
  2           21          6         6.947     13.447     3.000      1.000
  2           21          6         5.925     12.425     3.000      1.000
  2           21          6         7.616     14.116     3.000      1.000
  2           21          6         7.648     14.148     3.000      1.000
  2           20          6         7.920     14.420     3.000      1.000
  2           21          6         7.226     13.726     2.990      1.000
  2           21          6         8.375     14.875     3.000      1.000
  2           33          6         8.118     14.618     3.000      1.000
  2           32          6         6.067     14.998     3.000      1.000
  2           29          6         8.672     14.672     3.000      1.000
  2           32          6         9.795     16.295     3.000      1.000
  2           33          6         7.952     14.452     3.000      1.000
  2           33          6         8.002     14.502     3.000      1.000
  2           33          6         7.330     13.830     3.000      1.000
  2           33          6         7.952     14.452     3.000      1.000
  2           33          6         8.700     15.200     3.000      1.000
  2           33          6         8.995     15.495     3.000      1.000
  2           32          6         8.250     14.750     3.000      1.000
  2           33          6         6.803     13.303     3.000      1.000
  2           57          6         7.712     14.212     3.000      1.000
  2           57          6         7.807     14.307     3.000      1.000
  2           57          6         6.065     12.565     3.000      1.000
  2           57          6         7.119     13.619     3.000      1.000
  2           57          6         7.528     14.028     3.000      1.000
  2           57          6         6.750     13.250     3.000      1.000
  2           57          6         6.977     13.477     3.000      1.000
  2           57          6         7.454     13.954     3.000      1.000
  2           57          6         7.620     14.120     3.000      1.000
  2           57          6         7.220     13.720     3.000      1.000
  2           57          6         7.645     14.145     3.000      1.000
  2           57          6         6.987     13.487     3.000      1.000
  2           57          6         7.352     13.852     5.000      1.000
  2           57          6         7.550     14.050     5.000      1.000
  2           57          6         6.785     13.285     5.000      1.000
  2           57          6         6.368     12.868     5.000      1.000
  2           56          6         8.370     14.870     5.000      1.000
  2           57          6         5.650     12.150     5.000      1.000
  2           57          6         7.650     14.150     5.000      1.000
  2           57          6         6.760     13.260     5.000      1.000
  2           81          6         6.775     13.275     5.000      1.000
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A
  1          N/A         N/A        N/A        N/A       N/A        N/A



                                              Cut-off                                       Initial     Remaining
                                                Date     Remaining   Remaining  Original    Interest-   Interest-
                               Cut-off Date    Gross    Amortization  Term to    Term to      Only        Only
                     Index      Principal     Interest      Term      Maturity  Maturity     Period      Period     Gross
Group     Type       Name      Balance ($)    Rate (%)    (Months)    (Months)  (Months)    (Months)    (Months)   Margin (%)
-----------------------------------------------------------------------------------------------------------------------------
  1        FRM        N/A        151,683.80     7.870       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        287,259.20     6.800       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        271,327.16     7.762       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        223,608.13     8.720       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        363,945.03     8.265       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        303,167.88     8.082       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        392,306.54     9.442       357         357        360        N/A          N/A         N/A
  1        FRM        N/A      9,161,498.14     8.104       356         356        359        N/A          N/A         N/A
  1        FRM        N/A        746,402.38     7.384       240         357        360        120          117         N/A
  1        FRM        N/A      1,832,977.32     7.444       240         356        360        120          116         N/A
  1        FRM        N/A        632,179.38    11.233       355         176        180        N/A          N/A         N/A
  1        FRM        N/A        100,881.00    11.552       357         177        180        N/A          N/A         N/A
  1        FRM        N/A         58,936.95    12.375       356         176        180        N/A          N/A         N/A
  1        FRM        N/A         20,080.80    12.875       356         176        180        N/A          N/A         N/A
  1        FRM        N/A        116,017.04    11.554       355         175        180        N/A          N/A         N/A
  1        FRM        N/A         60,504.99    10.625       356         176        180        N/A          N/A         N/A
  1        FRM        N/A        213,722.66    12.054       176         176        179        N/A          N/A         N/A
  1        FRM        N/A         22,473.82    12.875       177         177        180        N/A          N/A         N/A
  1        FRM        N/A         41,168.87    12.875       177         177        180        N/A          N/A         N/A
  1        FRM        N/A         42,643.55     8.875       177         177        180        N/A          N/A         N/A
  1        FRM        N/A         14,881.50     9.125       177         177        180        N/A          N/A         N/A
  1        FRM        N/A        207,043.64    11.505       177         177        180        N/A          N/A         N/A
  1        FRM        N/A      9,448,493.65    11.148       356         356        359        N/A          N/A         N/A
  1        FRM        N/A         71,920.40    11.050       357         357        360        N/A          N/A         N/A
  1        FRM        N/A         59,330.36    11.990       356         356        360        N/A          N/A         N/A
  1        FRM        N/A         19,144.72    12.375       357         357        360        N/A          N/A         N/A
  1        FRM        N/A         98,314.38    12.028       357         357        360        N/A          N/A         N/A
  1        FRM        N/A         47,537.68    11.951       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        455,039.89    12.012       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        109,566.64    11.314       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        238,388.90    11.609       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        146,426.48    11.858       343         343        346        N/A          N/A         N/A
  1        FRM        N/A      4,063,353.82    11.162       356         356        359        N/A          N/A         N/A
  1        FRM        N/A         26,376.01    13.250       356         356        360        N/A          N/A         N/A
  1        FRM        N/A         14,985.64    12.875       356         356        360        N/A          N/A         N/A
  1        FRM        N/A         61,152.23    12.489       357         357        360        N/A          N/A         N/A
  1        FRM        N/A        344,011.86    10.594       356         356        359        N/A          N/A         N/A
  2        FRM        N/A      3,877,650.34     8.318       476         356        360        N/A          N/A         N/A
  2        FRM        N/A        275,822.07     9.049       477         357        360        N/A          N/A         N/A
  2        FRM        N/A        325,190.44     9.289       477         357        360        N/A          N/A         N/A
  2        FRM        N/A        124,370.08     9.990       476         356        360        N/A          N/A         N/A
  2        FRM        N/A        427,628.57     8.020       477         357        360        N/A          N/A         N/A
  2        FRM        N/A        112,024.87     9.120       425         357        360        N/A          N/A         N/A
  2        FRM        N/A      5,994,155.56     7.880       477         357        360        N/A          N/A         N/A
  2        FRM        N/A      2,770,465.81     7.859       597         357        360        N/A          N/A         N/A
  2        FRM        N/A        175,949.75     8.750       597         357        360        N/A          N/A         N/A
  2        FRM        N/A        653,628.61     7.709       597         357        360        N/A          N/A         N/A
  2        FRM        N/A        147,930.00     7.425       597         357        360        N/A          N/A         N/A
  2        FRM        N/A      7,482,809.39     7.785       594         357        360        N/A          N/A         N/A
  2        FRM        N/A         43,647.76     8.975       177         177        180        N/A          N/A         N/A
  2        FRM        N/A        150,481.98     7.376       177         177        180        N/A          N/A         N/A
  2        FRM        N/A      4,273,425.48     8.216       356         356        359        N/A          N/A         N/A
  2        FRM        N/A      3,156,392.95     7.996       357         357        360        N/A          N/A         N/A
  2        FRM        N/A        454,926.38     7.250       357         357        360        N/A          N/A         N/A
  2        FRM        N/A         76,495.35     8.350       357         357        360        N/A          N/A         N/A
  2        FRM        N/A        176,058.00     7.895       356         356        360        N/A          N/A         N/A
  2        FRM        N/A        233,779.84     7.517       356         356        360        N/A          N/A         N/A
  2        FRM        N/A        457,527.65     8.118       356         356        359        N/A          N/A         N/A
  2        FRM        N/A        265,577.37     8.268       356         356        359        N/A          N/A         N/A
  2        FRM        N/A     14,300,644.94     7.829       353         353        356        N/A          N/A         N/A
  2        FRM        N/A      2,282,607.11     7.055       240         356        360        120          116         N/A
  2        FRM        N/A         91,778.76     8.000       240         356        360        120          116         N/A
  2        FRM        N/A        637,500.00     7.375       240         356        360        120          116         N/A
  2        FRM        N/A      3,273,093.00     6.647       240         357        360        120          117         N/A



                        Rate
          Next Rate     Reset
            Reset     Frequency   Minimum    Maximum    Initial    Periodic
Group      (Months)   (Months)    Rate (%)   Rate (%)   Cap (%)    Cap (%)
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  1          N/A         N/A        N/A        N/A       N/A        N/A
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                                              Cut-off                                       Initial     Remaining
                                                Date     Remaining   Remaining  Original    Interest-   Interest-
                               Cut-off Date    Gross    Amortization  Term to    Term to      Only        Only
                     Index      Principal     Interest      Term      Maturity  Maturity     Period      Period     Gross
Group     Type       Name      Balance ($)    Rate (%)    (Months)    (Months)  (Months)    (Months)    (Months)   Margin (%)
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  2        FRM        N/A      2,572,408.26    11.667       356         176        180        N/A          N/A         N/A
  2        FRM        N/A        138,501.15    12.875       357         177        180        N/A          N/A         N/A
  2        FRM        N/A        200,691.68    12.522       354         177        180        N/A          N/A         N/A
  2        FRM        N/A         33,963.66    12.375       356         176        180        N/A          N/A         N/A
  2        FRM        N/A         83,788.93    12.875       268         176        180        N/A          N/A         N/A
  2        FRM        N/A        309,133.97    11.819       356         177        180        N/A          N/A         N/A
  2        FRM        N/A         20,180.69    12.875       356         176        180        N/A          N/A         N/A
  2        FRM        N/A         31,556.72    11.250       356         176        180        N/A          N/A         N/A
  2        FRM        N/A      1,352,847.58    10.906       356         176        180        N/A          N/A         N/A
  2        FRM        N/A        591,879.82    11.476       177         177        180        N/A          N/A         N/A
  2        FRM        N/A         52,593.86    12.625       176         176        180        N/A          N/A         N/A
  2        FRM        N/A        115,312.15    12.500       177         177        180        N/A          N/A         N/A
  2        FRM        N/A         48,129.80    12.875       177         177        180        N/A          N/A         N/A
  2        FRM        N/A        132,653.81    12.509       176         176        180        N/A          N/A         N/A
  2        FRM        N/A     29,822,487.84    11.252       356         356        359        N/A          N/A         N/A
  2        FRM        N/A        430,688.47    11.800       356         356        359        N/A          N/A         N/A
  2        FRM        N/A      1,258,063.66    11.105       357         357        360        N/A          N/A         N/A
  2        FRM        N/A         79,710.68    11.670       356         356        360        N/A          N/A         N/A
  2        FRM        N/A        111,669.81    10.650       357         357        360        N/A          N/A         N/A
  2        FRM        N/A      1,741,487.07    12.375       355         355        358        N/A          N/A         N/A
  2        FRM        N/A        559,030.87    11.931       357         357        360        N/A          N/A         N/A
  2        FRM        N/A        304,302.96    11.777       355         355        359        N/A          N/A         N/A
  2        FRM        N/A        232,581.11    12.036       357         357        360        N/A          N/A         N/A
  2        FRM        N/A        111,451.74    10.458       357         357        360        N/A          N/A         N/A
  2        FRM        N/A     34,017,980.40    10.911       356         356        359        N/A          N/A         N/A
  2        FRM        N/A         23,975.06    12.500       356         356        360        N/A          N/A         N/A
  2        FRM        N/A         36,555.52    11.029       357         357        360        N/A          N/A         N/A
  2        FRM        N/A      1,763,451.91    10.738       357         357        360        N/A          N/A         N/A



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  2          N/A         N/A        N/A        N/A       N/A        N/A
  2          N/A         N/A        N/A        N/A       N/A        N/A
  2          N/A         N/A        N/A        N/A       N/A        N/A


While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the custodian and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

Interest Accrual Period

      Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

Defaults

      The yield to maturity of the LIBOR Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

      The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 6-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until six months, two years, three years, five years, seven years or ten years after their origination. The prepayment experience of the 6-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 6-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans and the 10/20 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 6-Month Adjustable Rate Mortgage Loans, the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans, the 5/25 Adjustable Rate Mortgage Loans, the 7/23 Adjustable Rate Mortgage Loans or the 10/20 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the distribution date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

      To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a voluntary prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of Offered Certificates would otherwise be entitled in reduction of that amount.

      The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

      The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the net interest rates of the mortgage loans, which, in the case of the adjustable rate mortgage loans, are based on the applicable Loan Index. If the adjustable rate mortgage loans bearing higher interest rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the applicable Loan Index. It is possible that a decrease in the applicable Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available for that purpose in the Excess Reserve Fund Account and the Supplemental Interest Account (including Basis Risk Cap Payments in the case of the Class M and Class B Certificates), there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Account, if any, will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

Subordinated Certificates

      Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the Class A certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

      For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

      Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the LIBOR Certificates.

Weighted Average Lives of the LIBOR Certificates

      The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                  SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                  ----------   -----------   ------------   -----------   ----------
% of prepayment
assumption           50%           75%           100%          125%          150%


           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class A-2A                                         Class A-2B
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                            74        61        48        35        22       100       100       100       100       100
January 2009                            36         9         0         0         0       100       100        39         0         0
January 2010                             8         0         0         0         0       100         7         0         0         0
January 2011                             0         0         0         0         0        47         0         0         0         0
January 2012                             0         0         0         0         0         4         0         0         0         0
January 2013                             0         0         0         0         0         0         0         0         0         0
January 2014                             0         0         0         0         0         0         0         0         0         0
January 2015                             0         0         0         0         0         0         0         0         0         0
January 2016                             0         0         0         0         0         0         0         0         0         0
January 2017                             0         0         0         0         0         0         0         0         0         0
January 2018                             0         0         0         0         0         0         0         0         0         0
January 2019                             0         0         0         0         0         0         0         0         0         0
January 2020                             0         0         0         0         0         0         0         0         0         0
January 2021                             0         0         0         0         0         0         0         0         0         0
January 2022                             0         0         0         0         0         0         0         0         0         0
January 2023                             0         0         0         0         0         0         0         0         0         0
January 2024                             0         0         0         0         0         0         0         0         0         0
January 2025                             0         0         0         0         0         0         0         0         0         0
January 2026                             0         0         0         0         0         0         0         0         0         0
January 2027                             0         0         0         0         0         0         0         0         0         0
January 2028                             0         0         0         0         0         0         0         0         0         0
January 2029                             0         0         0         0         0         0         0         0         0         0
January 2030                             0         0         0         0         0         0         0         0         0         0
January 2031                             0         0         0         0         0         0         0         0         0         0
January 2032                             0         0         0         0         0         0         0         0         0         0
January 2033                             0         0         0         0         0         0         0         0         0         0
January 2034                             0         0         0         0         0         0         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            1.72      1.24      1.00      0.84      0.72      4.08      2.67      2.00      1.71      1.49
Weighted Average Life to Call
(years)(2)(3)                         1.72      1.24      1.00      0.84      0.72      4.08      2.67      2.00      1.71      1.49


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class A-2C                                         Class A-2D
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                           100       100       100       100       100       100       100       100       100       100
January 2009                           100       100       100        61         0       100       100       100       100        91
January 2010                           100       100        19         0         0       100       100       100        25         0
January 2011                           100        73        19         0         0       100       100       100        25         0
January 2012                           100        40         0         0         0       100       100        96        25         0
January 2013                            76        14         0         0         0       100       100        68        25         0
January 2014                            53         0         0         0         0       100        93        48        25         0
January 2015                            33         0         0         0         0       100        72        35        18         0
January 2016                            17         0         0         0         0       100        56        25        13         0
January 2017                             3         0         0         0         0       100        44        19         9         0
January 2018                             0         0         0         0         0        88        34        14         3         0
January 2019                             0         0         0         0         0        75        27        11         0         0
January 2020                             0         0         0         0         0        63        21         8         0         0
January 2021                             0         0         0         0         0        53        17         4         0         0
January 2022                             0         0         0         0         0        44        13         0         0         0
January 2023                             0         0         0         0         0        37        11         0         0         0
January 2024                             0         0         0         0         0        31         9         0         0         0
January 2025                             0         0         0         0         0        26         6         0         0         0
January 2026                             0         0         0         0         0        22         3         0         0         0
January 2027                             0         0         0         0         0        19         0         0         0         0
January 2028                             0         0         0         0         0        16         0         0         0         0
January 2029                             0         0         0         0         0        13         0         0         0         0
January 2030                             0         0         0         0         0        11         0         0         0         0
January 2031                             0         0         0         0         0         9         0         0         0         0
January 2032                             0         0         0         0         0         7         0         0         0         0
January 2033                             0         0         0         0         0         4         0         0         0         0
January 2034                             0         0         0         0         0         1         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            7.34      4.81      3.00      2.13      1.82     15.75     10.61      7.80      4.40      2.25
Weighted Average Life to Call
(years)(2)(3)                         7.34      4.81      3.00      2.13      1.82     12.66      8.31      6.03      3.30      2.25


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class M-1                                          Class M-2
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                           100       100       100       100       100       100       100       100       100       100
January 2009                           100       100       100       100       100       100       100       100       100       100
January 2010                           100       100       100       100        82       100       100       100       100       100
January 2011                           100        47        21        75        33       100       100       100       100       100
January 2012                            74        16         0         4         0       100       100        55       100        66
January 2013                            49         0         0         0         0       100        87        20        21        12
January 2014                            28         0         0         0         0       100        52         0         0         0
January 2015                            11         0         0         0         0       100        26         0         0         0
January 2016                             0         0         0         0         0        92         6         0         0         0
January 2017                             0         0         0         0         0        67         0         0         0         0
January 2018                             0         0         0         0         0        46         0         0         0         0
January 2019                             0         0         0         0         0        29         0         0         0         0
January 2020                             0         0         0         0         0        14         0         0         0         0
January 2021                             0         0         0         0         0         2         0         0         0         0
January 2022                             0         0         0         0         0         0         0         0         0         0
January 2023                             0         0         0         0         0         0         0         0         0         0
January 2024                             0         0         0         0         0         0         0         0         0         0
January 2025                             0         0         0         0         0         0         0         0         0         0
January 2026                             0         0         0         0         0         0         0         0         0         0
January 2027                             0         0         0         0         0         0         0         0         0         0
January 2028                             0         0         0         0         0         0         0         0         0         0
January 2029                             0         0         0         0         0         0         0         0         0         0
January 2030                             0         0         0         0         0         0         0         0         0         0
January 2031                             0         0         0         0         0         0         0         0         0         0
January 2032                             0         0         0         0         0         0         0         0         0         0
January 2033                             0         0         0         0         0         0         0         0         0         0
January 2034                             0         0         0         0         0         0         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            6.14      4.08      3.79      4.36      3.70     11.03      7.24      5.26      5.67      5.34
Weighted Average Life to Call
(years)(2)(3)                         6.14      4.08      3.79      4.35      3.53     10.99      7.20      5.23      4.90      3.82


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class M-3                                          Class M-4
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                           100       100       100       100       100       100       100       100       100       100
January 2009                           100       100       100       100       100       100       100       100       100       100
January 2010                           100       100       100       100       100       100       100       100       100       100
January 2011                           100       100       100       100       100       100        71        47        30        18
January 2012                           100       100       100       100       100        86        54        32        19        10
January 2013                           100       100       100       100       100        72        41        22        12         6
January 2014                           100       100        92        48        65        60        32        16         7         0
January 2015                           100       100        65        28        28        51        24        11         3         0
January 2016                           100       100        46        11         7        43        19         8         0         0
January 2017                           100        84        32         0         0        36        14         6         0         0
January 2018                           100        65        20         0         0        30        11         0         0         0
January 2019                           100        50         7         0         0        25         9         0         0         0
January 2020                           100        39         0         0         0        21         7         0         0         0
January 2021                           100        30         0         0         0        18         4         0         0         0
January 2022                            85        19         0         0         0        14         0         0         0         0
January 2023                            71         9         0         0         0        12         0         0         0         0
January 2024                            59         1         0         0         0        10         0         0         0         0
January 2025                            49         0         0         0         0         8         0         0         0         0
January 2026                            41         0         0         0         0         7         0         0         0         0
January 2027                            34         0         0         0         0         6         0         0         0         0
January 2028                            28         0         0         0         0         2         0         0         0         0
January 2029                            19         0         0         0         0         0         0         0         0         0
January 2030                            11         0         0         0         0         0         0         0         0         0
January 2031                             3         0         0         0         0         0         0         0         0         0
January 2032                             0         0         0         0         0         0         0         0         0         0
January 2033                             0         0         0         0         0         0         0         0         0         0
January 2034                             0         0         0         0         0         0         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                           18.52     12.50      9.15      7.44      7.54      9.53      6.32      4.88      4.34      3.72
Weighted Average Life to Call
(years)(2)(3)                        13.32      8.74      6.32      4.90      3.82      8.71      5.73      4.45      4.01      3.44


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class M-5                                          Class M-6
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                           100       100       100       100       100       100       100       100       100       100
January 2009                           100       100       100       100       100       100       100       100       100       100
January 2010                           100       100       100       100       100       100       100       100       100        73
January 2011                           100        71        47        30        18       100        71        47        30        18
January 2012                            86        54        32        19        10        86        54        32        19        10
January 2013                            72        41        22        12         4        72        41        22        12         0
January 2014                            60        32        16         7         0        60        32        16         7         0
January 2015                            51        24        11         0         0        51        24        11         0         0
January 2016                            43        19         8         0         0        43        19         8         0         0
January 2017                            36        14         2         0         0        36        14         0         0         0
January 2018                            30        11         0         0         0        30        11         0         0         0
January 2019                            25         9         0         0         0        25         9         0         0         0
January 2020                            21         7         0         0         0        21         2         0         0         0
January 2021                            18         0         0         0         0        18         0         0         0         0
January 2022                            14         0         0         0         0        14         0         0         0         0
January 2023                            12         0         0         0         0        12         0         0         0         0
January 2024                            10         0         0         0         0        10         0         0         0         0
January 2025                             8         0         0         0         0         8         0         0         0         0
January 2026                             7         0         0         0         0         4         0         0         0         0
January 2027                             3         0         0         0         0         0         0         0         0         0
January 2028                             0         0         0         0         0         0         0         0         0         0
January 2029                             0         0         0         0         0         0         0         0         0         0
January 2030                             0         0         0         0         0         0         0         0         0         0
January 2031                             0         0         0         0         0         0         0         0         0         0
January 2032                             0         0         0         0         0         0         0         0         0         0
January 2033                             0         0         0         0         0         0         0         0         0         0
January 2034                             0         0         0         0         0         0         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            9.48      6.28      4.83      4.23      3.59      9.42      6.24      4.77      4.14      3.48
Weighted Average Life to Call
(years)(2)(3)                         8.71      5.73      4.42      3.92      3.33      8.71      5.73      4.40      3.85      3.24


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class B-1                                          Class B-2
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO                                PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------   -----------------------------------------------
                                      I        II        III       IV         V         I        II        III       IV         V
                                   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100       100       100       100       100       100
January 2008                           100       100       100       100       100       100       100       100       100       100
January 2009                           100       100       100       100       100       100       100       100       100       100
January 2010                           100       100       100       100        33       100       100       100       100        33
January 2011                           100        71        47        30        18       100        71        47        30        18
January 2012                            86        54        32        19        10        86        54        32        19         3
January 2013                            72        41        22        12         0        72        41        22        10         0
January 2014                            60        32        16         0         0        60        32        16         0         0
January 2015                            51        24        11         0         0        51        24         6         0         0
January 2016                            43        19         1         0         0        43        19         0         0         0
January 2017                            36        14         0         0         0        36        14         0         0         0
January 2018                            30        11         0         0         0        30         6         0         0         0
January 2019                            25         4         0         0         0        25         0         0         0         0
January 2020                            21         0         0         0         0        21         0         0         0         0
January 2021                            18         0         0         0         0        18         0         0         0         0
January 2022                            14         0         0         0         0        14         0         0         0         0
January 2023                            12         0         0         0         0        11         0         0         0         0
January 2024                            10         0         0         0         0         2         0         0         0         0
January 2025                             4         0         0         0         0         0         0         0         0         0
January 2026                             0         0         0         0         0         0         0         0         0         0
January 2027                             0         0         0         0         0         0         0         0         0         0
January 2028                             0         0         0         0         0         0         0         0         0         0
January 2029                             0         0         0         0         0         0         0         0         0         0
January 2030                             0         0         0         0         0         0         0         0         0         0
January 2031                             0         0         0         0         0         0         0         0         0         0
January 2032                             0         0         0         0         0         0         0         0         0         0
January 2033                             0         0         0         0         0         0         0         0         0         0
January 2034                             0         0         0         0         0         0         0         0         0         0
January 2035                             0         0         0         0         0         0         0         0         0         0
January 2036                             0         0         0         0         0         0         0         0         0         0
January 2037                             0         0         0         0         0         0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            9.33      6.17      4.71      4.04      3.38      9.21      6.08      4.63      3.94      3.28
Weighted Average Life to Call
(years)(2)(3)                         8.71      5.73      4.38      3.80      3.17      8.71      5.73      4.37      3.75      3.12


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                      Class B-3
         DISTRIBUTION DATE                       PREPAYMENT SCENARIO
--------------------------------   -----------------------------------------------
                                      I        II        III       IV         V
                                   -------   -------   -------   -------   -------
Initial Percentage                     100       100       100       100       100
January 2008                           100       100       100       100       100
January 2009                           100       100       100       100       100
January 2010                           100       100       100       100        33
January 2011                           100        71        47        30        18
January 2012                            86        54        32        19         0
January 2013                            72        41        22         0         0
January 2014                            60        32        14         0         0
January 2015                            51        24         0         0         0
January 2016                            43        19         0         0         0
January 2017                            36         8         0         0         0
January 2018                            30         0         0         0         0
January 2019                            25         0         0         0         0
January 2020                            21         0         0         0         0
January 2021                            18         0         0         0         0
January 2022                             9         0         0         0         0
January 2023                             0         0         0         0         0
January 2024                             0         0         0         0         0
January 2025                             0         0         0         0         0
January 2026                             0         0         0         0         0
January 2027                             0         0         0         0         0
January 2028                             0         0         0         0         0
January 2029                             0         0         0         0         0
January 2030                             0         0         0         0         0
January 2031                             0         0         0         0         0
January 2032                             0         0         0         0         0
January 2033                             0         0         0         0         0
January 2034                             0         0         0         0         0
January 2035                             0         0         0         0         0
January 2036                             0         0         0         0         0
January 2037                             0         0         0         0         0
Weighted Average Life to Maturity
(years)(2)                            9.03      5.96      4.54      3.84      3.19
Weighted Average Life to Call
(years)(2)(3)                         8.71      5.73      4.36      3.72      3.08


---------------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Basis Risk Cap Table

      Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans, that One-Month LIBOR, the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index each remains constant at 20% and that the optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Basis Risk Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         Schedule of Available Funds and
               Supplemental Basis Risk Cap Rates (Cash Cap)(1)(2)


                Class A-2A  Class A-2B  Class A-2C  Class A-2D   Class M-1   Class M-2   Class M-3   Class M-4   Class M-5
Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
February 2007
March 2007
April 2007
May 2007
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
April 2008
May 2008
June 2008
July 2008
August 2008
September 2008
October 2008
November 2008
December 2008
January 2009
February 2009
March 2009
April 2009
May 2009
June 2009
July 2009
August 2009
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010


                 Class M-6   Class B-1   Class B-2  Class B-3
Distribution      Cap (%)     Cap (%)     Cap (%)    Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------
February 2007
March 2007
April 2007
May 2007
June 2007
July 2007
August 2007
September 2007
October 2007
November 2007
December 2007
January 2008
February 2008
March 2008
April 2008
May 2008
June 2008
July 2008
August 2008
September 2008
October 2008
November 2008
December 2008
January 2009
February 2009
March 2009
April 2009
May 2009
June 2009
July 2009
August 2009
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010


---------------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the basis risk cap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20%, Six-Month LIBOR Loan Index and One-Year LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
            Supplemental Basis Risk Cap Rates (Cash Cap)(1)(2)(con't)


                Class A-2A  Class A-2B  Class A-2C  Class A-2D   Class M-1   Class M-2   Class M-3   Class M-4   Class M-5
Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2014
April 2014
May 2014
June 2014
July 2014
August 2014
September 2014
October 2014
November 2014
December 2014
January 2015
February 2015
March 2015
April 2015


                 Class M-6   Class B-1   Class B-2  Class B-3
Distribution      Cap (%)     Cap (%)     Cap (%)    Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2014
April 2014
May 2014
June 2014
July 2014
August 2014
September 2014
October 2014
November 2014
December 2014
January 2015
February 2015
March 2015
April 2015


---------------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the basis risk cap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20%, Six-Month LIBOR Loan Index and One-Year LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
            Supplemental Basis Risk Cap Rates (Cash Cap)(1)(2)(con't)


                Class A-2A  Class A-2B  Class A-2C  Class A-2D   Class M-1   Class M-2   Class M-3   Class M-4   Class M-5
Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
May 2015
June 2015
July 2015
August 2015
September 2015
October 2015
November 2015
December 2015
January 2016
February 2016
March 2016
April 2016
May 2016
June 2016
July 2016
August 2016
September 2016
October 2016
November 2016
December 2016
January 2017
February 2017
March 2017
April 2017
May 2017
June 2017
July 2017
August 2017
September 2017
October 2017
November 2017
December 2017
January 2018
February 2018
March 2018
April 2018
May 2018
June 2018
July 2018
August 2018
September 2018
October 2018
November 2018
December 2018
January 2019
February 2019
March 2019
April 2019
May 2019
June 2019
July 2019
August 2019
September 2019
October 2019
November 2019
December 2019
January 2020
February 2020
March 2020


                 Class M-6   Class B-1   Class B-2  Class B-3
Distribution      Cap (%)     Cap (%)     Cap (%)    Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------
May 2015
June 2015
July 2015
August 2015
September 2015
October 2015
November 2015
December 2015
January 2016
February 2016
March 2016
April 2016
May 2016
June 2016
July 2016
August 2016
September 2016
October 2016
November 2016
December 2016
January 2017
February 2017
March 2017
April 2017
May 2017
June 2017
July 2017
August 2017
September 2017
October 2017
November 2017
December 2017
January 2018
February 2018
March 2018
April 2018
May 2018
June 2018
July 2018
August 2018
September 2018
October 2018
November 2018
December 2018
January 2019
February 2019
March 2019
April 2019
May 2019
June 2019
July 2019
August 2019
September 2019
October 2019
November 2019
December 2019
January 2020
February 2020
March 2020


---------------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the basis risk cap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20%, Six-Month LIBOR Loan Index and One-Year LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

                         Schedule of Available Funds and
            Supplemental Basis Risk Cap Rates (Cash Cap)(1)(2)(con't)


                Class A-2A  Class A-2B  Class A-2C  Class A-2D   Class M-1   Class M-2   Class M-3   Class M-4   Class M-5
Distribution      Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)     Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
April 2020
May 2020
June 2020
July 2020
August 2020
September 2020
October 2020
November 2020
December 2020
January 2021
February 2021
March 2021
April 2021
May 2021
June 2021
July 2021
August 2021
September 2021
October 2021
November 2021
December 2021
January 2022
February 2022
March 2022
April 2022
and thereafter


                 Class M-6   Class B-1   Class B-2  Class B-3
Distribution      Cap (%)     Cap (%)     Cap (%)    Cap (%)
    Date        Actual/360  Actual/360  Actual/360  Actual/360
--------------  ----------  ----------  ----------  ----------
April 2020
May 2020
June 2020
July 2020
August 2020
September 2020
October 2020
November 2020
December 2020
January 2021
February 2021
March 2021
April 2021
May 2021
June 2021
July 2021
August 2021
September 2021
October 2021
November 2021
December 2021
January 2022
February 2022
March 2022
April 2022
and thereafter


---------------------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement and the basis risk cap agreement.

(2) Assumes 100% prepayment assumption, no losses, One-Month LIBOR of 20%, Six-Month LIBOR Loan Index and One-Year LIBOR Loan Index of 20%. Assumes the optional clean-up call is not exercised.

Final Scheduled Distribution Date

      The final scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in December 2036.

      The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" sections of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

      The pooling and servicing agreement provides that the trust (exclusive of the interest rate swap agreement, the basis risk cap agreement, the assets held in the Excess Reserve Fund Account and the Supplemental Interest Account and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

      Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of
Section 860D of the Code, and the portion of the trust exclusive of the Trust REMICs will be treated as a grantor trust for federal income tax purposes.

Taxation of Regular Interests

      A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in a Trust REMIC. In addition, as described under "--The Basis Risk Contract Component" below, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse notional principal contract (the "Basis Risk Contracts"), representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the Supplemental Interest Account. The Regular Interest component of a LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the Group I Loan Group Cap, the Group II Loan Group Cap or the Pool Cap, as applicable, computed for this purpose without regard to any Swap Termination Payment, and (ii) any Swap Termination Payment payable from Available Funds will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of a LIBOR Certificate may exceed the actual amount of distributions on the LIBOR Certificate.

      A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

      Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the LIBOR Certificates

      The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

      Each holder of a LIBOR Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the LIBOR Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

      As indicated above, holders of the LIBOR Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the LIBOR Certificates. A holder of a LIBOR Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

      Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

      In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or Net Swap Payments not payable from Net Monthly Cash Flow will be treated as having been received by the beneficial owners of such LIBOR Certificates and then paid by such owners to the Supplemental Interest Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

      Any amount of proceeds from the sale, redemption or retirement of a LIBOR Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that LIBOR Certificate. A holder of such LIBOR Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

      Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

      A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a LIBOR Certificate may have income that exceeds cash distributions on the LIBOR Certificate, in any period and over the term of the LIBOR Certificate. As a result, the LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Backup Withholding and Withholding

      Pursuant to the pooling and servicing agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust on an IRS Form W-9 of the grantor trust to the swap provider at the time the interest rate swap agreement is entered into and, if requested by the swap provider, an applicable IRS Form W-8IMY, (ii) the trustee shall request each Certificateholder, as required under the pooling and servicing agreement, to provide applicable certification to the trustee (with copies directly to the swap provider) to enable the trustee to make payments to the Certificateholder without federal withholding or backup withholding, and (iii) as authorized by the Certificateholders under the pooling and servicing agreement, the trustee may forward any such certification received to the swap provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap provider to the trust. For a discussion of information reporting, backup withholding and taxation of foreign investors in the LIBOR certificates, see "Federal Income Tax Consequences--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

            (i) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

            (ii) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P;

            (iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

            (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

            (v) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the cap provider, the swap provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

      Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap provider unless an exemption is available.

      Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

      Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

      The recently enacted Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

       Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

      The trustee or such other party that may be identified in this prospectus supplement will prepare monthly distribution reports for the trust, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "Securitized Asset Backed Receivables LLC Trust 2007-HE1" as an exhibit to the Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance with servicer's criteria and related accountants' attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Moody's and S&P:

                        Class   S&P    Moody's   Fitch
                        -----   ---    -------   -----
                         A-2A   AAA      Aaa      AAA
                         A-2B   AAA      Aaa      AAA
                         A-2C   AAA      Aaa      AAA
                         A-2D   AAA      Aaa      AAA
                         M-1    AA+      Aa1      AA+
                         M-2     AA      Aa2      AA
                         M-3    AA-      Aa3      AA-
                         M-4     A+       A1      A+
                         M-5     A        A2       A
                         M-6     A-       A3      A-
                         B-1    BBB+     Baa1    BBB+
                         B-2    BBB      Baa2     BBB
                         B-3    BBB-     Baa3    BBB-

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the basis risk cap agreement or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch, Inc., One State Street Plaza, New York, New York 10004, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. Fitch, Moody's and S&P will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

      The following terms have the meanings given below when used in this prospectus supplement.

      "Accrued Certificate Interest" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the trustee and the custodian: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee and the custodian fee payable with respect to that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, but excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee in respect of prepayment interest shortfalls for that distribution date resulting from voluntary principal prepayments in full; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) the proceeds of any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

      "Barclays" means Barclays Bank PLC.

      "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

      "Basis Risk Cap Payment" means, for the 12th through 33rd distribution dates, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the one month LIBOR rate (as determined pursuant to the basis risk cap agreement) as of that distribution date and (ii) a cap ceiling rate of [10.000]% per annum over a specified cap strike rate (ranging from [7.080]% to [9.900]% per annum) and (b) an amount equal to the lesser of (x) the cap notional amount set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date and (y) the excess, if any, of
(A) the aggregate class certificate balance of the LIBOR certificates over (B) the applicable swap notional amount set forth on the schedule attached as Annex II to this prospectus supplement determined on an "actual/360" basis. The cap provider's obligations under this basis risk cap agreement will terminate following the distribution date in October 2009.

      "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

      "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Cap Premium" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

      "Class A" means, collectively, the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates.

      "Class A Certificate Group" means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

      "Class A Principal Allocation Percentage" for any distribution date is the percentage equivalent of a fraction, determined as follows:

            (i) with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

            (ii) with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

      "Class A Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (b) the lesser of (x) approximately 55.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class A-2" means, collectively, the Class A-2A, Class A-2B, Class A-2C and Class A-2D certificates.

      "Class B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

      "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date) and (f) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 89.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (g) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 91.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (h) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 93.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class Certificate Balance" means, with respect to any class of LIBOR Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Subordinated Certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on such distribution date (up to the amount of Unpaid Realized Loss Amount for such class or classes for that distribution date).

      "Class M" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

      "Class M-4 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date) and (c) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 80.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class M-5 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (d) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 84.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Class M-6 Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (b) the aggregate Class Certificate Balance of the Sequential Class M Certificates (after taking into account the distribution of the Sequential Class M Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) and (e) the Class Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 86.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

      "Combined loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "Cumulative Loss Percentage" means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut-off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

      "Cumulative Loss Trigger Event" means, with respect to any distribution date indicated below, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:


  Distribution Date Occurring In                         Loss Percentage
----------------------------------   --------------------------------------------------------------
February 2009 through January 2010   1.400% for the first month, plus an additional 1/12th of
                                     1.700% for each month thereafter (e.g., 2.250% in August 2009)

February 2010 through January 2011   3.100% for the first month, plus an additional 1/12th of
                                     1.650% for each month thereafter (e.g., 3.925% in August 2010)

February 2011 through January 2012   4.750% for the first month, plus an additional 1/12th of
                                     1.400% for each month thereafter (e.g., 5.450% in August 2011)

February 2012 through January 2013   6.150% for the first month, plus an additional 1/12th of
                                     0.700% for each month thereafter (e.g., 6.500% in August 2012)

February 2013 and thereafter         6.850%


      "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Delinquency Trigger Event," with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 35.75% of the prior period's Senior Enhancement Percentage.

      "Delinquent" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Determination Date" means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the custodian fee rate. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing, Trustee and Custodian Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

      "First Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "First Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's; (y) (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P; and (z) Short-Term Rating of at least "F1" by Fitch and a Long-Term Rating of at least "A" by Fitch.

      "Fitch" means Fitch, Inc.

      "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Group I Class A Certificates" means the Class A-1 certificates.

      "Group I Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Group II Class A Certificates" means the Class A-2 certificates.

      "Group II Loan Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "HomEq" means Barclays Capital Real Estate Inc. d/b/a HomEq Servicing.

      "Initial Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

      "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

      "Interest Remittance Amount" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest received or advanced on the mortgage loans in that loan group, net of any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider from that loan group with respect to that distribution date.

      "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "IRS" means the Internal Revenue Service.

      "LIBOR Certificates" means the, collectively, Offered Certificates and the Class A-1 certificates.

      "LIBOR Determination Date" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

      "Loan Index" means the Six-Month LIBOR or the One-Year LIBOR Loan Index.

      "Loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

      "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Notional Principal Contract Regulations" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

      "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "OID" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Regular Interests" in this prospectus supplement.

      "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "One-Year LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "P&I Advances" means advances made by the servicer (including the trustee as successor servicer or any other successor servicer) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

      "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Pool Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Prepayment Interest Excess" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "Prepayment Period" means, with respect to any distribution date, either
(i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that distribution date, with respect to partial principal prepayments.

      "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period;
(iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of mortgage loans that are distributable on that distribution date;
(v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

      "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten calendar days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the trustee, the servicer and the depositor has received from the rating agencies confirmation in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates.

      "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect to that mortgage loan that are allocated to principal.

      "Record Date" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

      "Reference Banks" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "REIT" has the meaning set forth in "Federal Income Tax
Considerations--Status of the LIBOR Certificates" in this prospectus supplement.

      "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

      "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Second Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Second Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's; (y) a Long-Term Rating of at least "BBB+" by S&P; and (z) (i) a Long-Term Rating of at least "BBB-" or a Short Term Rating of "F3", if applicable, by Fitch.

      "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

      "Senior Specified Enhancement Percentage" on any date of determination is approximately 44.70%.

      "Sequential Class M Certificates" means, collectively, the Class M-1, Class M-2 and Class M-3 certificates.

      "Sequential Class M Principal Distribution Amount" with respect to any distribution date is the excess, if any, of (i) the sum of (a) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (b) the Class Certificate Balance of the Sequential Class M Certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 77.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $4,591,091.

      "Servicer Remittance Date" will be the second business day immediately preceding each distribution date.

      "Similar Law" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 3.10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 6.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

      "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

      "Stepdown Date" means the later to occur of (i) the earlier to occur of
(a) the distribution date in February 2010 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

      "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subordinated Certificates" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates.

      "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "Substitute Mortgage Loan" means a mortgage loan substituted by a responsible party for a mortgage loan that is in breach of that responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach;
(ii) be accruing interest at a rate equal to that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by that responsible party.

      "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      "Supplemental Interest Account" has the meaning set forth in "Description of the Certificates--Supplemental Interest Account" in this prospectus supplement.

      "Sutton" means Sutton Funding LLC.

      "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

      "Tax Counsel" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (a) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the custodian fee, over (b) the sum of (x) the amounts paid to the classes of certificates pursuant to clause
(i) in the ninth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement, (y) any Net Swap Payments to the swap provider and (z) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the swap provider from Available Funds.

      "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

      "Trust REMICs" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a LIBOR Certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the LIBOR Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                  (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (iii) can be treated as an "exempt recipient" within the
                        meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

            INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE


                   Interest Rate                                Interest Rate
                   Swap Notional                                Swap Notional
Distribution Date     Amount ($)   Rate (%)  Distribution Date     Amount ($)   Rate (%)
-----------------  --------------  --------  -----------------  --------------  --------
February 2007      881,490,000.00  [5.3200]  August 2009        124,048,767.20  [5.0232]
March 2007         856,849,370.17  [5.3101]  September 2009     114,519,104.92  [5.0133]
April 2007         831,423,897.96  [5.3002]  October 2009       106,110,859.40  [5.0034]
May 2007           805,294,611.39  [5.2903]  November 2009       98,637,932.15  [4.9935]
June 2007          778,545,426.31  [5.2804]  December 2009       91,946,073.05  [4.9836]
July 2007          751,262,657.15  [5.2705]  January 2010        85,918,081.11  [4.9737]
August 2007        723,534,583.07  [5.2606]  February 2010       80,459,286.29  [4.9638]
September 2007     695,157,679.17  [5.2507]  March 2010          75,487,863.95  [4.9539]
October 2007       666,528,279.36  [5.2408]  April 2010          70,787,364.33  [4.9440]
November 2007      637,738,534.30  [5.2309]  May 2010            66,342,668.40  [4.9341]
December 2007      608,879,933.95  [5.2211]  June 2010           62,139,710.31  [4.9242]
January 2008       580,044,339.78  [5.2112]  July 2010           58,164,981.48  [4.9143]
February 2008      551,381,341.41  [5.2013]  August 2010         54,405,860.17  [4.9044]
March 2008         524,144,408.86  [5.1914]  September 2010      51,085,431.15  [4.8945]
April 2008         498,261,826.94  [5.1815]  October 2010        47,944,106.45  [4.8846]
May 2008           473,652,522.63  [5.1716]  November 2010       44,972,040.34  [4.8747]
June 2008          450,266,354.98  [5.1617]  December 2010       42,159,957.47  [4.8648]
July 2008          428,029,663.94  [5.1518]  January 2011        39,499,062.28  [4.8549]
August 2008        406,897,462.91  [5.1419]  February 2011       36,981,069.88  [4.8450]
September 2008     386,388,777.84  [5.1320]  March 2011          34,598,157.50  [4.8352]
October 2008       366,207,134.90  [5.1221]  April 2011          32,342,938.22  [4.8253]
November 2008      323,375,189.50  [5.1122]  May 2011            30,208,438.21  [4.8154]
December 2008      286,010,587.15  [5.1023]  June 2011           28,188,097.26  [4.8055]
January 2009       253,370,340.34  [5.0924]  July 2011           26,275,659.99  [4.7956]
February 2009      224,831,795.04  [5.0825]  August 2011         24,465,250.61  [4.7857]
March 2009         199,891,566.55  [5.0726]  September 2011      22,927,561.57  [4.7758]
April 2009         179,326,952.91  [5.0627]  October 2011        21,471,092.02  [4.7659]
May 2009           162,104,383.57  [5.0528]  November 2011 and            -          -
June 2009          147,487,373.56  [5.0429]  thereafter
July 2009          134,936,248.47  [5.0330]


                                    ANNEX III

                             BASIS RISK CAP SCHEDULE

                      Basis Risk Cap      Cap Strike
Distribution Date   Notional Amount ($)       (%)       Ceiling %
February 2007                -                 -            -
March 2007                   -                 -            -
April 2007                   -                 -            -
May 2007                     -                 -            -
June 2007                    -                 -            -
July 2007                    -                 -            -
August 2007                  -                 -            -
September 2007               -                 -            -
October 2007                 -                 -            -
November 2007                -                 -            -
December 2007                -                 -            -
January 2008          128,098,932.43      [8.490]      [10.000]
February 2008         136,310,279.90      [7.430]      [10.000]
March 2008            143,669,392.91      [7.950]      [10.000]
April 2008            150,226,325.39      [7.080]      [10.000]
May 2008              156,052,236.34      [7.340]      [10.000]
June 2008             161,176,735.45      [7.090]      [10.000]
July 2008             165,664,163.58      [7.340]      [10.000]
August 2008           169,538,597.31      [7.090]      [10.000]
September 2008        172,949,159.00      [7.440]      [10.000]
October 2008          165,032,403.07      [7.390]      [10.000]
November 2008         176,757,000.00      [9.210]      [10.000]
December 2008         176,757,000.00      [9.510]      [10.000]
January 2009          176,757,000.00      [9.200]      [10.000]
February 2009         176,757,000.00      [9.190]      [10.000]
March 2009            176,757,000.00      [9.900]      [10.000]
April 2009            176,757,000.00      [9.190]      [10.000]
May 2009              176,757,000.00      [9.900]      [10.000]
June 2009             176,757,000.00      [9.400]      [10.000]
July 2009             176,757,000.00      [9.900]      [10.000]
August 2009           176,757,000.00      [9.390]      [10.000]
September 2009        176,757,000.00      [9.380]      [10.000]
October 2009          176,757,000.00      [9.900]      [10.000]
November 2009 and            -                 -            -
thereafter

                                      III-1

Securitized Asset Backed Receivables LLC Trust 2007-HE1               SCHEDULE A
All records

Summary Statistics
As-of / Cut-off Date: 2007-01-01
Number of Mortgage Loans: 4,802
Aggregate Principal Balance ($): 918,218,267
Weighted Average Current Mortgage Rate (%): 8.280
Non-Zero Weighted Average Margin (%): 6.390
Non-Zero Weighted Average Maximum Rate (%): 14.522
Non-Zero Weighted Average Months to Roll:   29
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 82.44
Weighted Average Combined Original LTV Incl Simultaneous Seconds (%): 92.99 % Loans with Simultaneous Seconds: 54.35
% First Liens: 89.88
% Owner Occupied: 95.34
% Purchase: 59.32
% Full Documentation: 29.80
% Full-12mos Bank Statements: 13.87
Non-Zero Weighted Average FICO Score: 640



                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
                             Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Originator                     Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
NC                                 471     $88,458,219        9.63%           8.568%         357       81.46%        601      41.26
WMC                              4,331     829,760,048       90.37            8.250          355       82.54         644      42.84
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69



IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition
781 - 800                           13       3,326,078        0.57
issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 1 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Product                      Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Type                           Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Fixed - 15 Year                     46      $3,063,082        0.33%           9.883%         177       85.43%        626      41.53
Fixed - 20 Year                      2         645,556        0.07            6.729          237       83.87         667      46.40
Fixed - 30 Year                  1,607     128,977,609       14.05           10.074          357       92.39         644      42.66
Fixed - 30 Year - 10 Yr IO          26       8,864,359        0.97            7.045          357       80.50         656      39.52
Balloon - 15/30                     94       5,731,673        0.62           11.527          176       99.34         650      43.18
Balloon - 30/40                     86      16,784,176        1.83            8.073          357       77.99         631      43.33
Balloon - 30/50                     61      17,011,369        1.85            7.731          357       78.76         621      40.89
ARM - 2 Year/6 Month
- 5 Yr IO                          162      45,082,787        4.91            7.499          357       81.97         657      39.71
ARM - 3 Year/6 Month
- 5 Yr IO                            6       1,253,250        0.14            7.193          357       82.19         649      46.40
ARM - 5 Year/6 Month
- 5 Yr IO                           68      23,706,724        2.58            6.678          357       79.71         707      40.40
ARM - 2 Year/6 Month
- 10 Yr IO                          17       5,106,112        0.56            7.445          357       81.50         654      39.28
ARM - 3 Year/6 Month -
10 Yr IO                             1          46,875        0.01            8.700          357       75.00         636      44.92
ARM - 5 Year/6 Month
- 10 Yr IO                          15       4,429,688        0.48            6.886          357       79.77         719      38.09
ARM - 10 Year/6 Month
- 5 Yr IO                            3       1,122,081        0.12            6.825          357       77.83         656      45.74
ARM - 10 Year/6 Month
- 10 Yr IO                          49      17,912,613        1.95            6.619          357       77.91         711      38.67
ARM - 10 Year/6 Month               17       4,705,708        0.51            6.949          357       83.60         691      43.17
ARM - 2 Year/6 Month/
40-30 Yr Balloon                   985     246,013,475       26.79            8.225          357       80.78         622      43.34
ARM - 2 Year/6 Month/
50-30 Yr Balloon                   591     189,406,433       20.63            7.933          357       80.64         637      44.52
ARM - 3 Year/6 Month/
40-30 Yr Balloon                    56      13,094,671        1.43            8.226          357       81.17         617      44.51
ARM - 5 Year/6 Month/
40-30 Yr Balloon                    48      13,130,102        1.43            7.337          357       80.30         691      44.43
ARM - 7 Year/6 Month/
40-30 Yr Balloon                     1         327,599        0.04            6.775          357       80.00         721      47.44
ARM - 10 Year/6 Month/
40-30 Yr Balloon                    11       2,196,741        0.24            7.079          357       78.24         712      41.60
ARM - 6 Month                        1         191,776        0.02           10.645          357       80.00         527      37.47
ARM - 2 Year/6 Month               689     124,515,994       13.56            8.523          357       81.42         623      40.99
ARM - 3 Year/6 Month                27       4,527,299        0.49            8.308          357       80.63         615      41.10
ARM - 5 Year/6 Month                48      13,264,361        1.44            7.287          357       81.12         703      42.43
ARM - 10 Year/1 Year -
10 Yr IO                             3         973,600        0.11            6.991          357       80.00         736      41.61
ARM - 10 Year/6 Month/
50-30 Yr Balloon                    11       3,093,702        0.34            6.779          357       70.98         684      35.81
ARM - 3 Year/6 Month/
50-30 Yr Balloon                    14       4,100,332        0.45            7.722          357       79.31         632      43.18
ARM - 5 Year/6 Month/
50-30 Yr Balloon                    57      18,938,521        2.06            7.158          357       80.10         697      44.05
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 2 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Gross                        Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Interest                     Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Rate (%)                       Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
5.000% - 5.999%                     48     $17,582,257        1.91%           5.766%         357       75.91%        723      40.91
6.000% - 6.999%                    418     132,820,648       14.47            6.659          356       79.12         675      41.63
7.000% - 7.999%                  1,142     312,939,315       34.08            7.573          356       80.02         648      43.34
8.000% - 8.999%                  1,113     255,635,720       27.84            8.520          356       80.94         624      42.85
9.000% - 9.999%                    753      99,622,405       10.85            9.514          355       85.81         604      41.33
10.000% - 10.999%                  534      47,374,080        5.16           10.630          349       93.39         627      43.25
11.000% - 11.999%                  419      31,321,072        3.41           11.359          348       98.22         640      43.19
12.000% - 12.999%                  374      20,896,393        2.28           12.532          330       98.95         627      43.60
13.000% - 13.999%                    1          26,376        0.00           13.250          356      100.00         592      47.08
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Minimum: 5.375%
Maximum: 13.250%
Weighted Average: 8.280%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 3 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Cut-off                      Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Date Principal               Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Balance ($)                    Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
$1 - $25,000                       158      $3,079,891        0.34%          10.853%         336       99.20%        627      40.00
$25,001 - $50,000                  510      19,611,693        2.14           11.081          340       97.03         637      41.06
$50,001 - $75,000                  538      33,772,365        3.68           10.690          346       94.15         643      41.61
$75,001 - $100,000                 450      39,161,001        4.26           10.048          349       90.15         633      41.89
$100,001 - $125,000                410      46,116,371        5.02            9.380          354       86.47         630      41.92
$125,001 - $150,000                331      45,323,119        4.94            8.796          354       83.45         625      41.24
$150,001 - $175,000                274      44,266,943        4.82            8.420          355       81.86         630      41.12
$175,001 - $200,000                271      51,018,290        5.56            8.255          356       79.86         628      41.67
$200,001 - $225,000                235      50,437,492        5.49            8.205          357       81.03         638      41.26
$225,001 - $250,000                240      57,087,760        6.22            8.119          355       80.51         633      43.31
$250,001 - $275,000                199      52,118,271        5.68            8.027          357       80.28         638      43.54
$275,001 - $300,000                208      59,889,936        6.52            7.937          356       79.30         635      43.68
$300,001 - $325,000                150      46,979,207        5.12            7.915          357       79.96         640      43.32
$325,001 - $350,000                134      45,217,666        4.92            7.737          357       80.93         640      43.17
$350,001 - $375,000                131      47,398,232        5.16            7.648          355       81.52         646      42.73
$375,001 - $400,000                 94      36,418,632        3.97            7.758          357       81.74         640      44.50
$400,001 - $425,000                 85      35,157,095        3.83            7.736          355       81.16         638      42.88
$425,001 - $450,000                 73      31,954,736        3.48            7.652          357       79.87         653      44.10
$450,001 - $475,000                 63      29,040,859        3.16            7.587          357       80.39         649      44.31
$475,001 - $500,000                 64      31,361,079        3.42            7.458          357       81.06         657      42.01
$500,001 - $750,000                164      95,802,761       10.43            7.717          357       81.28         656      43.93
$750,001 - $1,000,000               19      15,845,225        1.73            7.274          357       80.37         677      40.74
$1,000,001 >=                        1       1,159,645        0.13            8.570          357       80.00         609      21.80
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Minimum: $14,812
Maximum: $1,159,645
Average: $191,216


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Original                     Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Term                         Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
(month)                        Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
180                                140      $8,794,754        0.96%          10.954%         176       94.50%        642      42.60
240                                  2         645,556        0.07            6.729          237       83.87         667      46.40
360                              4,660     908,777,956       98.97            8.256          357       82.32         640      42.68
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Minimum: 180
Maximum: 360
Weighted Average: 358


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 4 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Remaining                    Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Term                         Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
(month)                        Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
121 - 180                          140      $8,794,754        0.96%          10.954%         176       94.50%        642      42.60
181 - 240                            2         645,556        0.07            6.729          237       83.87         667      46.40
301 - 360                        4,660     908,777,956       98.97            8.256          357       82.32         640      42.68
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Minimum: 171
Maximum: 358
Weighted Average: 355


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Combined                     Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Original                     Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
LTV Ratio (%)                  Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
10.01% - 15.00%                      1         $74,796        0.01%           6.800%         357       12.36%        758      50.20
15.01% - 20.00%                      2         104,842        0.01            8.668          357       15.56         618      31.39
20.01% - 25.00%                      3         410,608        0.04            8.382          357       21.33         614      40.63
25.01% - 30.00%                      4         435,801        0.05            7.865          357       28.21         599      37.55
30.01% - 35.00%                      4         402,924        0.04            7.660          356       34.00         672      38.47
35.01% - 40.00%                     11       1,304,829        0.14            7.301          341       38.29         628      35.14
40.01% - 45.00%                     10       1,526,020        0.17            7.667          356       42.09         604      45.35
45.01% - 50.00%                     22       3,744,778        0.41            7.987          357       48.23         609      37.19
50.01% - 55.00%                     25       5,602,765        0.61            7.477          357       52.67         614      39.86
55.01% - 60.00%                     31       6,482,440        0.71            7.663          355       58.26         636      40.64
60.01% - 65.00%                     49      10,543,878        1.15            8.289          355       63.11         572      40.02
65.01% - 70.00%                     97      23,889,227        2.60            8.046          356       68.78         601      40.47
70.01% - 75.00%                    145      34,332,278        3.74            7.887          354       73.93         620      41.57
75.01% - 80.00%                  2,157     559,968,677       60.98            7.816          357       79.89         649      43.10
80.01% - 85.00%                    220      51,892,209        5.65            8.117          355       84.37         617      42.58
85.01% - 90.00%                    307      67,806,552        7.38            8.390          356       89.60         622      41.35
90.01% - 95.00%                    320      58,911,103        6.42            8.943          355       94.69         625      42.36
95.01% - 100.00%                 1,394      90,784,540        9.89           11.072          344       99.95         652      43.39
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Minimum: 12.36%
Maximum: 100.00%
Weighted Average: 82.44%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 5 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Periodic                     Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Cap (%)                        Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Fixed Rate Loans                 1,922    $181,077,823       19.72%           9.551%         348       89.26%        641      42.41
1.000%                           2,407     647,926,805       70.56            7.888          357       80.67         645      42.96
1.500%                             470      88,240,039        9.61            8.568          357       81.44         601      41.24
2.000%                               3         973,600        0.11            6.991          357       80.00         736      41.61
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.061%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
Next                                        Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Rate                         Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Adjustment                   Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Date                           Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Fixed Rate Loans                 1,922    $181,077,823       19.72%           9.551%         348       89.26%        641      42.41
April 2007                           1         191,776        0.02           10.645          357       80.00         527      37.47
December 2007                        1         156,888        0.02            9.550          347       95.00         640      46.08
March 2008                           1         244,560        0.03            9.700          350       83.90         591      47.88
April 2008                           1         295,244        0.03            8.125          351       80.00         649      49.29
May 2008                             2         214,972        0.02            9.383          352       89.19         608      30.52
June 2008                            4       1,227,478        0.13            8.671          353       81.80         668      42.86
July 2008                           13       3,123,391        0.34            8.845          354       76.20         622      38.26
August 2008                         48      12,885,207        1.40            8.484          355       77.52         609      42.63
September 2008                     532     127,189,981       13.85            8.333          356       82.03         619      42.85
October 2008                     1,804     456,293,797       49.69            8.066          357       80.78         633      43.02
November 2008                       38       8,493,283        0.92            7.927          358       81.06         644      41.28
May 2009                             1         114,020        0.01            9.590          352       95.00         619      42.26
July 2009                            2         259,525        0.03            8.755          354       82.94         592      43.67
August 2009                          3         401,778        0.04            9.053          355       84.75         566      43.36
September 2009                      31       5,824,939        0.63            8.452          356       81.13         612      43.96
October 2009                        66      16,234,374        1.77            7.915          357       80.43         626      43.62
November 2009                        1         187,790        0.02            8.990          358       80.00         625      44.57
September 2011                      21       6,197,520        0.67            7.138          356       79.91         702      40.14
October 2011                       211      65,762,352        7.16            7.025          357       80.21         701      42.43
November 2011                        4       1,509,524        0.16            7.368          358       79.58         710      44.86
October 2013                         1         327,599        0.04            6.775          357       80.00         721      47.44
August 2016                          1         184,000        0.02            6.500          355       80.00         701      23.65
September 2016                      18       6,454,446        0.70            6.640          356       80.20         703      37.05
October 2016                        74      22,865,999        2.49            6.779          357       77.79         705      40.62
November 2016                        1         500,000        0.05            6.375          358       68.97         684      34.91
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Non-Zero Weighted Average:  2009-05-22


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 6 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
`                                `         Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Maximum                          `           Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Mortgage                     Mortgage     Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                       Loans       Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,922   $181,077,823       19.72%           9.551%         348      89.26%        641      42.41
11.501% - 12.000%                    3        941,000        0.10            6.414          357      76.36         737      35.91
12.001% - 12.500%                   44     16,372,260        1.78            5.803          357      76.83         726      40.88
12.501% - 13.000%                  104     34,542,812        3.76            6.300          357      77.77         696      40.91
13.001% - 13.500%                  241     78,629,601        8.56            6.812          357      80.49         673      42.54
13.501% - 14.000%                  380    115,385,439       12.57            7.282          357      80.38         660      43.83
14.001% - 14.500%                  562    153,233,453       16.69            7.774          357      80.00         644      43.53
14.501% - 15.000%                  454    117,997,135       12.85            8.264          357      80.87         632      43.47
15.001% - 15.500%                  455    105,758,628       11.52            8.707          357      81.09         620      42.18
15.501% - 16.000%                  262     50,357,652        5.48            9.110          357      82.40         597      41.68
16.001% - 16.500%                  196     36,629,951        3.99            9.630          357      85.07         587      41.18
16.501% - 17.000%                   92     14,956,550        1.63            9.933          356      84.15         575      41.28
17.001% - 17.500%                   49      6,840,651        0.74           10.421          356      83.68         558      42.65
17.501% - 18.000%                   26      3,762,812        0.41           10.839          356      82.22         595      39.00
18.001% - 18.500%                    7      1,208,006        0.13           11.245          357      75.17         557      44.14
18.501% - 19.000%                    3        225,165        0.02           11.800          357      85.24         576      43.76
19.001% - 19.500%                    2        299,329        0.03           12.105          357      64.07         506      36.41
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           4,802   $918,218,267      100.00%           8.280%         355      82.44%        640      42.69

Non-Zero Minimum: 11.625%
Maximum: 19.125%
Non-Zero Weighted Average: 14.522%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
`                                `         Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
`                                `           Date         Date           Gross        Remaining   Combined    Weighted   Weighted
`                            Mortgage     Principal     Principal      Interest         Term      Original    Average    Average
Initial Cap (%)                Loans       Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,922   $181,077,823       19.72%           9.551%         348      89.26%        641      42.41
1.000%                              12      2,068,816        0.23            8.630          356      83.69         625      38.86
1.500%                               6      1,049,416        0.11            9.878          354      89.37         601      41.86
2.000%                             466     87,422,036        9.52            8.558          357      81.37         601      41.25
3.000%                           2,218    588,105,770       64.05            7.998          357      80.84         639      43.27
3.030%                               1        229,911        0.03            8.720          356      66.67         601      50.38
5.000%                             177     58,264,495        6.35            6.727          357      78.89         706      39.94
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           4,802   $918,218,267      100.00%           8.280%         355      82.44%        640      42.69

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 3.032%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 7 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                           Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                             Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Periodic                     Mortgage     Principal     Principal      Interest         Term      Original    Average    Average
Cap (%)                        Loans       Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,922   $181,077,823       19.72%           9.551%         348      89.26%        641      42.41
1.000%                           2,407    647,926,805       70.56            7.888          357      80.67         645      42.96
1.500%                             470     88,240,039        9.61            8.568          357      81.44         601      41.24
2.000%                               3        973,600        0.11            6.991          357      80.00         736      41.61
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           4,802   $918,218,267      100.00%           8.280%         355      82.44%        640      42.69

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.061%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
Next                                       Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Rate                                         Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Adjustment                   Mortgage     Principal     Principal      Interest         Term      Original    Average    Average
Date                           Loans       Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,922   $181,077,823       19.72%           9.551%         348      89.26%        641      42.41
April 2007                           1        191,776        0.02           10.645          357      80.00         527      37.47
December 2007                        1        156,888        0.02            9.550          347      95.00         640      46.08
March 2008                           1        244,560        0.03            9.700          350      83.90         591      47.88
April 2008                           1        295,244        0.03            8.125          351      80.00         649      49.29
May 2008                             2        214,972        0.02            9.383          352      89.19         608      30.52
June 2008                            4      1,227,478        0.13            8.671          353      81.80         668      42.86
July 2008                           13      3,123,391        0.34            8.845          354      76.20         622      38.26
August 2008                         48     12,885,207        1.40            8.484          355      77.52         609      42.63
September 2008                     532    127,189,981       13.85            8.333          356      82.03         619      42.85
October 2008                     1,804    456,293,797       49.69            8.066          357      80.78         633      43.02
November 2008                       38      8,493,283        0.92            7.927          358      81.06         644      41.28
May 2009                             1        114,020        0.01            9.590          352      95.00         619      42.26
July 2009                            2        259,525        0.03            8.755          354      82.94         592      43.67
August 2009                          3        401,778        0.04            9.053          355      84.75         566      43.36
September 2009                      31      5,824,939        0.63            8.452          356      81.13         612      43.96
October 2009                        66     16,234,374        1.77            7.915          357      80.43         626      43.62
November 2009                        1        187,790        0.02            8.990          358      80.00         625      44.57
September 2011                      21      6,197,520        0.67            7.138          356      79.91         702      40.14
October 2011                       211     65,762,352        7.16            7.025          357      80.21         701      42.43
November 2011                        4      1,509,524        0.16            7.368          358      79.58         710      44.86
October 2013                         1        327,599        0.04            6.775          357      80.00         721      47.44
August 2016                          1        184,000        0.02            6.500          355      80.00         701      23.65
September 2016                      18      6,454,446        0.70            6.640          356      80.20         703      37.05
October 2016                        74     22,865,999        2.49            6.779          357      77.79         705      40.62
November 2016                        1        500,000        0.05            6.375          358      68.97         684      34.91
--------------------------   ---------   ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           4,802   $918,218,267      100.00%           8.280%         355      82.44%        640      42.69

Non-Zero Weighted Average: 2009-05-22


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 8 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Geographical                 Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Distribution                   Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
California                       1,310    $351,176,981       38.25%           7.922%         356       81.80%        650      42.85
Florida                            581      94,043,832       10.24            8.441          355       81.55         634      42.99
New York                           289      73,989,402        8.06            8.211          354       82.26         650      43.50
Illinois                           315      48,242,045        5.25            8.552          353       83.14         632      41.90
Maryland                           200      39,502,010        4.30            8.528          356       82.55         633      43.95
New Jersey                         170      38,962,870        4.24            8.551          354       83.43         636      44.10
Texas                              376      34,884,254        3.80            8.785          355       83.84         623      39.34
Massachusetts                      157      33,791,552        3.68            8.092          355       81.40         642      43.62
Washington                         175      32,202,739        3.51            8.170          356       84.03         632      42.73
Virginia                           116      24,793,174        2.70            8.733          352       82.59         644      44.08
Arizona                            131      21,966,068        2.39            8.411          356       82.89         644      42.11
Other                              982     124,663,340       13.58            8.766          354       83.75         622      41.48
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Number of States Represented: 48

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
                             Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Occupancy                      Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Primary                          4,560    $875,434,347       95.34%           8.264%         355       82.33%        638      42.80
Second Home                        131      22,002,474        2.40            8.267          356       84.07         690      42.83
Investment                         111      20,781,446        2.26            9.002          355       85.38         659      37.79
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Property                     Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Types                          Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Single Family Residence          3,351    $636,475,154       69.32%           8.276%         355       82.24%        638      42.37
Planned Unit Development           690     126,305,636       13.76            8.335          355       82.98         641      43.02
2-4 Family                         288      78,626,377        8.56            8.282          355       83.14         652      44.20
Condo                              473      76,811,100        8.37            8.222          356       82.49         648      43.21
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 9 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Loan                         Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Purpose                        Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Purchase                         3,155    $544,694,944       59.32%           8.414%         355       83.75%        651      42.92
Refinance - Cashout              1,510     345,268,499       37.60            8.082          355       80.43         625      42.27
Refinance - Rate Term              137      28,254,824        3.08            8.129          356       81.59         619      43.17
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Documentation                Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Level                          Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Stated Documentation             2,346    $473,499,259       51.57%           8.524%         355       81.97%        652      43.53
Full Documentation               1,699     272,729,526       29.70            8.129          355       82.85         622      42.51
Full-12mos Bank Statements         559     127,342,237       13.87            7.789          355       82.96         637      40.06
Lite Documentation                 196      43,724,793        4.76            8.061          354       83.36         632      42.34
Full-Alternate                       2         922,451        0.10            6.631          356       86.09         671      41.37
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


                                                                      % of Mortgage
                                           Aggregate     Aggregate    Loan Pool by     Weighted    Weighted
Original                                    Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
Prepayment                   Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Penalty                      Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Term (months)                  Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
None                             1,804    $306,518,603       33.38%           8.648%         354       83.60%        638      42.86
                        12         156      35,800,883        3.90            8.518          352       81.40         639      42.81
                        18           1         353,000        0.04            7.088          356       84.86         681      38.24
                        24       2,253     442,249,286       48.16            8.279          356       82.68         634      43.02
                        36         588     133,296,495       14.52            7.378          356       79.24         666      41.16
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 26


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 10 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
All records

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Lien                         Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Position                       Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
1st Lien                         3,326    $825,306,611       89.88%           7.956%         356       80.50%        639      42.60
2nd Lien                         1,476      92,911,656       10.12           11.163          343       99.61         652      43.45
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
FICO                         Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
Score                          Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
481 - 500                            6      $1,256,168        0.14%           8.914%         357       71.86%        500      48.20
501 - 520                           83      15,330,607        1.67            9.573          356       75.45         511      42.52
521 - 540                           96      19,615,843        2.14            9.019          356       76.66         531      43.38
541 - 560                          131      26,218,478        2.86            8.931          356       82.04         552      41.39
561 - 580                          164      29,715,928        3.24            8.973          356       82.61         571      40.54
581 - 600                          617      94,052,944       10.24            8.578          355       82.17         591      42.17
601 - 620                          901     160,870,104       17.52            8.581          355       82.77         611      43.27
621 - 640                          769     149,602,530       16.29            8.395          354       82.84         630      42.71
641 - 660                          648     124,171,240       13.52            8.229          354       82.75         650      43.41
661 - 680                          459      97,764,442       10.65            7.961          355       83.19         670      43.37
681 - 700                          344      74,972,578        8.17            7.879          355       83.06         690      43.02
701 - 720                          220      43,314,660        4.72            7.613          356       82.60         710      42.00
721 - 740                          171      39,420,583        4.29            7.538          355       83.59         730      40.73
741 - 760                          106      23,043,338        2.51            7.328          356       80.29         751      42.32
761 - 780                           59      12,400,918        1.35            7.404          355       81.96         769      40.71
781 - 800                           19       4,668,070        0.51            6.996          357       81.79         786      39.17
801 >=                               9       1,799,837        0.20            7.481          357       81.03         807      46.53
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69

Non-Zero Minimum: 500
Maximum: 811
Non-Zero Weighted Average: 640


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average     Average     Non-Zero   Non-Zero
                             Number of        Date         Date           Gross        Remaining   Combined     Weighted   Weighted
Delinquency Days             Mortgage      Principal     Principal      Interest         Term      Original     Average    Average
(OTS Convention)               Loans        Balance       Balance         Rate         (months)       LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
0 - 29                           4,784    $914,391,030       99.58%           8.278%         355       82.43%        640      42.69
30 - 59                             18       3,827,236        0.42            8.858          353       84.67         601      42.48
--------------------------   ---------    ------------   ---------    -------------    ---------   ---------    --------   --------
Total:                           4,802    $918,218,267      100.00%           8.280%         355       82.44%        640      42.69


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 11 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

Summary Statistics
As-of / Cut-off Date: 2007-01-01
Number of Mortgage Loans: 2,015
Aggregate Principal Balance ($): 331,850,812
Weighted Average Current Mortgage Rate (%): 8.346
Non-Zero Weighted Average Margin (%): 6.336
Non-Zero Weighted Average Maximum Rate (%):     14.883
Non-Zero Weighted Average Months to Roll:   27
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 81.66
Weighted Average Combined Original LTV Incl Simultaneous Seconds  88.31 (%):
% Loans with Simultaneous Seconds: 34.57
% First Liens: 94.96
% Owner Occupied: 90.33
% Purchase: 29.65
% Full Documentation: 43.02
% Full-12mos Bank Statements: 13.61
Non-Zero Weighted Average FICO Score: 624


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                           Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Originator                   Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
NC                               471     $88,458,219       26.66%           8.568%         357      81.46%        601      41.26
WMC                            1,544     243,392,593       73.34            8.265          354      81.73         632      42.88
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 1 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Product                    Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Type                         Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed - 15 Year                   26      $1,928,382        0.58%           9.123%         177      80.20%        623      41.30
Fixed - 20 Year                    1         230,716        0.07            7.375          237      84.36         646      42.11
Fixed - 30 Year                  515      35,504,184       10.70            9.390          357      87.84         631      42.96
Fixed - 30 Year
- 10 Yr IO                        10       2,579,380        0.78            7.427          357      82.34         635      38.15
Balloon - 15/30                   25         988,600        0.30           11.367          176      99.39         655      42.83
Balloon - 30/40                   32       5,647,334        1.70            7.932          357      77.60         633      43.05
Balloon - 30/50                   24       5,780,585        1.74            7.580          357      78.32         611      37.46
ARM - 2 Year/6 Month
- 5 Yr IO                         89      21,746,812        6.55            7.673          357      83.43         655      39.96
ARM - 3 Year/6 Month
- 5 Yr IO                          1         356,000        0.11            6.600          357      80.00         657      46.66
ARM - 5 Year/6 Month
- 5 Yr IO                         22       5,857,145        1.76            6.574          357      80.48         702      39.22
ARM - 2 Year/6 Month
- 10 Yr IO                         6       1,033,320        0.31            8.080          356      86.14         609      41.66
ARM - 5 Year/6 Month
- 10 Yr IO                         7       2,057,848        0.62            6.622          357      79.51         714      35.90
ARM - 10 Year/6 Month
- 5 Yr IO                          1         414,081        0.12            5.675          357      74.11         700      46.91
ARM - 10 Year/6 Month
- 10 Yr IO                        18       5,393,400        1.63            6.642          357      76.97         708      41.73
ARM - 10 Year/6 Month              7       1,242,024        0.37            6.904          357      84.21         716      43.70
ARM - 2 Year/6 Month/
40-30 Yr Balloon                 521     107,421,053       32.37            8.477          357      80.70         605      42.89
ARM - 2 Year/6 Month/
50-30 Yr Balloon                 188      44,478,806       13.40            8.115          357      80.98         622      44.99
ARM - 3 Year/6 Month/
40-30 Yr Balloon                  38       7,320,935        2.21            8.432          357      82.45         596      44.00
ARM - 5 Year/6 Month/
40-30 Yr Balloon                  16       3,617,772        1.09            7.265          357      80.63         686      46.46
ARM - 10 Year/6 Month/
40-30 Yr Balloon                   6       1,187,326        0.36            7.381          357      79.40         686      39.52
ARM - 6 Month                      1         191,776        0.06           10.645          357      80.00         527      37.47
ARM - 2 Year/6 Month             399      62,681,214       18.89            8.729          357      81.32         609      41.11
ARM - 3 Year/6 Month              15       2,556,144        0.77            8.280          357      80.16         630      41.96
ARM - 5 Year/6 Month              20       4,831,948        1.46            6.850          357      78.82         707      41.40
ARM - 10 Year/6 Month/
50-30 Yr Balloon                   5       1,110,175        0.33            6.513          357      61.02         683      36.24
ARM - 3 Year/6 Month/
50-30 Yr Balloon                  11       2,979,361        0.90            7.745          357      79.05         632      44.76
ARM - 5 Year/6 Month/
50-30 Yr Balloon                  11       2,714,491        0.82            7.097          357      82.97         690      47.33
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 2 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Gross                      Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Interest                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
5.000% - 5.999%                   18      $5,100,132        1.54%           5.739%         357      71.57%        720      39.87
6.000% - 6.999%                  158      39,616,806       11.94            6.621          356      78.33         669      41.55
7.000% - 7.999%                  466     102,254,910       30.81            7.581          355      79.76         639      43.39
8.000% - 8.999%                  543     102,009,694       30.74            8.543          356      81.28         613      42.29
9.000% - 9.999%                  399      53,492,256       16.12            9.478          356      84.45         586      41.46
10.000% - 10.999%                210      18,466,650        5.56           10.538          351      88.56         591      43.36
11.000% - 11.999%                100       6,013,866        1.81           11.377          350      92.25         614      42.21
12.000% - 12.999%                120       4,870,123        1.47           12.513          335      97.21         618      43.56
13.000% - 13.999%                  1          26,376        0.01           13.250          356     100.00         592      47.08
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Minimum: 5.375%
Maximum: 13.250%
Weighted Average: 8.346%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 3 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Cut-off                    Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Date Principal             Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Balance ($)                  Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
$1 - $25,000                      98      $1,940,174        0.58%          10.773%         337      99.20%        624      41.54
$25,001 - $50,000                257       9,523,066        2.87           10.998          341      97.26         637      43.11
$50,001 - $75,000                166      10,286,265        3.10           10.390          348      89.25         625      41.27
$75,001 - $100,000               143      12,560,808        3.79            9.003          353      81.46         603      40.75
$100,001 - $125,000              174      19,691,861        5.93            8.693          357      80.49         614      41.05
$125,001 - $150,000              188      25,750,529        7.76            8.453          355      81.26         618      41.15
$150,001 - $175,000              164      26,382,409        7.95            8.259          356      80.88         626      41.78
$175,001 - $200,000              143      26,973,597        8.13            8.319          357      79.55         621      42.20
$200,001 - $225,000              113      24,216,600        7.30            8.158          357      80.50         635      42.44
$225,001 - $250,000              126      30,104,658        9.07            8.235          356      81.44         622      43.37
$250,001 - $275,000              101      26,443,774        7.97            8.094          357      80.49         628      43.65
$275,001 - $300,000               84      24,124,657        7.27            8.070          354      77.95         610      43.53
$300,001 - $325,000               58      18,154,577        5.47            8.300          357      78.81         620      42.77
$325,001 - $350,000               57      19,296,271        5.81            7.862          357      81.60         627      42.70
$350,001 - $375,000               57      20,582,750        6.20            7.569          354      82.12         639      42.70
$375,001 - $400,000               45      17,423,024        5.25            7.796          357      82.94         630      45.19
$400,001 - $425,000               23       9,411,735        2.84            7.941          357      82.80         606      41.48
$425,001 - $450,000                4       1,779,041        0.54            8.387          357      78.71         555      43.80
$450,001 - $475,000                3       1,401,633        0.42            7.820          357      87.76         646      36.89
$475,001 - $500,000                4       1,950,293        0.59            7.416          357      82.31         679      39.18
$500,001 - $750,000                7       3,853,091        1.16            7.655          357      85.22         657      38.65
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Minimum: $14,853
Maximum: $635,787
Average: $164,690


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Original                   Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Term                       Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(month)                      Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
180                               51      $2,916,983        0.88%           9.883%         176      86.70%        634      41.82
240                                1         230,716        0.07            7.375          237      84.36         646      42.11
360                            1,963     328,703,114       99.05            8.333          357      81.61         624      42.45
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Minimum: 180
Maximum: 360
Weighted Average: 358


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 4 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Remaining                  Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Term                       Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(month)                      Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
121 - 180                         51      $2,916,983        0.88%           9.883%         176      86.70%        634      41.82
181 - 240                          1         230,716        0.07            7.375          237      84.36         646      42.11
301 - 360                      1,963     328,703,114       99.05            8.333          357      81.61         624      42.45
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Minimum: 172
Maximum: 358
Weighted Average: 355


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Combined                   Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Original                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
LTV Ratio (%)                Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
15.01% - 20.00%                    1         $54,873        0.02%           7.345%         357      15.28%        653      34.22
20.01% - 25.00%                    1         199,877        0.06            9.170          357      20.20         568      46.04
25.01% - 30.00%                    2         216,841        0.07            7.645          358      27.77         609      24.02
35.01% - 40.00%                    7         769,387        0.23            7.111          338      37.82         655      26.31
40.01% - 45.00%                    7       1,138,126        0.34            7.563          357      41.92         617      46.40
45.01% - 50.00%                   13       2,412,924        0.73            7.863          357      48.37         607      40.66
50.01% - 55.00%                   17       3,770,338        1.14            7.695          356      52.73         603      40.17
55.01% - 60.00%                   22       3,885,964        1.17            7.850          354      58.27         607      40.37
60.01% - 65.00%                   38       7,652,325        2.31            8.254          355      63.16         571      40.67
65.01% - 70.00%                   68      14,685,323        4.43            8.292          357      68.76         592      41.39
70.01% - 75.00%                   99      20,498,863        6.18            8.134          353      73.92         599      42.69
75.01% - 80.00%                  777     150,046,225       45.21            7.958          356      79.78         638      43.26
80.01% - 85.00%                  165      34,627,266       10.43            8.415          356      84.35         604      41.86
85.01% - 90.00%                  209      43,542,725       13.12            8.522          357      89.62         616      40.90
90.01% - 95.00%                  188      31,494,886        9.49            8.908          355      94.71         625      42.31
95.01% - 100.00%                 401      16,854,868        5.08           10.930          343      99.93         644      44.01
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Minimum: 15.28%
Maximum: 100.00%
Weighted Average: 81.66%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 5 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Gross                      Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Margin (%)                   Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
0.001% - 3.500%                    6       1,010,369        0.30            8.474          356      83.49         621      43.09
4.501% - 5.000%                   33       6,009,017        1.81            7.640          357      80.99         660      45.47
5.001% - 5.500%                  130      28,676,098        8.64            7.653          357      79.13         635      42.70
5.501% - 6.000%                  241      51,184,741       15.42            7.787          357      80.27         633      42.66
6.001% - 6.500%                  547     105,165,624       31.69            8.257          357      81.81         618      41.76
6.501% - 7.000%                  195      40,202,323       12.11            8.459          357      80.80         620      42.73
7.001% - 7.500%                  124      25,892,688        7.80            8.882          357      79.75         608      43.56
7.501% - 8.000%                  106      21,050,771        6.34            8.879          357      82.60         619      43.17
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 3.327%
Maximum: 8.000%
Non-Zero Weighted Average: 6.336%


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Minimum                    Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Mortgage                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
5.001% - 5.500%                    1         265,000        0.08            5.375          357      67.09         726      14.35
5.501% - 6.000%                   17       4,835,132        1.46            5.759          357      71.81         719      41.27
6.001% - 6.500%                   50      13,030,743        3.93            6.320          357      75.92         682      41.06
6.501% - 7.000%                   87      22,398,265        6.75            6.808          357      81.25         671      42.12
7.001% - 7.500%                  154      35,795,421       10.79            7.327          357      80.11         647      44.99
7.501% - 8.000%                  234      49,553,560       14.93            7.798          357      79.85         633      43.13
8.001% - 8.500%                  206      41,475,767       12.50            8.300          357      81.04         623      42.72
8.501% - 9.000%                  262      49,884,958       15.03            8.775          357      81.22         602      42.11
9.001% - 9.500%                  159      28,001,395        8.44            9.269          357      83.41         584      40.58
9.501% - 10.000%                 115      19,696,107        5.94            9.771          357      85.06         579      42.07
10.001% - 10.500%                 51       7,143,551        2.15           10.231          356      85.42         558      42.75
10.501% - 11.000%                 34       5,086,162        1.53           10.794          356      82.60         580      42.78
11.001% - 11.500%                  9       1,655,992        0.50           11.244          357      77.01         567      40.37
11.501% - 12.000%                  1          70,247        0.02           11.700          357      74.80         515      41.82
12.001% - 12.500%                  2         299,329        0.09           12.105          357      64.07         506      36.41
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 5.375%
Maximum: 12.125%
Non-Zero Weighted Average: 8.229%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 6 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Maximum                    Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Mortgage                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
11.501% - 12.000%                  1         265,000        0.08            5.375          357      67.09         726      14.35
12.001% - 12.500%                 14       4,216,535        1.27            5.758          357      73.79         733      40.72
12.501% - 13.000%                 42      10,906,230        3.29            6.284          357      75.15         692      41.94
13.001% - 13.500%                 75      18,777,385        5.66            6.760          357      80.81         669      42.44
13.501% - 14.000%                144      34,538,467       10.41            7.221          357      79.85         654      44.20
14.001% - 14.500%                210      45,848,496       13.82            7.724          357      79.52         636      43.99
14.501% - 15.000%                208      41,696,482       12.56            8.168          357      81.54         625      42.55
15.001% - 15.500%                229      43,380,146       13.07            8.646          357      81.01         609      41.89
15.501% - 16.000%                186      35,659,574       10.75            9.037          357      82.25         589      41.44
16.001% - 16.500%                118      20,442,134        6.16            9.513          357      84.83         579      41.57
16.501% - 17.000%                 77      12,038,979        3.63            9.867          357      84.65         570      41.12
17.001% - 17.500%                 43       6,126,562        1.85           10.380          356      83.53         554      43.50
17.501% - 18.000%                 25       3,643,028        1.10           10.832          356      82.38         598      39.98
18.001% - 18.500%                  6       1,168,053        0.35           11.222          357      74.83         558      44.76
18.501% - 19.000%                  2         185,231        0.06           11.731          357      84.24         583      42.56
19.001% - 19.500%                  2         299,329        0.09           12.105          357      64.07         506      36.41
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 11.875%
Maximum: 19.125%
Non-Zero Weighted Average: 14.883%


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                           Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Initial Cap (%)              Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
1.000%                             8       1,415,841        0.43            9.040          356      84.41         619      41.93
1.500%                             6       1,049,416        0.32            9.878          354      89.37         601      41.86
2.000%                           466      87,422,036       26.34            8.558          357      81.37         601      41.25
3.000%                           835     171,812,429       51.77            8.205          357      80.99         626      43.42
3.030%                             1         229,911        0.07            8.720          356      66.67         601      50.38
5.000%                            66      17,261,998        5.20            6.655          357      78.06         704      39.94
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 2.795%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 7 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Periodic                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Cap (%)                      Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
1.000%                           912     190,951,592       57.54            8.074          357      80.75         633      43.11
1.500%                           470      88,240,039       26.59            8.568          357      81.44         601      41.24
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 1.000%
Maximum: 1.500%
Non-Zero Weighted Average: 1.158%


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
Next                                      Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Rate                       Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Adjustment                 Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Date                         Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 633     $52,659,182       15.87%           8.957%         346      85.35%        629      42.06
April 2007                         1         191,776        0.06           10.645          357      80.00         527      37.47
March 2008                         1         244,560        0.07            9.700          350      83.90         591      47.88
May 2008                           2         214,972        0.06            9.383          352      89.19         608      30.52
July 2008                          9       1,732,931        0.52            8.874          354      73.97         608      41.30
August 2008                       27       6,555,449        1.98            8.780          355      79.82         602      42.38
September 2008                   305      61,085,735       18.41            8.593          356      82.87         608      42.98
October 2008                     839     164,409,185       49.54            8.308          357      80.65         617      42.47
November 2008                     20       3,118,374        0.94            8.262          358      82.89         625      38.96
July 2009                          1          76,343        0.02           10.325          354      90.00         569      32.29
August 2009                        2         343,418        0.10            8.939          355      83.85         566      45.45
September 2009                    22       3,817,649        1.15            8.695          356      81.56         604      44.59
October 2009                      39       8,787,240        2.65            7.919          357      80.85         618      43.55
November 2009                      1         187,790        0.06            8.990          358      80.00         625      44.57
September 2011                    11       3,261,064        0.98            6.989          356      79.83         700      37.83
October 2011                      64      15,550,394        4.69            6.837          357      80.45         699      42.67
November 2011                      1         267,746        0.08            6.225          358      80.00         724      49.51
September 2016                     7       1,599,104        0.48            6.708          356      80.31         701      42.71
October 2016                      30       7,747,901        2.33            6.713          357      75.38         704      40.99
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Weighted Average: 2009-03-30


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 8 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Geographical               Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Distribution                 Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
California                       312     $81,789,895       24.65%           7.833%         356      79.28%        630      41.95
Florida                          228      36,666,468       11.05            8.397          355      80.43         621      43.22
Illinois                         222      32,500,034        9.79            8.526          353      83.24         625      42.20
New York                          77      16,891,019        5.09            7.963          352      80.19         621      43.26
Massachusetts                     80      16,497,488        4.97            8.095          355      80.89         628      43.41
Maryland                          92      15,407,780        4.64            8.585          357      82.68         628      44.36
Washington                        76      13,183,049        3.97            8.294          357      82.38         619      43.76
New Jersey                        55      12,834,977        3.87            8.333          356      81.91         611      43.84
Texas                            150      12,017,947        3.62            8.897          353      84.46         619      40.69
Arizona                           71      11,372,717        3.43            8.469          356      83.13         627      41.41
Georgia                           66       8,422,499        2.54            8.952          356      86.94         614      42.43
Other                            586      74,266,939       22.38            8.733          355      83.05         620      41.89
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Number of States Represente 48


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                           Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Occupancy                    Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Primary                        1,846    $299,776,158       90.33%           8.316%         355      81.41%        619      42.63
Investment                        90      16,737,539        5.04            9.072          355      85.33         655      38.77
Second Home                       79      15,337,115        4.62            8.122          357      82.66         686      42.83
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Property                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Types                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Single Family Residence        1,437    $230,496,000       69.46%           8.366%         355      81.34%        619      41.99
Planned Unit Development         263      43,026,661       12.97            8.425          356      82.35         631      43.97
Condo                            217      30,684,102        9.25            8.257          356      82.11         639      42.72
2-4 Family                        98      27,644,049        8.33            8.147          355      82.76         636      43.59
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 9 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Loan                       Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Purpose                      Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Refinance - Cashout            1,031    $211,740,045       63.81%           8.222%         355      80.37%        614      42.08
Purchase                         873      98,400,541       29.65            8.642          355      84.35         646      43.08
Refinance - Rate Term            111      21,710,226        6.54            8.207          356      82.11         613      43.10
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Documentation              Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Level                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Full Documentation               958    $142,754,765       43.02%           8.248%         356      82.46%        610      42.54
Stated Documentation             764     132,369,045       39.89            8.556          355      80.18         640      42.84
Full-12mos Bank Statements       229      45,165,396       13.61            8.030          355      83.05         624      40.87
Lite Documentation                64      11,561,607        3.48            8.372          351      83.31         611      42.80
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
Original                                  Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Prepayment                 Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Penalty                    Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Term (months)                Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
None                             860    $126,633,891       38.16%           8.606%         354      82.81%        623      42.59
12                                59      12,343,721        3.72            8.493          350      82.54         621      43.54
18                                 1         353,000        0.11            7.088          356      84.86         681      38.24
24                               859     148,379,723       44.71            8.360          356      81.46         616      42.51
36                               236      44,140,477       13.30            7.519          355      78.75         652      41.53
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 26

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 10 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 1

                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                           Number of        Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Lien                       Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Position                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
1st Lien                       1,582    $315,116,235       94.96%           8.193%         356      80.72%        623      42.36
2nd Lien                         433      16,734,577        5.04           11.227          340      99.40         641      44.01
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Number of                                   Date         Date           Gross        Remaining   Combined    Weighted   Weighted
FICO                       Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Score                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
481 - 500                          6      $1,256,168        0.38%           8.914%         357      71.86%        500      48.20
501 - 520                         71      13,265,790        4.00            9.547          357      76.39         511      42.79
521 - 540                         82      15,008,424        4.52            9.164          357      77.80         530      42.69
541 - 560                        104      20,198,378        6.09            8.871          357      80.72         553      41.16
561 - 580                         99      18,940,745        5.71            8.818          356      81.23         571      41.59
581 - 600                        308      43,810,504       13.20            8.632          354      81.79         591      41.76
601 - 620                        391      58,298,157       17.57            8.516          355      82.47         611      43.09
621 - 640                        278      44,843,093       13.51            8.179          353      82.19         630      42.62
641 - 660                        221      33,995,949       10.24            8.096          355      82.51         650      42.94
661 - 680                        134      26,007,590        7.84            7.928          355      82.56         669      43.57
681 - 700                        114      19,547,652        5.89            7.744          356      82.90         690      42.11
701 - 720                         82      14,289,346        4.31            7.611          356      81.32         709      43.11
721 - 740                         56       9,853,989        2.97            7.525          355      84.34         731      39.82
741 - 760                         36       5,960,268        1.80            7.395          354      82.23         751      41.62
761 - 780                         26       5,002,042        1.51            7.059          355      82.36         769      41.76
781 - 800                          6       1,341,992        0.40            7.108          357      71.61         786      39.66
801 >=                             1         230,724        0.07            7.925          357      80.00         803      44.40
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45

Non-Zero Minimum: 500
Maximum: 803
Non-Zero Weighted Average: 624


                                                          % of
                                                        Mortgage
                                                      Loan Pool by
                                         Aggregate     Aggregate      Weighted       Weighted    Weighted
                                          Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                            Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Delinquency Days           Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(OTS Conve Loans)            Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
0 - 29                         2,012    $330,849,669       99.70%           8.344%         355      81.64%        624      42.44
30 - 59                            3       1,001,143        0.30            8.945          356      88.58         586      44.09
------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                         2,015    $331,850,812      100.00%           8.346%         355      81.66%        624      42.45


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 11 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

Summary Statistics
As-of / Cut-off Date: 2007-01-01
Number of Mortgage Loans: 2,787
Aggregate Principal Balance ($): 586,367,454
Weighted Average Current Mortgage Rate (%): 8.244
Non-Zero Weighted Average Margin (%): 6.422
Non-Zero Weighted Average Maximum Rate (%): 14.302
Non-Zero Weighted Average Months to Roll: 30
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 82.88
Weighted Average Combined Original LTV Incl Simultaneous Seconds (%): 95.64 % Loans with Simultaneous Seconds: 65.54
% First Liens: 87.01
% Owner Occupied: 98.17
% Purchase: 76.11
% Full Documentation: 22.32
% Full-12mos Bank Statements: 14.01
Non-Zero Weighted Average FICO Score: 649


                                                          % of
                                                        Mortgage
                                                       Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                             Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Originator                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
WMC                              2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 1 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                         Aggregate       Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Product                      Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Type                           Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed - 15 Year                     20      $1,134,699        0.19%          11.174%         177      94.33%        631      41.90
Fixed - 20 Year                      1         414,841        0.07            6.370          237      83.60         679      48.79
Fixed - 30 Year                  1,092      93,473,425       15.94           10.334          357      94.11         649      42.54
Fixed - 30 Year
- 10 Yr IO                          16       6,284,979        1.07            6.889          357      79.75         665      40.08
Balloon - 15/30                     69       4,743,073        0.81           11.560          176      99.33         649      43.26
Balloon - 30/40                     54      11,136,842        1.90            8.144          357      78.18         630      43.47
Balloon - 30/50                     37      11,230,784        1.92            7.809          357      78.99         626      42.65
ARM - 2 Year/6 Month
- 5 Yr IO                           73      23,335,975        3.98            7.336          357      80.61         660      39.48
ARM - 3 Year/6 Month
- 5 Yr IO                            5         897,250        0.15            7.429          357      83.05         645      46.30
ARM - 5 Year/6 Month
- 5 Yr IO                           46      17,849,579        3.04            6.712          357      79.46         709      40.78
ARM - 2 Year/6 Month
- 10 Yr IO                          11       4,072,792        0.69            7.284          357      80.32         665      38.67
ARM - 3 Year/6 Month
- 10 Yr IO                           1          46,875        0.01            8.700          357      75.00         636      44.92
ARM - 5 Year/6 Month
- 10 Yr IO                           8       2,371,840        0.40            7.116          357      80.00         723      39.99
ARM - 10 Year/6 Mont
h - 5 Yr IO                          2         708,000        0.12            7.497          357      80.00         631      45.06
ARM - 10 Year/6 Month
- 10 Yr IO                          31      12,519,213        2.14            6.609          357      78.31         713      37.35
ARM - 10 Year/6 Month               10       3,463,683        0.59            6.966          357      83.38         682      42.98
ARM - 2 Year/6 Month/
40-30 Yr Balloon                   464     138,592,422       23.64            8.030          357      80.83         636      43.69
ARM - 2 Year/6 Month/
50-30 Yr Balloon                   403     144,927,627       24.72            7.877          357      80.53         642      44.37
ARM - 3 Year/6 Month/
40-30 Yr Balloon                    18       5,773,737        0.98            7.964          357      79.56         643      45.16
ARM - 5 Year/6 Month/
40-30 Yr Balloon                    32       9,512,330        1.62            7.364          357      80.18         693      43.66
ARM - 7 Year/6 Month/
40-30 Yr Balloon                     1         327,599        0.06            6.775          357      80.00         721      47.44
ARM - 10 Year/6 Month/
40-30 Yr Balloon                     5       1,009,416        0.17            6.723          357      76.86         741      44.04
ARM - 2 Year/6 Month               290      61,834,780       10.55            8.315          357      81.52         637      40.87
ARM - 3 Year/6 Month                12       1,971,154        0.34            8.345          356      81.24         595      39.98
ARM - 5 Year/6 Month                28       8,432,413        1.44            7.538          357      82.44         701      43.02
ARM - 10 Year/1 Year
- 10 Yr IO                           3         973,600        0.17            6.991          357      80.00         736      41.61
ARM - 10 Year/6 Month/
50-30 Yr Balloon                     6       1,983,528        0.34            6.928          357      76.56         685      35.57
ARM - 3 Year/6 Month/
50-30 Yr Balloon                     3       1,120,971        0.19            7.660          357      80.00         633      38.98
ARM - 5 Year/6 Month/
50-30 Yr Balloon                    46      16,224,030        2.77            7.168          357      79.61         698      43.50
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 2 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                           Aggregate     Aggregate      Weighted       Weighted    Weighted
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Gross                                         Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Interest                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                       Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
5.000% - 5.999%                     30     $12,482,125        2.13%           5.778%         357      77.69%        724      41.34
6.000% - 6.999%                    260      93,203,843       15.90            6.675          356      79.45         678      41.67
7.000% - 7.999%                    676     210,684,405       35.93            7.569          357      80.15         652      43.31
8.000% - 8.999%                    570     153,626,026       26.20            8.506          357      80.71         632      43.22
9.000% - 9.999%                    354      46,130,150        7.87            9.556          355      87.39         625      41.17
10.000% - 10.999%                  324      28,907,430        4.93           10.690          347      96.47         649      43.18
11.000% - 11.999%                  319      25,307,206        4.32           11.355          348      99.64         646      43.42
12.000% - 12.999%                  254      16,026,270        2.73           12.537          329      99.48         630      43.61
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Minimum: 5.525%
Maximum: 12.950%
Weighted Average: 8.244%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 3 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Cut-off                                       Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Date Principal               Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Balance ($)                    Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
$1 - $25,000                        60      $1,139,717        0.19%          10.988%         333      99.21%        632      37.38
$25,001 - $50,000                  253      10,088,627        1.72           11.160          339      96.81         637      39.13
$50,001 - $75,000                  372      23,486,099        4.01           10.822          346      96.30         651      41.77
$75,001 - $100,000                 307      26,600,193        4.54           10.541          348      94.25         646      42.43
$100,001 - $125,000                236      26,424,510        4.51            9.891          351      90.93         642      42.57
$125,001 - $150,000                143      19,572,590        3.34            9.248          352      86.33         635      41.35
$150,001 - $175,000                110      17,884,534        3.05            8.658          355      83.31         635      40.16
$175,001 - $200,000                128      24,044,693        4.10            8.182          355      80.21         636      41.08
$200,001 - $225,000                122      26,220,892        4.47            8.248          357      81.51         641      40.18
$225,001 - $250,000                114      26,983,102        4.60            7.990          355      79.48         644      43.25
$250,001 - $275,000                 98      25,674,498        4.38            7.957          357      80.06         649      43.44
$275,001 - $300,000                124      35,765,279        6.10            7.847          357      80.21         652      43.77
$300,001 - $325,000                 92      28,824,630        4.92            7.672          357      80.69         652      43.67
$325,001 - $350,000                 77      25,921,395        4.42            7.643          357      80.44         650      43.52
$350,001 - $375,000                 74      26,815,482        4.57            7.710          357      81.06         652      42.76
$375,001 - $400,000                 49      18,995,608        3.24            7.724          357      80.64         648      43.88
$400,001 - $425,000                 62      25,745,360        4.39            7.661          355      80.57         649      43.39
$425,001 - $450,000                 69      30,175,695        5.15            7.608          357      79.94         659      44.12
$450,001 - $475,000                 60      27,639,226        4.71            7.575          357      80.01         649      44.68
$475,001 - $500,000                 60      29,410,785        5.02            7.461          357      80.98         655      42.19
$500,001 - $750,000                157      91,949,669       15.68            7.719          357      81.11         656      44.15
$750,001 - $1,000,000               19      15,845,225        2.70            7.274          357      80.37         677      40.74
$1,000,001 >=                        1       1,159,645        0.20            8.570          357      80.00         609      21.80
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Minimum: $14,812
Maximum: $1,159,645
Average: $210,394


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Original                                      Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Term                         Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(month)                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
180                                 89      $5,877,772        1.00%          11.485%         176      98.37%        646      42.99
240                                  1         414,841        0.07            6.370          237      83.60         679      48.79
360                              2,697     580,074,842       98.93            8.212          357      82.72         649      42.82
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Minimum: 180
Maximum: 360
Weighted Average: 358


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 4 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Remaining                                     Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Term                         Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(month)                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
121 - 180                           89      $5,877,772        1.00%          11.485%         176      98.37%        646      42.99
181 - 240                            1         414,841        0.07            6.370          237      83.60         679      48.79
301 - 360                        2,697     580,074,842       98.93            8.212          357      82.72         649      42.82
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Minimum: 171
Maximum: 358
Weighted Average: 355


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Combined                                      Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Original                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
LTV Ratio (%)                  Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
10.01% - 15.00%                      1         $74,796        0.01%           6.800%         357      12.36%        758      50.20
15.01% - 20.00%                      1          49,969        0.01           10.120          356      15.87         580      28.28
20.01% - 25.00%                      2         210,731        0.04            7.634          357      22.41         657      35.49
25.01% - 30.00%                      2         218,960        0.04            8.083          357      28.65         590      50.95
30.01% - 35.00%                      4         402,924        0.07            7.660          356      34.00         672      38.47
35.01% - 40.00%                      4         535,442        0.09            7.574          344      38.97         590      47.82
40.01% - 45.00%                      3         387,894        0.07            7.970          355      42.59         567      42.29
45.01% - 50.00%                      9       1,331,854        0.23            8.212          357      47.97         613      30.91
50.01% - 55.00%                      8       1,832,426        0.31            7.028          357      52.56         635      39.20
55.01% - 60.00%                      9       2,596,476        0.44            7.382          357      58.26         678      41.04
60.01% - 65.00%                     11       2,891,553        0.49            8.382          356      63.00         575      38.30
65.01% - 70.00%                     29       9,203,904        1.57            7.653          354      68.82         616      39.00
70.01% - 75.00%                     46      13,833,415        2.36            7.520          357      73.95         650      39.91
75.01% - 80.00%                  1,380     409,922,452       69.91            7.764          357      79.94         653      43.04
80.01% - 85.00%                     55      17,264,942        2.94            7.518          354      84.41         643      44.02
85.01% - 90.00%                     98      24,263,827        4.14            8.152          356      89.57         634      42.16
90.01% - 95.00%                    132      27,416,218        4.68            8.983          354      94.66         626      42.42
95.01% - 100.00%                   993      73,929,673       12.61           11.105          344      99.95         654      43.25
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Minimum: 12.36%
Maximum: 100.00%
Weighted Average: 82.88%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 5 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Gross                        Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Margin (%)                     Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
0.001% - 3.500%                      5       1,415,453        0.24            7.273          356      82.31         709      38.70
4.501% - 5.000%                     33      10,995,665        1.88            6.823          357      77.35         685      41.48
5.001% - 5.500%                    128      44,114,463        7.52            7.086          357      79.68         660      41.71
5.501% - 6.000%                    273      82,981,285       14.15            7.383          357      79.90         652      41.97
6.001% - 6.500%                    460     141,618,855       24.15            7.776          357      80.88         650      42.77
6.501% - 7.000%                    288      88,957,192       15.17            8.047          357      80.49         651      43.80
7.001% - 7.500%                    160      46,502,977        7.93            8.372          357      81.36         641      43.85
7.501% - 8.000%                    151      41,362,923        7.05            8.680          357      82.59         636      43.97
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 2.750%
Maximum: 8.000%
Non-Zero Weighted Average: 6.422%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Minimum                                       Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Mortgage                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                       Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
0.001% - 3.500%                      3         973,600        0.17            6.991          357      80.00         736      41.61
5.501% - 6.000%                     30      12,217,260        2.08            5.863          357      77.90         720      40.79
6.001% - 6.500%                     63      23,878,872        4.07            6.314          357      78.85         697      40.40
6.501% - 7.000%                    165      59,564,600       10.16            6.825          357      80.39         674      42.58
7.001% - 7.500%                    233      80,474,708       13.72            7.308          357      80.68         663      43.71
7.501% - 8.000%                    354     107,619,366       18.35            7.795          357      80.18         647      43.31
8.001% - 8.500%                    243      75,125,536       12.81            8.309          357      80.41         635      44.01
8.501% - 9.000%                    227      63,159,822       10.77            8.749          357      81.21         629      42.46
9.001% - 9.500%                     74      14,116,445        2.41            9.258          357      82.65         616      42.09
9.501% - 10.000%                    81      16,935,421        2.89            9.772          356      85.50         599      40.85
10.001% - 10.500%                   15       2,881,362        0.49           10.197          356      81.62         593      41.58
10.501% - 11.000%                    7         802,150        0.14           10.755          356      85.53         591      36.13
11.001% - 11.500%                    1         119,784        0.02           11.050          355      77.42         516       9.21
11.501% - 12.000%                    1          39,952        0.01           11.900          356      85.11         511      25.89
12.001% - 12.500%                    1          39,934        0.01           12.120          356      89.89         544      49.28
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 2.750%
Maximum: 12.120%
Non-Zero Weighted Average: 7.797%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 6 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Maximum                                       Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Mortgage                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Rate (%)                       Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
11.501% - 12.000%                    2         676,000        0.12            6.822          357      80.00         742      44.37
12.001% - 12.500%                   30      12,155,725        2.07            5.819          357      77.89         724      40.94
12.501% - 13.000%                   62      23,636,582        4.03            6.307          357      78.98         698      40.43
13.001% - 13.500%                  166      59,852,215       10.21            6.828          357      80.39         674      42.57
13.501% - 14.000%                  236      80,846,973       13.79            7.308          357      80.60         663      43.67
14.001% - 14.500%                  352     107,384,957       18.31            7.796          357      80.20         647      43.34
14.501% - 15.000%                  246      76,300,653       13.01            8.317          357      80.50         636      43.97
15.001% - 15.500%                  226      62,378,482       10.64            8.750          357      81.15         627      42.37
15.501% - 16.000%                   76      14,698,078        2.51            9.285          357      82.76         616      42.26
16.001% - 16.500%                   78      16,187,817        2.76            9.777          357      85.38         599      40.69
16.501% - 17.000%                   15       2,917,571        0.50           10.204          356      82.10         593      41.95
17.001% - 17.500%                    6         714,089        0.12           10.774          357      84.98         593      35.30
17.501% - 18.000%                    1         119,784        0.02           11.050          355      77.42         516       9.21
18.001% - 18.500%                    1          39,952        0.01           11.900          356      85.11         511      25.89
18.501% - 19.000%                    1          39,934        0.01           12.120          356      89.89         544      49.28
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 11.625%
Maximum: 18.620%
Non-Zero Weighted Average: 14.302%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                             Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Initial Cap (%)                Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
1.000%                               4         652,975        0.11            7.741          356      82.13         638      32.21
3.000%                           1,383     416,293,341       71.00            7.912          357      80.77         645      43.21
5.000%                             111      41,002,497        6.99            6.757          357      79.25         707      39.93
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 1.000%
Maximum: 5.000%
Non-Zero Weighted Average: 3.176%


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 7 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Periodic                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Cap (%)                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
1.000%                           1,495     456,975,213       77.93            7.810          357      80.64         650      42.90
2.000%                               3         973,600        0.17            6.991          357      80.00         736      41.61
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.002%


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
Next                                        Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Rate                                          Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Adjustment                   Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Date                           Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Fixed Rate Loans                 1,289    $128,418,641       21.90%           9.795%         348      90.87%        646      42.55
December 2007                        1         156,888        0.03            9.550          347      95.00         640      46.08
April 2008                           1         295,244        0.05            8.125          351      80.00         649      49.29
June 2008                            4       1,227,478        0.21            8.671          353      81.80         668      42.86
July 2008                            4       1,390,460        0.24            8.808          354      78.98         639      34.46
August 2008                         21       6,329,758        1.08            8.178          355      75.14         617      42.88
September 2008                     227      66,104,246       11.27            8.093          356      81.25         630      42.72
October 2008                       965     291,884,612       49.78            7.929          357      80.85         643      43.32
November 2008                       18       5,374,909        0.92            7.733          358      80.00         656      42.63
May 2009                             1         114,020        0.02            9.590          352      95.00         619      42.26
July 2009                            1         183,182        0.03            8.100          354      80.00         602      48.41
August 2009                          1          58,360        0.01            9.720          355      90.00         567      31.07
September 2009                       9       2,007,290        0.34            7.991          356      80.31         626      42.78
October 2009                        27       7,447,134        1.27            7.910          357      79.93         635      43.71
September 2011                      10       2,936,456        0.50            7.303          356      80.00         703      42.71
October 2011                       147      50,211,958        8.56            7.084          357      80.14         702      42.35
November 2011                        3       1,241,778        0.21            7.614          358      79.49         707      43.85
October 2013                         1         327,599        0.06            6.775          357      80.00         721      47.44
August 2016                          1         184,000        0.03            6.500          355      80.00         701      23.65
September 2016                      11       4,855,341        0.83            6.617          356      80.16         704      35.18
October 2016                        44      15,118,098        2.58            6.813          357      79.02         706      40.44
November 2016                        1         500,000        0.09            6.375          358      68.97         684      34.91
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Weighted Average: 2009-06-23


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 8 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Geographical                 Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Distribution                   Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
California                         998    $269,387,085       45.94%           7.949%         356      82.57%        656      43.12
Florida                            353      57,377,364        9.79            8.470          355      82.27         643      42.85
New York                           212      57,098,382        9.74            8.285          355      82.88         658      43.57
New Jersey                         115      26,127,893        4.46            8.658          353      84.18         648      44.23
Maryland                           108      24,094,231        4.11            8.492          355      82.47         636      43.69
Texas                              226      22,866,307        3.90            8.726          355      83.51         625      38.62
Washington                          99      19,019,690        3.24            8.084          355      85.18         642      42.01
Virginia                            76      18,131,251        3.09            8.757          351      83.21         644      44.30
Massachusetts                       77      17,294,065        2.95            8.089          355      81.89         655      43.83
Illinois                            93      15,742,011        2.68            8.605          352      82.95         645      41.27
Arizona                             60      10,593,351        1.81            8.349          356      82.62         662      42.85
Other                              370      48,635,824        8.29            8.772          354      83.87         630      40.96
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Number of States Represented: 43


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
                             Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Occupancy                      Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Primary                          2,714    $575,658,189       98.17%           8.236%         355      82.81%        649      42.89
Second Home                         52       6,665,359        1.14            8.601          354      87.31         700      42.81
Investment                          21       4,043,907        0.69            8.713          354      85.61         676      33.75
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Property                     Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Types                          Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Single Family Residence          1,914    $405,979,154       69.24%           8.225%         355      82.74%        648      42.59
Planned Unit Development           427      83,278,975       14.20            8.289          355      83.31         646      42.53
2-4 Family                         190      50,982,328        8.69            8.355          355      83.35         661      44.52
Condo                              256      46,126,997        7.87            8.199          356      82.74         653      43.54
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                    Page 9 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Loan                         Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Purpose                        Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Purchase                         2,282    $446,294,403       76.11%           8.364%         355      83.62%        652      42.89
Refinance - Cashout                479     133,528,453       22.77            7.860          355      80.53         642      42.57
Refinance - Rate Term               26       6,544,598        1.12            7.870          357      79.90         638      43.42
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Documentation                Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Level                          Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Stated Documentation             1,582    $341,130,214       58.18%           8.511%         355      82.66%        657      43.79
Full Documentation                 741     129,974,761       22.17            7.998          355      83.28         635      42.48
Full-12mos Bank Statements         330      82,176,841       14.01            7.657          355      82.91         644      39.62
Lite Documentation                 132      32,163,186        5.49            7.950          355      83.38         639      42.17
Full-Alternate                       2         922,451        0.16            6.631          356      86.09         671      41.37
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
Original                                    Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
Prepayment                                    Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Penalty                      Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Term (months)                  Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
None                               944    $179,884,711       30.68%           8.678%         354      84.15%        649      43.05
12                                  97      23,457,162        4.00            8.531          353      80.80         649      42.42
24                               1,394     293,869,563       50.12            8.239          355      83.29         643      43.28
36                                 352      89,156,018       15.20            7.308          356      79.48         673      40.97
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 26


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 10 of 11

Securitized Asset Backed Receivables LLC Trust 2007-HE1
Group 2

                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Lien                         Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Position                       Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
1st Lien                         1,744    $510,190,375       87.01%           7.810%         357      80.37%        649      42.75
2nd Lien                         1,043      76,177,079       12.99           11.149          343      99.65         654      43.32
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
FICO                         Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
Score                          Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
501 - 520                           12      $2,064,817        0.35%           9.742%         356      69.44%        511      40.79
521 - 540                           14       4,607,419        0.79            8.548          356      72.94         531      45.64
541 - 560                           27       6,020,099        1.03            9.132          355      86.49         552      42.15
561 - 580                           65      10,775,182        1.84            9.245          356      85.03         573      38.69
581 - 600                          309      50,242,440        8.57            8.530          356      82.50         590      42.53
601 - 620                          510     102,571,947       17.49            8.618          355      82.94         610      43.37
621 - 640                          491     104,759,437       17.87            8.487          354      83.13         630      42.74
641 - 660                          427      90,175,291       15.38            8.279          353      82.84         650      43.58
661 - 680                          325      71,756,853       12.24            7.973          356      83.41         670      43.29
681 - 700                          230      55,424,926        9.45            7.926          355      83.11         689      43.34
701 - 720                          138      29,025,313        4.95            7.614          356      83.23         710      41.46
721 - 740                          115      29,566,594        5.04            7.542          355      83.33         730      41.03
741 - 760                           70      17,083,070        2.91            7.305          356      79.61         751      42.57
761 - 780                           33       7,398,876        1.26            7.637          355      81.68         770      40.00
781 - 800                           13       3,326,078        0.57            6.952          357      85.89         786      38.98
801 >=                               8       1,569,112        0.27            7.416          357      81.18         807      46.84
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82

Non-Zero Minimum: 502
Maximum: 811
Non-Zero Weighted Average: 649


                                                           % of
                                                         Mortgage
                                                        Loan Pool by
                                            Cut-off       Cut-off        Average        Average    Average     Non-Zero   Non-Zero
                                              Date         Date           Gross        Remaining   Combined    Weighted   Weighted
Delinquency Days             Mortgage      Principal     Principal      Interest         Term      Original    Average    Average
(OTS Convention)               Loans        Balance       Balance         Rate         (months)      LTV         FICO       DTI
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
0 - 29                           2,772    $583,541,361       99.52%           8.241%         355      82.87%        650      42.83
30 - 59                             15       2,826,093        0.48            8.827          352      83.28         607      41.91
--------------------------   ---------    ------------   ---------    -------------    ---------   --------    --------   --------
Total:                           2,787    $586,367,454      100.00%           8.244%         355      82.88%        649      42.82


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. STATEMENT REGARDING THIS FREE WRITING PROSPECTUS The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll -free 1-888-227-2275 ext. 2663.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.The information contained in the attached Computational Materials, Structural Term Sheet, or Collateral Term Sheet relating to the Series 2007-HE1 (the "Securities") to be issued by Securitized Asset Backed Receivables LLC Trust 2007-HE1 (the "Issuer") is referred to as the "Information." The Information has been prepared by the Issuer. Securitized Asset Backed Receivables LLC, the depositor of the assets to the Issuer, is an affiliate of Barclays Capital Inc. ("Barclays"), the underwriter of the Securities. The Information contained in this material is subject to change, completion or amendment from time to time, and the information in this material upersedes information in any other communication relating to the securities referred to in this material. The Information addresses only certain aspects of the applicable Security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all characteristics of the Securities. The Information may be based on certain assumptions about market conditions, structure, collateral, and other matters. The Information and the assumptions on which it is based are subject to change without notice. Assumptions may not prove to be as assumed and results may vary significantly depending on the assumptions made and the value of the inputs given and may be difficult for a third party to reproduce. No assurance is given that any indicated values, returns, performance or results will be achieved. Barclays and its affiliates and its and their respective officers, directors, partners and employees may from time to time or seek to act as manager, co-manager or underwriter of a public offering or otherwise deal in, hold or act or seek to act as market-makers or perform as advisors, brokers or commercial and/or investment bankers in relation to the Securities, related securities or related derivatives of the Issuer. The Information shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any other offer or sale of the Securities discussed in this communication in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the prospectus supplement relating to the Securities discussed in this Information. The Information shall not be deemed to provide investment, tax, or accounting advice, and nothing contained in the Information shall form the basis of or be relied upon in connection with any contract or commitment whatsoever. The Information contains data that are current only as of its publication dates and after publication may no longer be complete or current. This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital - the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority ('FSA') and member of the London Stock Exchange.


BARCLAYS CAPITAL                                                   Page 11 of 11

PROSPECTUS
December 11, 2006

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

   Securitized Asset Backed Receivables LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

   For each series we will establish a trust fund consisting primarily of:

   o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

   o pass-through certificates or collateralized mortgage obligations that may or may not be issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

   The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
   You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

   The securities will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

   You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

   Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

   We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ---------------------------

   This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY OF TERMS...............................................................7
RISK FACTORS..................................................................16
Limited Liquidity of Securities May Adversely Affect the Market Value
     of Your Securities.......................................................16
Assets of Trust Fund Are Limited..............................................16
Credit Enhancement Is Limited in Amount and Coverage..........................16
Yield is Sensitive to Rate of Principal Prepayment............................17
Borrower May Be Unable to Make Balloon Payment................................18
Nature of Mortgages Could Adversely Affect Value of Properties................19
High Loan-to-Value Ratios Increase Risk of Loss...............................21
Violations of Environmental Laws May Reduce Recoveries on Properties..........21
Violations of Federal Laws May Adversely Affect Ability to Collect on
     Loans....................................................................21
Ratings of the Securities are Limited and May be Withdrawn or Lowered.........22
Adverse Conditions in the Residential Real Estate Markets May Result
     in a Decline in Property Values..........................................23
Book-Entry System for Certain Classes May Decrease Liquidity and Delay
     Payment..................................................................24
Your Yield May Be Subject to Any Negative Amortization on the Related
     Mortgage Loans...........................................................24
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
     Collections on Loans.....................................................25
Unsecured Home Improvement Contracts May Experience Relatively Higher
     Losses...................................................................25
Mortgage Loans Underwritten as Non-Conforming Credits May Experience
     Relatively Higher Losses.................................................26
Assets of the Trust Fund May Include Delinquent and Sub-Performing
     Residential Loans........................................................27
Value of Collateral Securing Cooperative Loans May Diminish in Value..........27
Changes in the Market Value of Properties May Adversely Affect
     Payments on the Securities...............................................27
Increased Use of New Mortgage Loan Products by Borrowers May Result in
     Decline in Real Estate Values Generally..................................28
Servicing Fee May be Insufficient to Engage Replacement Master
     Servicers or Servicers...................................................28
DEFINED TERMS.................................................................29
THE TRUST FUNDS...............................................................29
Residential Loans.............................................................29
Agency Securities.............................................................35
Stripped Agency Securities....................................................39
Additional Information Concerning the Trust Funds.............................40
USE OF PROCEEDS...............................................................42
YIELD CONSIDERATIONS..........................................................43
MATURITY AND PREPAYMENT CONSIDERATIONS........................................44
THE DEPOSITOR.................................................................47
THE SPONSOR...................................................................47
RESIDENTIAL LOANS.............................................................48
Underwriting Standards........................................................48
Representations by Unaffiliated Sellers; Repurchases..........................48
Sub-Servicing.................................................................49
DESCRIPTION OF THE SECURITIES.................................................50
General.......................................................................50
Assignment of Assets of the Trust Fund........................................51
Deposits to the Trust Account.................................................54
Pre-Funding Account...........................................................55
Payments on Residential Loans.................................................55
Payments on Agency Securities.................................................56
Distributions.................................................................56
Principal and Interest on the Securities......................................58
Available Distribution Amount.................................................59
Subordination.................................................................59
Advances......................................................................61
Statements to Holders of Securities...........................................62
Book-Entry Registration of Securities.........................................63
Collection and Other Servicing Procedures.....................................67
Realization on Defaulted Residential Loans....................................69

Retained Interest, Administration Compensation and Payment of Expenses........70
Evidence as to Compliance.....................................................71
Certain Matters Regarding the Master Servicer, the Depositor and the
     Trustee..................................................................72
Deficiency Events.............................................................75
Events of Default.............................................................76
Amendment.....................................................................80
Termination...................................................................80
Voting Rights.................................................................81
DESCRIPTION OF PRIMARY INSURANCE COVERAGE.....................................81
Primary Credit Insurance Policies.............................................81
FHA Insurance and VA Guarantees...............................................82
Primary Hazard Insurance Policies.............................................83
DESCRIPTION OF CREDIT SUPPORT.................................................85
Pool Insurance Policies.......................................................86
Special Hazard Insurance Policies.............................................88
Bankruptcy Bonds..............................................................91
Reserve Funds.................................................................91
Cross-Support Provisions......................................................91
Letter of Credit..............................................................91
Insurance Policies and Surety Bonds...........................................92
Excess Spread.................................................................92
Overcollateralization.........................................................92
Derivative Products...........................................................92
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS....................................93
General.......................................................................93
Mortgage Loans................................................................93
Cooperative Loans.............................................................94
Tax Aspects of Cooperative Ownership..........................................95
Manufactured Housing Contracts Other Than Land Contracts......................95
Foreclosure on Mortgages......................................................98
Foreclosure on Cooperative Shares............................................100
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts......................................................102
Rights of Redemption with respect to Residential Properties..................102
Notice of Sale; Redemption Rights with respect to Manufactured Homes.........103
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on
     Lenders.................................................................103
Junior Mortgages.............................................................105
Consumer Protection Laws.....................................................106
"High Cost" Loans and Predatory Lending Laws.................................107
Enforceability of Certain Provisions.........................................108
Prepayment Charges and Prepayments...........................................109
Subordinate Financing........................................................110
Applicability of Usury Laws..................................................110
Alternative Mortgage Instruments.............................................111
Environmental Legislation....................................................111
Servicemembers Civil Relief Act and the California Military and
     Veterans Code...........................................................112
Forfeiture for Drug, RICO and Money Laundering Violations....................113
FEDERAL INCOME TAX CONSEQUENCES..............................................113
General......................................................................113
REMICs.......................................................................114
         General.............................................................114
         Taxation of Owners of Regular Securities............................118
         Taxation of Owners of Residual Securities...........................126
         Taxes That May Be Imposed on the REMIC Pool.........................135
         Liquidation of the REMIC Pool.......................................136
         Administrative Matters..............................................136
         Limitations on Deduction of Certain Expenses........................137
         Taxation of Certain Foreign Investors...............................138
         Backup Withholding..................................................139
         Reporting Requirements..............................................139
Grantor Trust Funds..........................................................140
         Classification of Grantor Trust Funds...............................140
         Standard Securities.................................................140
         Stripped Securities.................................................143
         Reporting Requirements and Backup Withholding.......................147
Partnership Trust Funds......................................................148
         Classification of Partnership Trust Funds...........................148
         Characterization of Investments in Partnership Securities and
              Debt Securities................................................148
         Taxation of Holder of Debt Securities...............................148
         Taxation of Owners of Partnership Securities........................149
STATE AND OTHER TAX CONSEQUENCES.............................................154

ERISA CONSIDERATIONS.........................................................154
LEGAL INVESTMENT.............................................................158
PLANS OF DISTRIBUTION........................................................160
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................161
LEGAL MATTERS................................................................162
FINANCIAL INFORMATION........................................................162
ADDITIONAL INFORMATION.......................................................162
RATING.......................................................................162
GLOSSARY OF TERMS............................................................165

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

   Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

   (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

   (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

   If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        --------------------------------

   If you require additional information, the mailing address of our principal executive offices is Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

   This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Sponsor................... The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority. The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Depositor................. Securitized Asset Backed Receivables LLC, the
                              depositor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

   Master Servicer........... The entity or entities named as master servicer in the related prospectus supplement.

   Trustees.................. The trustee or indenture trustee named as trustee in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuing Entity............ The trust or other entity established by the depositor that will act as the issuer of a series of certificates or notes.

Securities

   Description of
      Securities............. The issuing entity will offer asset-backed pass-through certificates or asset-backed notes from time to time. These securities will be offered in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time; or

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest.................. Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal................. The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds........... Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities--Pre-Funding Account" in this prospectus.

         A. Residential
            Loans............ The residential loans will consist of any combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o  new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                              o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

                              o  fully amortizing mortgage loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o fully amortizing mortgage loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the mortgage loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o fixed interest rate mortgage loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing mortgage loans with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These mortgage loans may provide for an election, at the borrower's option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o  fully amortizing mortgage loans with an
                                 adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan;

                              o  adjustable interest rate mortgage loans
                                 providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

         B. Agency
            Securities....... The agency securities may consist of any combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

         C. Mortgage
            Securities....... A trust fund may include previously issued:

                              o  asset-backed certificates; or

                              o  collateralized mortgage obligations.

         D. Trust Account.... Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See "Description of the Securities--Deposits to the Trust Account" in this prospectus.

         E. Credit Support... One or more classes of securities within any series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

                              o  letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o  reinvestment income;

                              o  overcollateralization; or

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement;

                              The related prospectus supplement may provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities--Subordination" in this prospectus.

Pre-Funding Account.......... The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advances....... The master servicer, directly or through sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities--Advances" in this prospectus.

Optional Termination......... The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities--Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status................... The treatment of the securities for federal income tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations......... If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment............. The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use of Proceeds.............. The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings...................... Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

   Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

   We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

   The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

   o  payments with respect to the assets of the trust fund; and

   o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

   You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

   o  all payments due on the securities of your series;

   o  adequate provision for future payments on certain classes of securities;
      and

   o  any other payments specified in the related prospectus supplement.

   You will no longer receive payments from these trust fund assets.

   The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

   Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment

   The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

   o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

   o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

   o  the exercise of any right of optional termination; and

   o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

   Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   The rate of prepayments is influenced by a number of factors, including:

   o  prevailing mortgage market interest rates;

   o  local and national interest rates;

   o  homeowner mobility; and

   o  the ability of the borrower to obtain refinancing.

   Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal and Interest on the Securities" in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses.

   The trust fund for your series may include mortgage loans that have an initial interest-only period. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities.

   When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period--generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs--in which the prepayment was received by the master servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the master servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date payable to the master servicer.

   If the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Borrower May Be Unable to Make Balloon Payment

   Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

   o  timely refinance the loan; or

   o  timely sell the related residential property.

   A number of factors will affect a borrower's ability to accomplish either of these goals, including:

   o  the level of available mortgage rates at the time of sale or refinancing;

   o  the borrower's equity in the related residential property;

   o  the financial condition of the borrower; and

   o  the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

   Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

   o an overall decline in the residential real estate market in the areas in which the residential properties are located;

   o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

   o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

   Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

   o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

   o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

   o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan.

In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

   In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

   If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

   o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

   o  incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

   Applicable state laws generally:

   o  regulate interest rates and other charges;

   o  require certain disclosures; and

   o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

   o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

   o  may entitle the borrower to a refund of amounts previously paid; and

   o  could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

   A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher. Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

   Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violations of Environmental Laws May Reduce Recoveries on Properties

   Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans--Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

   The residential loans may also be subject to federal laws, including:

   o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

   Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

   o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

   o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

   o  affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

   The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

   o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

   o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

   o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

   Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Ratings of the Securities are Limited and May be Withdrawn or Lowered

   Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

   o  the adequacy of the value of the assets of the trust fund;

   o  any credit enhancement with respect to the class; and

   o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

   The rating will not be based on:

   o the likelihood that principal prepayments on the related residential loans will be made;

   o the degree to which prepayments might differ from those originally anticipated; or

   o  the likelihood of early optional termination of the series of securities.

   You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

   o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

   o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

   o if in the judgment of the rating agency, circumstances in the future so warrant;

   o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

   o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

   o that the historical data supporting the actuarial analysis will accurately reflect future experience;

   o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

   o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values

   The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

   o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

   o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

   o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

   Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

   o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

   o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

   o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating members. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

   See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage Loans

   A trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

   If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

   In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
Loans

   The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

   The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

   A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

   o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

   o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

   o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

   o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses

   The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

   A mortgage loan made to a "non-conforming credit" means a residential loan that is:

   o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

   o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

   o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

   Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans--Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards.

   The assets of the trust fund may include mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

   The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, these mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

   The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

   o the rate of defaults and prepayments on the residential loans could increase; and

   o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

   See "The Trust Funds--Residential Loans" in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

   Certain of the mortgage loans included in the trust fund may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Certain Legal Aspects of the Residential Loans--Cooperative Loans" in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance.

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

   We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

   In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

   To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Your Investment May not be Liquid.

   The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

   The prospectus supplement for a series may specify that the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

                                  DEFINED TERMS

   We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 166.

                                 THE TRUST FUNDS

   The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

   The residential loans may consist of any combination of:

   o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

   o  Multifamily Loans;

   o  Home Improvement Contracts;

   o  Home Equity Loans;

   o  Cooperative Loans; or

   o  Manufactured Housing Contracts.

   The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain any combination of the following types of residential loans:

   (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

   (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

   (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

   (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

   (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

   (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

   (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

   (8) Any other types of residential loans as may be described in the related prospectus supplement.

   Private Label Mortgage Securities. The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or collateralized mortgage obligations. The mortgage securities may:

   o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

   o  have been issued previously by:

      o  the depositor or an affiliate of the depositor;

      o  a financial institution; or

      o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

   If the mortgage securities were issued by an entity other than the depositor or its affiliates:

   o the mortgage securities will have been acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

         (1) offered and distributed to the public pursuant to an effective registration statement, or

         (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer; or

   o the offering of securities backed by such mortgage securities pursuant to the prospectus and related prospectus supplement will satisfy the conditions set forth in Rule 190 under the Securities Act of 1933, as amended.

   Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of a trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

   o  the mortgage securities;

   o  any related credit enhancement;

   o  the residential loans underlying the mortgage securities; and

   o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

   Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

   o  detached and attached dwellings;

   o  townhouses;

   o  rowhouses;

   o  individual condominium units;

   o  individual units in planned-unit developments; and

   o  individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

   o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o  second, to real estate taxes; and

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

   o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

      o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

      o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

         o  the risk of loss if the deficiency judgment is not realized on; and

         o the risk that deficiency judgments may not be available in certain jurisdictions.

   o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

   The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

   The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. No trust fund will include non-performing residential loans.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

   Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   The related prospectus supplement may specify that the Multifamily Loans:

   o  contain a Lockout Period;

   o  prohibit prepayments entirely; or

   o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

   Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

   Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

   The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

   The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

   o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

   o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans--Underwriting Standards" in this prospectus.

   FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

   There are two primary FHA insurance programs that are available for Multifamily Loans:

   o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and
      (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

   o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

   Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

   o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

      (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

      (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

   o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

   Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

   We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

   The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

   GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

   GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

   o  the GNMA guaranty program;

   o  the characteristics of the pool underlying the GNMA Certificates;

   o  the servicing of the related pool;

   o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the GNMA Certificates.

   Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

   The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

   GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

   o collecting payments from borrowers and remitting the collections to the registered holder;

   o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

   o  maintaining primary hazard insurance; and

   o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

   The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

   Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

   Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

   o  must meet the applicable standards of the Fannie Mae purchase program;

   o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

   o  is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

   o  the Fannie Mae program;

   o  the characteristics of the pool underlying the Fannie Mae Certificates;

   o  the servicing of the related pool;

   o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

   o  other relevant matters with respect to the Fannie Mae Certificates.

   Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

   The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

   The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

   Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

   o  the Freddie Mac guaranty program;

   o  the characteristics of the pool underlying the Freddie Mac Certificate;

   o  the servicing of the related pool;

   o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

   o  other relevant matters with respect to the Freddie Mac Certificates.

   Except as described below with respect to Stripped Agency Securities:

   o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

   o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

   o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

   o  foreclosure sale;

   o  payment of the claim by any mortgage insurer; and

   o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

   In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

   The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

   The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

   o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

   o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

   To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

   o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

   o the payments of principal and interest on the Stripped Agency Securities and

   o  other relevant matters with respect to the Stripped Agency Securities.

Additional Information Concerning the Trust Funds

   Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

   o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

   o  the types of related residential properties--e.g.,

      o  one- to four-family dwellings,

      o  multifamily residential properties,

      o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o  condominiums and planned-unit development units,

      o  vacation and second homes, and

      o  new or used manufactured homes;

   o  the original terms to maturity;

   o  the outstanding principal balances;

   o  the years in which the loans were originated;

   o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

   o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

   o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

   o the geographical distribution of the residential properties on a state-by-state basis;

   o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

   o  information as to the payment characteristics of the residential loans.

   If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

   The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

   The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, as specified in the related prospectus supplement. The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity. See "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Securities--Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities--Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

   The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

   o  any applicable trust administration fee payable to the trustee,

   o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

   o  any applicable withholding tax required to be withheld by the trustee and

   o  as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

   The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

   o  to purchase the related assets of the trust fund;

   o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

   o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

   o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

   The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

   The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

   o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

   o  in later months in the case of agency securities; or

   o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

   When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

   o  payments to senior lienholders,

   o  legal fees and costs of legal action,

   o  real estate taxes, and

   o  maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

   o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

   o  entitle the borrower to a refund of amounts previously paid, and

   o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

   The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

   The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

   The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

   Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

   It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

   o  homeowner mobility;

   o  economic conditions;

   o  enforceability of due-on-sale clauses;

   o  market interest rates and the availability of funds;

   o  the existence of lockout provisions and prepayment penalties;

   o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

   o  the relative tax benefits associated with the ownership of property; and

   o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

   Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

   o  the amounts of the underlying senior mortgage loans;

   o  the interest rates on the underlying senior mortgage loans;

   o  the use of first mortgage loans as long-term financing for home purchase;
      and

   o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

      o  home improvement;

      o  education expenses; and

      o  purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

   In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

   In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

   With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities--Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

   With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

   In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

   The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

   Securitized Asset Backed Receivables LLC, the depositor, is a Delaware limited liability company organized on August 5, 2003. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

   Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

   The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

   Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

   The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays contracts with other entities to service the mortgage loans on its behalf.

   Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

   The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

   Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by Barclays since April 2004.

                              Approximate Principal
            Year              Amount of Securities
        -----------        ---------------------------
            2004                $8.41 billion
            2005                $10.24 billion

   As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                                RESIDENTIAL LOANS

Underwriting Standards

   The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

   Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

   o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

   o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

   o  that the residential property was free from damage and was in good repair;

   o that there were no delinquent tax or assessment liens against the residential property;

   o  that each residential loan was current as to all required payments; and

   o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

   The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

   o  the unpaid principal balance of the residential loans;

   o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

   o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

   An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

   Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

   Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

   The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

   Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

   As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

   o residential loans, including any mortgage securities, or agency securities, exclusive of:

      o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

      o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

   o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

   o  with respect to trust funds that include residential loans:

      o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

      o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

      o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support;

      o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

      o  if specified in the related prospectus supplement, the reserve fund;
         and

      o  any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

   Each series of securities may consist of any combination of:

   o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

   o  one or more classes of securities which will be entitled to:

      o principal distributions, with disproportionate, nominal or no interest distributions; or

      o interest distributions, with disproportionate, nominal or no principal distributions;

   o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

   o other types of classes of securities, as described in the related prospectus supplement.

   Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

   At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

   o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

   o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

   o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

   o  the pass-through rate on the agency securities;

   o and with respect to a series of securities evidencing interests in residential loans, for each loan:

      o  information respecting its interest rate;

      o  its current scheduled payment of principal and interest;

      o  its Loan-to-Value Ratio; and

      o  certain other information.

   If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

   Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

   o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

   o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

   o  an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

   Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

   o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

   o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

   o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

   The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

   With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

   Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

   o  the related cooperative note;

   o  the original security agreement;

   o  the proprietary lease or occupancy agreement;

   o  the related stock certificate and related stock powers endorsed in blank;
      and

   o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

   Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

   o the original Manufactured Housing Contract endorsed to the order of the trustee; and

   o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

   The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

   Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

   Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

   We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

   The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

   The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

   The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

  The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

   (1) all payments on account of principal, including principal prepayments, on the residential loans;

   (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

   (3) all proceeds of

         o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

         o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

   (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

   (5) any advances made as described under "--Advances" in this prospectus;

   (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

   (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

   (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

   (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus;

   (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

   (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

   (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

   The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

   Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

   Distributions will be made either:

   o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

   o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

   Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

   The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

   Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

   o  substantial payments of principal on the assets of the trust fund,

   o low rates then available for reinvestment of payments on assets of the trust fund,

   o  substantial Realized Losses or

   o  some combination of the foregoing, and

   o  based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

   The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

   All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

   Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

   Some classes of securities will not be entitled to interest payments.

   With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

   The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

   Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

   Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

   Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

   The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

   With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

   o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

   o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

   Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

  As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

   (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

   (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

   (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

   (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

   A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

   Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

   All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support--Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

   As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

   Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

   The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

   Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

   If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

   Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

   Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

   The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

   Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

   Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

   The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

   The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

   On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

   (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

   (2) the amount of the distribution, if any, allocable to interest;

   (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

   (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

   (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

   (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

   (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

   (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

   (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

   (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

   (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

   (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

   (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

   (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

   (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

   Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

   Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

   The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

   If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N/V., as operator of the

Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

   The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

   Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participant's or Securities Intermediary's records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

   To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

   Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

   We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

   Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

   (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

   (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

   (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

   If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

   Residential Loans. The master servicer, directly or through sub-servicers, will be required to:

   o make reasonable efforts to collect all required payments under the residential loans and

   o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

   In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

   The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

   Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

   As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

   (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

   (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

   o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

   o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

   o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

   If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

   In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

   With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

   If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

   The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

   With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

   As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

   With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

   We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

   The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

   (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public

   Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

   The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

   o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

   o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

   o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

   Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

   o against any liability for any breach of warranties or representations made in the servicing agreement; or

   o  against any specific liability imposed on the master servicer; or

      o  by the terms of the servicing agreement; or

      o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

      o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

   o  entitled to indemnification by the trust fund and

   o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

      o any loss, liability, or expense related to any specific residential loan or residential loans,

      o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

      o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

   In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

   The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

   The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

   o  the agreement or the securities;

   o  any Pool Insurance Policy;

   o  any special hazard insurance policy and the Bankruptcy Bond; or

   o  any agency securities,

   other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

   In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

   Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

   The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

   Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

   Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

   Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

   With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

   A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

   If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

   The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

   If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

   If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

   Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

   o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o any other event of default specified in the pooling and servicing agreement.

   A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

   So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

   No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

   o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

   o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

   o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

   The trustee, however, is generally under no obligation to

   o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

   o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

   Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

   o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

   o  any other servicing default specified in the servicing agreement.

   So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

   If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

   Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

   o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

   o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

   o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

   o  any other event of default provided with respect to notes of that series.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

   If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

   o  maintain possession of the collateral securing the notes of the series and

   o continue to apply payments on the collateral as if there had been no declaration of acceleration.

   The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

   In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

   o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

   o the trustee satisfies the other requirements as may be set forth in the related indenture.

   If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

   If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

   No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

   o the holder previously has given to the trustee written notice of default and the continuance of a default;

   o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

      o have made written request to the trustee to institute the proceeding in its own name as trustee; and

      o  have offered to the trustee reasonable indemnity;

   o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

   o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

   o  exercise any of the trusts or powers vested in it by the indenture or

   o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

  With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

   (1) to cure any ambiguity;

   (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

   (3) to make any other provisions with respect to matters or questions arising under the agreement; and

   (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

      (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

      (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

   The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

   o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

   o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

   o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

   In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

   The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

   Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

   The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

   The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

   The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

   The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

   As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

   o  advance or discharge

      o  hazard insurance premiums; and

      o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

   o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

   o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

   Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

   The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

   Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

   With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

   The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

   The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

   Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

   o  war,

   o  revolution,

   o  governmental actions,

   o  floods and other water-related causes,

   o  earth movement, including earthquakes, landslides and mudflows,

   o  nuclear reactions,

   o  wet or dry rot,

   o  vermin, rodents, insects or domestic animals,

   o  theft, and

   o  in certain cases, vandalism.

   The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

   (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

   (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

   (1) the replacement cost of the improvements less physical depreciation; and

   (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

   The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

   (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

   (2) residential properties have historically appreciated in value over time.

   Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

   The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

   The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

   o  a Pool Insurance Policy;

   o  a special hazard insurance policy;

   o  a Bankruptcy Bond; or

   o  a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

   To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

   The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

   Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

   Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

   o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

   o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

   o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

   o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

   Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

   (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

   (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

   Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

   (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

   (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

   A claim must be paid within a specified period after the claim is made by the insured.

   The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

   In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool

Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

   If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

   Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

   Claims under each special hazard insurance policy will generally be limited to:

   (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

   (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

   (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

   As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

   o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

   o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

   Special hazard insurance policies will typically not cover losses such as those occasioned by

   o  normal wear and tear,

   o  war,

   o  civil insurrection,

   o  certain governmental actions,

   o  errors in design,

   o  faulty workmanship or materials,

   o except under certain circumstances, nuclear or chemical reaction or contamination,

   o flood, if the property is located in a federally designated flood area, and

   o  certain other risks.

   Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

   (1) the cost of repair to the property; and

   (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

      (a) accrued interest at the interest rate to the date of claim settlement and

      (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

      (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

      (b) any amount paid as the cost of repair of the property.

   Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

   The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

   A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

   o  Primary Hazard Insurance Policy premiums,

   o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

   o  real estate property taxes, if applicable,

   o  property protection and preservation expenses and

   o  foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

   If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

   Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool

Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

   The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

   The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

   Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

   The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

   The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

   The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

   The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

   The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

   If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

   The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

   Other types or arrangements may be entered into to protect against interest rate moves, to otherwise supplement the interest rates on one or more classes of securities or to provide for payments to the trust fund based on the occurrence of other specified events. These arrangements will be described in the related prospectus supplement.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

   All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

   (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

   (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

   (3) Manufactured Housing Contracts evidencing both

      o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

      o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

   Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

   The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

   There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

   Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

   o  the law of the state in which the real property is located,

   o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

   o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

   The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

   If the Cooperative is unable to meet the payment obligations

   (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

   (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

   The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

   In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

   Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

   The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

   As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

   Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

   The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

   In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

   o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

   o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

   If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

   A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

   A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

   (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

   (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

   In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

   (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

   (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

   Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

   o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

   o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

   o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

   The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

   In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

   Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

   Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

   (1) Except in those few states where the debtor must receive notice of his right to cure his default--typically 30 days to bring the account current--repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

   (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

   (3) Sale proceeds are to be applied first to repossession expenses--expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling--and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

   The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

   Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

   While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

   States have taken a number of approaches to anti-deficiency and related legislation:

   o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

   o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

   o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

   o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

   o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

   Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan--which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

   In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

   Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

   In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

   The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

   Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" in this prospectus.

   Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

   Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

   o  the federal Truth-in-Lending Act and Regulation Z,

   o  Real Estate Settlement Procedures Act and Regulation X,

   o  Equal Credit Opportunity Act and Regulation B,

   o  Fair Credit Billing Act,

   o  Fair Credit Reporting Act,

   o  Fair Housing Act, Housing and Community Development Act,

   o  Home Mortgage Disclosure Act,

   o  Federal Trade Commission Act,

   o  Fair Debt Collection Practices Act,

   o  Uniform Consumer Credit Code,

   o  Consumer Credit Protection Act,

   o  Riegle Act,

   o  Depository Institutions Deregulation and Monetary Control Act,

   o  Gramm-Leach-Bliley Act, and

   o  related statutes and regulations.

   In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

   o  the disclosures required to be made to borrowers,

   o  licensing of originators of residential loans,

   o  debt collection practices,

   o  origination practices, and

   o  servicing practices.

   These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

   o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

   o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

   o  subject the trust to an administrative enforcement action,

   o  provide the borrower with the right to rescind the loan, and

   o  provide the borrower with set-off rights against the trust.

   Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

   Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

   In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

   The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

   If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

   Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

   In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

   Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

   Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

   Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law.. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued.

Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

   The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

   Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

   In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

   Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

   o  prohibiting prepayment for a specified period after origination,

   o  prohibiting partial prepayments entirely or

   o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

   The laws of certain states may

   o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

   o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

   Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction

Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

   When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

   Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

   (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

   (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

   (3) all other non-federally chartered housing creditors, including without limitation

      o  state-chartered savings and loan associations,

      o  savings banks and mutual savings banks and

      o  mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

   Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

   Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

   The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

      (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

      (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

   Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

   Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

   The following discussion addresses securities of four general types:

   (1) REMIC Securities,

   (2) Grantor Trust Securities,

   (3) Partnership Securities, and

   (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

   (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

   (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

   (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

   The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

   General

   Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

   (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

   (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

         (i) in exchange for any qualified mortgage within a three-month period after that date; or

         (ii) in exchange for a "defective obligation" within a two-year period thereafter.

   A "defective obligation" includes

         (i) a mortgage in default or as to which default is reasonably foreseeable;

         (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

         (iii) a mortgage that was fraudulently procured by the borrower; and

         (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

   A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

   (1) one or more classes of regular interests or

   (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

   o  issued on the Startup Day with fixed terms,

   o  designated as a regular interest,

   o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

   o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

   A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

   In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

   Taxation of Owners of Regular Securities

   General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

   To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

   Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

   Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a

Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount--a so-called "super-premium" class--as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

   A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

   (1) the sum of:

      (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

      (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

   (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

   The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   (1) the yield to maturity of the Regular Security at the issue date,

   (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

   (3) the Prepayment Assumption.

   For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

   In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

   (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

   (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

   The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

   (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

   (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   (1) the issue price does not exceed the original principal balance by more than a specified amount, and

   (2) the interest compounds or is payable at least annually at current values of:

      (a) one or more "qualified floating rates,"

      (b) a single fixed rate and one or more qualified floating rates,

      (c) a single "objective rate," or

      (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

   A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

   (1) within the control of the issuer or a related party, or

   (2) unique to the circumstances of the issuer or a related party.

   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

   (1) a fixed rate, or

   (2) a variable rate that is:

      (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

      (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

      (c) the weighted average of rates on some or all of the qualified mortgages,

      (d) the product:

         (i) of a rate in (a) through (c) above and a fixed multiplier, or

         (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

      (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

      (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

      (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

      (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

   Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser" rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

   Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

   (1) is exceeded by the then-current principal amount of the Regular Security, or

   (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

   Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

   (1) on the basis of a constant interest rate, or

   (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

   Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

   By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

   (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

   (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

   Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

   Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

   Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

   (1) the cost of the Regular Security to the seller,

   (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

   (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

   (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

   (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

   (3) to the extent that the gain does not exceed the excess, if any, of:

      (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

      (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

   In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Taxation of Owners of Residual Securities

   Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   (2) all bad mortgage loans will be deductible as business bad debts, and

   (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

   The REMIC Pool's gross income includes:

   (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

   (2) reduced by amortization of any premium on the mortgage loans,

   (3) plus income from amortization of issue premium, if any, on the Regular Securities,

   (4) plus income on reinvestment of cash flows and reserve assets, and

   (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

   The REMIC Pool's deductions include:

   (1) interest and original issue discount expense on the Regular Securities,

   (2) servicing fees on the mortgage loans,

   (3) other administrative expenses of the REMIC Pool, and

   (4) realized losses on the mortgage loans.

   The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

   The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

   If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

   Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

   (1) first, by a cash distribution from the REMIC Pool, and

   (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

   Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

   A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the
remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

   Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "--Premium," below.

   Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

   (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code
Section 1274(d), multiplied by

   (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

   For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

   (1) could not be offset by net operating losses of its shareholders,

   (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

   (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

   (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

   (2) the highest marginal federal income tax rate applicable to corporations.

   The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

   (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

   (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

   For these purposes,

   (1) "Disqualified Organization" means:

      (a) the United States,

      (b) any state or political subdivision of the United States or any state,

      (c) any foreign government,

      (d) any international organization,

      (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

      (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

      (g) any organization, other than a farmers' cooperative described in Code
   Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

   (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

   (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

   The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

   (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

   (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

   Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

   (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

   (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

   The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

   (1) the transferor

      (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

      (b) found that the transferee historically paid its debts as they came due, and

      (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

   (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

   (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

   (4) one of the following two tests is satisfied: either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

      (b) (i)the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

   (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

   (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

   If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

   Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income:

   (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

   (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

   Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

   Taxes That May Be Imposed on the REMIC Pool

   Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

   (1) the disposition of a qualified mortgage other than for:

      (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

      (b) foreclosure, default, or imminent default of a qualified mortgage,

      (c) bankruptcy or insolvency of the REMIC Pool, or

      (d) a qualified (complete) liquidation,

   (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   (3) the receipt of compensation for services, or

   (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call--generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

   (1) a default or reasonably foreseeable default,

   (2) an assumption of the mortgage loan,

   (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

   (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   (1) during the three months following the Startup Day,

   (2) made to a qualified Reserve Fund by a Residual Securityholder,

   (3) in the nature of a guarantee,

   (4) made to facilitate a qualified liquidation or clean-up call, and

   (5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

   Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

   Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

   Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

   (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

   In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

   Taxation of Certain Foreign Investors

   Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

   (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

   (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

   If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

   In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

   (1) the certification described above be provided by the partners rather than by the foreign partnership and

   (2) the partnership provide certain information, including a United States taxpayer identification number.

   In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

   Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

   (1) the mortgage loans were issued after July 18, 1984, and

   (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

   Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

   Backup Withholding

   Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

   o  corporations,

   o  non-calendar year taxpayers,

   o  securities or commodities dealers,

   o  real estate investment trusts,

   o  investment companies,

   o  common trust funds,

   o  thrift institutions and

   o  charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

   Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter--41 days after the end of a quarter under proposed Treasury regulations--in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Grantor Trust Funds

   Classification of Grantor Trust Funds

   With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

   Standard Securities

   General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

   (1) interest at the coupon rate on the mortgage loans,

   (2) original issue discount, if any,

   (3) prepayment fees,

   (4) assumption fees, and

   (5) late payment charges received by the master servicer.

   A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

   (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

   (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

   As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

   Tax Status. Tax Counsel has advised the depositor that:

   (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

   (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

   (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

   Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium."

   Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

   Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

   Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation--"excess servicing"--will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

   Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

   (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

   (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

   Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Stripped Securities

   General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

   (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees"), and

   (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

   (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

   (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

   This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

   (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

   (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular
Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

   Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

   (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

   (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

   (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities--Tax Status" above.

   Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

   If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

   In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

   Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

   (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

   (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

   (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

   Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

   Reporting Requirements and Backup Withholding

   The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

   Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

   Classification of Partnership Trust Funds

   With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   Characterization of Investments in Partnership Securities and Debt Securities

   For federal income tax purposes:

   (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

   (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

   Taxation of Holder of Debt Securities

   Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

   Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

   (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

   (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

   (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

   Taxation of Owners of Partnership Securities

   Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

   (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

   (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

   A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

   Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

   (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

   (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

   (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

   That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

   All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

   A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

   Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

   If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

   Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund--the "old partnership"--to a new Partnership Trust Fund--the "new partnership"--in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

   Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership

Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

   The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

   Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

   The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

   (1) the name, address and taxpayer identification number of the nominee and

   (2) as to each beneficial owner:

   (x) the name, address and identification number of the beneficial owner,

   (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

   (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

   In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

   Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

   Reportable Transactions

   Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

   Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

   Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

   In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

   Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

   (1) the underwriter to whom the Exemption was issued,

   (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

   (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

   The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

   (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

   (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

   (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

      (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

      (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

   (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that the trust fund meet the following requirements:

   (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

   (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

   (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

   A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate.

The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

   (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

      (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

      (b) an affiliate of that person,

   (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

   (3) the holding of certificates by an ERISA Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

   Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

   (1) that the certificates constitute "certificates" for purposes of the Exemption and

   (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

   In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

   Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

   If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

   Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

   All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLANS OF DISTRIBUTION

   The securities offered by this prospectus and the related prospectus supplements will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

   Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

   The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

   The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

   In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

   Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

   As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, or by telephone at (212) 412-4000.

   We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval--EDGAR--system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

   If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

   The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

   This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

   It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

   (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

   (2) the degree to which the rate of prepayments might differ from that originally anticipated or

   (3) the likelihood of early optional termination of the series of securities.

   The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

   The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

   If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                           REPORTS TO SECURITYHOLDERS

   The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities

Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                GLOSSARY OF TERMS

   "1986 Act" is the Tax Reform Act of 1986.

   "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

   "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

   "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

   (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

   (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

   (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

   (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

   "Available Subordination Amount" is an amount equal to the difference between

   (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

   (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

   "Bankruptcy Bond" is a bond insuring residential loans which covers

   (1) certain losses resulting from

      (a) an extension of the maturity of a residential loan, or

      (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

   (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

   "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

   "California Military Code" is the California Military and Veterans Code, as amended.

   "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

   (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

   (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

   (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

   "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

   "Clearstream" is Clearstream Banking, societe anonyme.

   "Code" is the Internal Revenue Code of 1986, as amended.

   "Collateral Value" is

   (1) with respect to a residential property or cooperative unit, it is the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

      (b) the sales price of the property.

   (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

   "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

   "Cooperative Loans" are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

   "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

   "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

   "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

   "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

   "DTC" is The Depository Trust Company.

   "Due Period" is the period of time specified in the related prospectus supplement.

   "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

   "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

   "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear
System..

   "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

   "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

   "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

   "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

   "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

   "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

   "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

   "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

   "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

   "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

   "IRS" is the federal Internal Revenue Service.

   "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

   "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

   "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

   "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

   "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

   (1) new or used manufactured homes;

   (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

   (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

   "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

   "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

   "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

   "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

   "OTS" means the federal Office of Thrift Supervision

   "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

   "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

   "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

   "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

   "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

   "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

   "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

   (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

   (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

   "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

   "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

   "PTCE" is the Prohibited Transaction Class Exemption.

   "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

   "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

   "Refinance Loan" are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

   "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

   "Regular Securityholder" is a holder of a Regular Security.

   "Relief Act" is the Servicemembers Civil Relief Act.

   "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

   "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

   "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

   "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

   "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

   "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

   "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

   "Residual Securityholder" is a holder of a Residual Security

   "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

   "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

   "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

   "SEC" is the U.S. Securities and Exchange Commission.

   "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

   "Security Owner" is a person who has beneficial ownership interests in a security.

   "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

   "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

   "Similar Law" is any applicable federal, state or local law materially similar to Title of ERISA or Section 4975 of the Code.

   "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "Standard Security" has the meaning given such term in "Federal Income Tax Consequences--Standard Securities".

   "Startup Day" is the date the REMIC securities are issued.

   "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

   (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

   (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

   "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

   "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

   "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

   "U.S. Person" is

   (1) A citizen or resident of the United States,

   (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

   (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

   (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

   "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.